As filed with the U.S. Securities and Exchange Commission on  August 25 , 2017

SEC File No. 333-219003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-1/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Acacia Diversified Holdings, Inc.
(Exact name of registrant as specified in its charter)

Texas	5010	75-2095676
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13575 58th Street N.-#138, Clearwater, FL 33760; Tel.: (727) 678-4420
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Danny Gibbs, Director
6501 Barclay Lane, Garland, Texas 75044; Tel.: (727) 678-4420
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford J. Hunt, Esquire
Law Office of Clifford J. Hunt, P.A.
8200 Seminole Boulevard
Seminole, FL 33772
(727) 471-0444

Approximate date of commencement of proposed sale to the public:As soon as practicable after this registration statement becomes effective
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee (4)

Class A Common Stock par value $0.001 per share	4,052,600	$1.70	$6,889,420	$798.48

(1) Represents shares of common stock previously issued and offered for resale by certain of our current shareholders; and, by Peak One Opportunity Fund, L.P. (“Peak One”), which shares are issuable by the registrant pursuant to the Equity Purchase Agreement, dated March 21, 2017 (“Equity Line”), between the registrant and Peak One.  The Company’s calculation of the maximum number of shares that may be registered for resale under the Equity Line pursuant to this Registration Statement is based upon the purchase price per share which shall be 90% of the Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of the Equity Line which is for a maximum of $5,000,000.00.  Market Price shall mean the lesser of the (i) lowest closing price of our shares of common stock on the principal market for any trading day during the ten (10) trading days immediately preceding the respective put date, or (ii) lowest closing bid price of the common stock on the principal market for any trading day during the valuation period. The Company estimates that the maximum number of shares to be issued under the Equity Line is an additional 3,015,000.  The Company has already issued 110,000 shares to Peak One under the Equity Line.  The figure also includes shares held by certain of our current shareholders, be referred to herein as “Selling Stockholders.”
(2) This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the shares of common stock registered hereunder, based upon the price of $1.70, which was the average of the high and low prices for the Company’s common stock on May 31, 2017, as reported on the OTC Market Group, Inc.’s OTCQB tier.
(3) Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.
(4) Computed in accordance with Section 6(b) of the Securities Act as in effect on June 21, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE AND THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2017
PRELIMINARY PROSPECTUS

4,052,600 SHARES OF COMMON STOCK

ACACIA DIVERSIFIED HOLDINGS, INC.

This Prospectus (this “Prospectus”) relates to the offer and sale of up to 4,052,600 shares of common stock, par value $0.001 of Acacia Diversified Holdings, Inc., a Texas corporation, by Peak One Opportunity Fund, L.P. (“Peak One”) and certain of our shareholders (the “Selling Stockholders”).  We are registering the resale of up to 3,125,000 shares of common stock issuable under an equity line in the amount of $5,000,000 (the “Equity Line”) established by the Equity Purchase Agreement, dated March 21, 2017 (“Equity Line”), between us and Peak One, as more fully described in this Prospectus and 927,600 shares of common stock previously issued to certain of our shareholders. The resale of such shares by the Selling Stockholders and Peak One pursuant to this Prospectus is referred to as the “Offering.”
We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders. We will, however, receive proceeds from our sale of our shares of common stock under the Equity Line to Peak One.
Peak One is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Our current shareholders offering their shares of common stock for resale in the Offering may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Both Peak One and the Selling Stockholders may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the shares of common stock being registered pursuant to this Prospectus.
We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”
Our common stock is currently quoted on the OTC Market Group, Inc.’s OTCQB tier under the symbol “ACCA.” On August 1 1, 2017, the last reported sale price of our common stock was $.7 554 .
Our principal executive offices are located at 13575 58th Street North, #138, Clearwater, Florida 33760.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25 , 2017

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We will receive no proceeds from the sale of the shares of common stock sold by Selling Stockholders.  However, we will receive proceeds from our sale of our shares of common stock under the Equity Line to Peak One.

OTHER INFORMATION

We maintain our web site at www.acaciadiversifiedholdings.com. Information on such web site is not considered a part of this prospectus. Unless specifically set forth to the contrary, when used in this prospectus the terms “Acacia Diversified Holdings, Inc.”, “we”, “us”, “our” and similar terms refer to Acacia Diversified Holdings, Inc., a Texas corporation.

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Shares of common stock offered By Selling Shareholders:	4,052,600 shares of the Company’s Common Stock.

Common stock to be outstanding before and after the offering:
17,524,462 shares before offering; and, 20,539,462 shares, assuming all 3,015,000 additional shares are sold to Peak One under the Equity Line.  If we sell less shares of common stock to Peak One under the Equity Line, we will have less common stock outstanding after the Offering.

Use of proceeds:
We will not receive any proceeds from the sale of the shares of common stock offered by Selling Stockholders.  However, we will receive proceeds from our sale of our shares of common stock under the Equity Line to Peak One.

Offering Period:	From the date of this prospectus until Two Years, unless extended by the Company for an additional 90 days in its sole discretion.

OTCQB Trading Symbol:	ACCA

Risk Factors:
An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholders of a significant amount of shares being registered in this Registration Statement at any given time could cause the market price of our common stock to decline and to be highly volatile and we do not have the right to control the timing and amount of any sales by the Selling Stockholders of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 5.

Past Transactions With Peak One Opportunity Fund, L.P.

We have not previously done a ny transaction s with Peak One.  During the three months ended March 31, 2017, the Company entered into a financing agreement with Peak One, whereby the Company may issue unsecured convertible note agreements to the investor in the aggregate principal amount of $400,000 at 10% discount. The financing would be funded in tranches, each with the issuance of a separate convertible note agreement by the Company.  On March 31, 2017, the Company issued the first convertible note agreement (“first note”) in the principal amount of $100,000 at 10% discount. As of the date of filing this Amendment No. 1 to our registration statement, the principal and interest on the first tranche has been paid in full and there presently are no convertible notes issued or outstanding with Peak One. See Footnotes 6 and 7 to Notes to Financial Statements for more detail.

Capital Requirements

Analysis of our current business acquisition and operations cost indicate a reasonable requirement of US $5,000,000 or less.  Based on market response to our products and services, it is management’s opinion that we may require additional funding.

PROSPECTUS SUMMARY
About Us

Description of business, principal products, services and their markets

Acacia Diversified Holdings, Inc. (“we”, “us”, the “Company”, or the “Parent Company”) was incorporated in Texas on October 1, 1984 as Gibbs Construction, Inc. (“Gibbs”). The Company changed its name from Gibbs Construction, Inc. to Acacia Automotive, Inc. effective February 20, 2007. On October 18, 2012, the Company changed its name from Acacia Automotive, Inc. to Acacia Diversified Holdings, Inc. in an effort to exemplify the Company’s desire to expand into alternative industries as well as more diversified service and product offerings.

On January 15, 2016, the Company acquired the assets and businesses of the MariJ Group of companies that included MariJ Agricultural, JR Cannabis Industries, LLC and Canna-Cures Research & Development Center, LLC.  The transaction has an effective date of January 4, 2016. On January 19, 2016, the Company filed a Current Report on Form 8-K announcing the acquisition. The Company subsequently filed expanded and updated information relating to that acquisition on its Amended Current Report on Form 8-K/A on April 25, 2016.  That document is available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htmand on the SEC website at:

https://www.sec.gov/Archives/edgar/data/1001463/000118518516004336/0001185185-16-004336-index.htm

Following the acquisition, the Company formed two new subsidiaries to conduct its new medical cannabis business activities, being MariJ Pharmaceuticals, Inc. (“MariJ Pharma”) and Canna-Cures Research & Development Center, Inc. (“Canna-Cures”).

MariJ Pharmaceuticals, Inc.

The impetus of the MariJ Pharma subsidiary, among many other initiatives, is its proprietary mobile CO2, supercritical cannabis oil extraction unit which was USDA certified Organic on September 28th, 2016, by OneCert, under the US National Organic Program; 7 CFR PART205. MariJ Pharma extracts and processes very high quality, high-cannabinoid profile content medical grade cannabis oils from medicinal cannabis plants.  MariJ specializes in organic strains of the plant where available, setting itself apart from the general producers of non-organic products.

Currently, the Company is transacting business in the state of Colorado where its activities are deemed legal under the laws of such state.

Canna-Cures Research & Development Center, Inc.

The Company’s wholly-owned Canna-Cures Research & Development Center, Inc. subsidiary (Canna-Cures) engages in research and development activities as well as retail and wholesale distribution of medical cannabis products and dietary supplements.  As a part of its R&D efforts, Canna-Cures will seek to align itself with institutions of higher learning in working to develop new products and to identify and develop additional uses for its medical cannabis products.

Canna-Cures launched its first research and development center in Colorado. In conjunction with that opening, Canna-Cures officially launched the Dahlia’s Botanicals Endocannabinoid Nutraceuticals product line.  A portion of the proceeds from our Dahlia’s Botanicals line are awarded to the Canna Moms 501(c)(3) organization in support of its continuing public education and awareness campaign.  We recently closed our Colorado retail shop and are in the process of relocating that facility to Tennessee.

Distribution methods of the products and services

MariJ Pharma extracts and processes a very high quality, high-cannabinoid profile content medical grade cannabis oils from medicinal cannabis plants in its propriety mobile CO2, supercritical cannabis oil extraction unit which was USDA certified Organic on September 28th, 2016, by OneCert, under the US National Organic Program; 7 CFR PART205. The finished product is then delivered to its customers.  Canna-Cures sells medical cannabis oils, oil-infused products, and other merchandises primarily through its retail dispensaries in Colorado.

Status of any publicly announced new products or services

The Company’s business plan includes developing its proprietary GeoTrackingTechnology that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labeling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products in a sophisticated retail Point of Sale delivery system, the GeoTraking Technology will be the most advanced system available.

The Company also plans to enter into research and development projects with institutions of higher learning in efforts to:  (i) develop new and better strains of medical cannabis related products for dispensing as medications, nutraceuticals, cosmeceuticals, and potential dietary supplements; and (ii) provide private label packaging services; and (iii) sell additional medical cannabis oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose; and (iv) sell cosmeceutical and nutraceutical products and dietary supplements containing its high-quality cannabis oil extracts.

Sources and availability of raw materials and the names of principal suppliers

One of the ingredients used in the extraction process is carbon dioxide. MariJ Pharma depends on a supplier to supply high quality carbon dioxide. This supplier produces the highest quality carbon dioxide for the cannabis industry. If MariJ Pharma was not able to continue obtaining carbon dioxide from this supplier, it would need to look to other suppliers to supply this critical ingredient. However, the quality of the ingredient would suffer and the Company may not be able to obtain it at reasonable cost. At the present time, the Company is not anticipating a disruption of service by this supplier, whose identity we choose to keep confidential.

Dependence on one or a few major customers

In November 2016, MariJ Pharmaceuticals, Inc. entered into a service provider agreement with a USDA organic farm in northern Colorado.  The company has concluded its first 500lb contract and has executed a second 500lb contract, producing what the company believes to be the first USDA certified organic Hemp oil produced in America today.  During the year ended December 31, 2016, the Company’s revenues were concentrated on two customers , CBD Rx and Blue Circle Development, Inc., who accounted for approximately 72% and 23%, of the total consolidated revenues, respectively.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

The Company currently has patents pending, trademarks pending, and no franchises, concessions, royalty agreements or labor contracts. The Company intends to acquire, through its MariJ Pharma subsidiary, portions or complete ownership of licenses and grow operations in one or more states and is seeking to cultivate, organically extract and process its medicinal cannabis crops year around in indoor facilities.  The acquisition of these licenses is anticipated to provide the Company with the opportunity to compound medicinal products using mixtures of high cannabinoid profile oils that have very little hallucinogenic properties but have significantly improved medicinal properties.

Effect of existing or probable governmental regulations on the business

A majority of the states that have legalized the growing, production, and use of cannabis oil have passed legislation authorizing the use of high-CBD content and low-THC content oils.  As a result, and in keeping with regulations and laws in those venues, the Company, through its subsidiaries, intends to concentrate on those products unless and until the laws change to facilitate a wider range of grow and production opportunities.  The Company does have the technology and capability of extracting high-THC oils in those venues that do allow it, and will provide services to growers in those areas as contracted. The Company, through its new subsidiaries, will operate in the medical cannabis sector.  In order to help our shareholders better understand the products we intend to employ in our business plans, we have provided certain explanations and definitions below.

The Company will initially extract and process a derivative of the cannabis plant known as CBD oil. CBD is one of dozens of compounds found in cannabis plants that belong to a class called cannabinoids. Of these compounds, CBD, CBG, CBN, CBC and THC are usually present in the highest concentrations, and have the most common practical applications in the medical field.  The Company’s subsidiaries currently give most attention to high-CBD/low-THC products.  Marijuana, unlike most modern-day medicine, contains a wide range of chemical compounds. Scientists have identified to date, over 114 unique molecules in cannabis known as cannabinoids, which include THC and CBD. Many other non-cannabinoid compounds are produced by the plant, but these are the compounds that are most addressed as having a use by the medical community.

The medical cannabis industry faces very uncertain regulation in the light of the continuing deregulation of cannabis products in many states, either as high-CBD/low-THC products, or as high-THC products, but the continuing regulation of the cannabis industry by the federal government.  While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time choose to begin enforcing its laws against the manufacturing, possession, or use of cannabis-based products.  Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines.  In the event the federal government was to tighten its regulation of the industry, the Company would likely suffer substantial losses.  In the event the federal government was to loosen or change its rules or laws in favor of the industry, the Company would have an opportunity to benefit substantially if it were properly positioned to take advantage of the new opportunities.

Number of total employees and number of full-time employees

As of December 31, 2016, the Company had a total of eight employees, six of which are full time.

Most Recent Audited Financial Information

During the year ended December 31, 2016, we generated revenues of $311,283, incurred net loss of $1,785,114 and have a cumulative deficit of $3,120,218 at December 31, 2016.

Use of Proceeds
We intend to use the proceeds from the Equity Line for general corporate purposes and working capital requirements.
We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Transfer Agent
The transfer agent for our common stock is Pacific Stock Transfer, Inc. at 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119. The transfer agent’s telephone number is (702) 361-3033.

Financing Transaction Related to the Offering
The Equity Line

On March 31 , 2017 (the “Closing Date”), the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Peak One Opportunity Fund, L.P., whereby, upon the terms and subject to the conditions thereof, the Buyer is committed to purchase shares of the Company’s common stock (the “Purchase Shares”) at an aggregate price of up to $5,000,000 (the “Total Commitment Amount”) over the course of its 24-month term. From time to time over the 24-month term of the Purchase Agreement, commencing on the date on which a registration statement registering the Purchase Shares (the “Registration Statement”) becomes effective, the Company may, in its sole discretion, provide Peak One with a put notice (each a “Put Notice”) to purchase a specified number of the Purchase Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Purchase Agreement. Upon delivery of a Put Notice, the Company must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (“DWAC”) shares to Peak One within two trading days.

The actual amount of proceeds the Company receives pursuant to each Put Notice (each, the “Put Amount”) is to be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 90% of the “Market Price,” which is defined as the lesser of the (i) lowest closing bid price of our common stock for any trading day during the ten (10) trading days immediately preceding the date of the respective Put Notice, or (ii) lowest closing bid price of the common stock for any trading day during the seven trading days immediately following the clearing date associated with the applicable Put Notice (the “Valuation Period”). Within three trading days following the end of the Valuation Period, Peak One will deliver the Put Amount to the Company via wire transfer.

The Put Amount Requested pursuant to any single Put Notice must have an aggregate value of at least $15,000, and cannot exceed the lesser of (i) 250% of the average daily trading value of the common stock in the ten trading days immediately preceding the Put Notice or (ii) such number of shares of common stock that has an aggregate value of $150,000.

In order to deliver a Put Notice, certain conditions set forth in the Purchase Agreement must be met, as provided therein. In addition, the Company is prohibited from delivering a Put Notice if: (i) the sale of Purchase Shares pursuant to such Put Notice would cause the Company to issue and sell to Buyer, or Buyer to acquire or purchase, a number of shares of the Company’s common stock that, when aggregated with all shares of common stock purchased by Buyer pursuant to all prior Put Notices issued under the Purchase Agreement, would exceed the Total Commitment Amount; or (ii) the sale of the Purchase Shares pursuant to the Put Notice would cause the Company to issue and sell to Buyer, or Buyer to acquire or purchase, an aggregate number of shares of common stock that would result in Buyer beneficially owning more than 4.99% of the issued and outstanding shares of the Company’s common stock.

Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) 24 months after the initial effectiveness of the Registration Statement, (ii) the date on which the Buyer has purchased or acquired all of the Purchase Shares, or (iii) the date on which certain bankruptcy proceedings are initiated with respect to the Company. In connection with the execution of the Purchase Agreement, the Company agreed to issue 110,000 shares of its common stock (the “Commitment Shares”) to Buyer or Buyer’s designee as a commitment fee.

Registration Rights Agreement

On the Closing Date, and in connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Buyer whereby the Company is obligated to file the Registration Statement to register the resale of the Commitment Shares and Purchase Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within thirty calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the Closing Date, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144.

RISK FACTORS

An investment in our Common Stock involves a significant degree of risk. You should not invest in our Common Stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our Common Stock.

Risks Related to this Offering

We are dependent upon the proceeds from various offerings to provide funds to develop our business. There are no assurances we will raise sufficient capital to enable us to continue to develop our business.

While this offering will give us capital to implement our immediate strategies we cannot guarantee prospective investors that we will ever generate any significant revenues or report profitable operations, or that our revenues will not decline in future periods.  Until we begin making enough cash flow from our operations we are dependent upon the proceeds from various offerings to provide funds for the development of our business. If we cannot raise sufficient funds, we will have significantly less funds available to us to implement our business strategy, and our ability to generate any revenues may be adversely affected. We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the development stage of our company, and the lack of a public market for our securities. Accordingly, we cannot assure you that additional working capital as needed will be available to us upon terms acceptable to us. If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations. In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our company.

Our management has full discretion regarding the use of proceeds from this offering.

We anticipate that the net proceeds from this offering will be used the purposes set forth under “Use of Proceeds” appearing elsewhere in this prospectus. We reserve the right, however, to use the net proceeds from this offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities. As a result of the foregoing, investors in the shares of Common Stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

There may not be enough liquidity in the market to sell the shares being registered in this offering.

Our common stock is currently listed on OTCQB. Over the last ninety (90) day period from June 6, 2017, the average daily volume was 1,257 shares traded (as reported on Yahoo Finance), which is not adequate to sell any significant number of shares if you wish to sell a significant number of your shares that you may buy through this offering due to that lack of liquidity in our stock in the market. There is no assurance that a more liquid market for our shares would ever develop and if so you may stand to lose your total investment you make buying our stock.

Risks Related to Our Business

Our auditors have issued a going concern opinion with respect to our consolidated financial statements, although our financial statements are prepared using generally accepted accounting principles, assuming the Company will continue as a going concern.

Inherent risks currently exist in this industry as a result of the determination by many nationally-chartered banks that they would be operating outside the federal laws by accepting deposits from cannabis oil producers.  Many states have legalized the growing, production, sale, and consumption of various cannabis related products, but the federal government has continued to take the position that such activities are not legal.  However, the federal government has taken the posture for years that it will defer to the states in those matters insofar as certain products, such as those containing a high concentration of THC, are not transported across state lines.  While the federal government has generally turned a blind eye to these matters in favor of state legislation, it nonetheless sends confusing signals to the industry.  As such, many nationally-chartered banks fear prosecution under money-laundering or other statutes, relegating some businesses to maintain large sums of cash on hand, even meeting payrolls and accounts payable obligations with cash rather than checks.  As a result, those businesses are placed at high risk of internal and external theft and crimes relating to the lack of controls and security afforded by transactional banking.  The Company is currently utilizing credit unions for its deposit needs, but this still creates risks when the proceeds at diverse production locations, are often themselves in cash due to the same issues, and cannot be deposited in nearby accessible depositories.  The Company has acquired an armored vehicle for use in the transport of cash and cannabis products, but believes those risks will not be minimized until national depository institutions allow cannabis-related businesses to utilize their facilities.

Because we have limited operating history, it is difficult to evaluate our business.

On January 15, 2016, the Company acquired certain assets that it will utilize in revenue-producing operations under two new operating subsidiaries related to the medicinal cannabis industry.  As a result of our limited operating history in those businesses, you have very little operating and financial data about us upon which to base an evaluation. You should consider our prospects in light of the risks, expenses and difficulties we may encounter, including those frequently encountered by new companies. If we are unable to execute our plans and grow our business, either as a result of the risks identified in this section or for any other reason, this failure would have a material adverse effect on our results of operations, business prospects, and financial condition.

The medicinal cannabis industry faces very uncertain regulation in the light of the continuing deregulation of cannabis products in many states, either as high-CBD/low-THC products, or as high-THC products, but the continuing regulation of the cannabis industry by the federal government.  While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time chose to begin enforcing its rules against the manufacturing, possession, or use of cannabis-based products.  Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines.  In the event the federal government were to tighten its regulation of the industry, the Company would likely suffer substantial losses.  In the event the federal government were to loosen or change its rules or laws in favor of the industry, the Company would have an opportunity to benefit substantially if it were properly positioned to take advantage of the new opportunities.

As such, the purchase of our securities is a purchase of an interest in what should be considered as a high risk venture or in a new or “start-up” venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

We also plan to grow through acquisitions.

We also plan to grow through expansion of our new operations, creation of new businesses, acquisitions, and/or mergers, and investors have little current basis to evaluate the possible merits or risks of the target businesses’ operations or our ability to identify and integrate acquired operations into our company. Because we intend to develop and expand our business at least in part through selective acquisitions of or mergers with other businesses, there are significant risks that we may not be successful. We may not be able to identify, acquire or profitably manage additional companies or assets or successfully integrate such additional companies or assets into our Company without substantial costs, delays or other problems. In addition, companies we may acquire may not be profitable at the time of their acquisition or may not achieve levels of profitability that would justify our investment. Acquisitions may involve a number of special risks, including but not limited to:

·	adverse short-term effects on our reported operating results,
·	diversion of management’s attention,
·	dependence on hiring, training, and retaining key personnel,
·	risks associated with unanticipated problems or legal liabilities,
·	amortization of acquired intangible assets, some or all of which could reflect poorly on our operating results and financial reports,
·	implementation or remediation of controls, procedures and policies appropriate for a public company at companies that, prior to the acquisition, lacked these controls, procedures and policies; and,
·	incursion of debt to make acquisitions or for other operating uses.

To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

We may acquire a business in what may be considered a mature industry in which single-digit or low double-digit growth may occur. Most growth for our Company would, accordingly, occur largely through acquisitions. To the extent that competitors are also seeking to grow through acquisitions, we could encounter competition for those acquisitions or a generally increasing price to acquire going concerns.

A part of the Company’s strategy is to establish revenue through the acquisition of or merger with additional companies or operations. There can be no assurance that the Company will be able to identify, acquire, combine with, or profitably manage additional companies or successfully integrate the operations of additional companies into those of the Company without encountering substantial costs, delays or other problems. In addition, there can be no assurance that companies acquired in the future will achieve or maintain profitability that justify liabilities that could materially adversely affect the Company’s results of operations or financial condition. The Company may compete for acquisition, merger, and expansion opportunities with companies that have greater resources than the Company. There can be no assurance that suitable acquisition or merger candidates will be available, that purchase terms or financing for acquisitions or mergers will be obtainable on terms acceptable to the Company, that acquisitions or mergers can be consummated, or that acquired businesses can be integrated successfully and profitability into the Company’s operations. Further, the Company’s results of operations in fiscal quarters immediately following a material acquisition or merger could be materially adversely affected while the Company integrates the acquired business into its existing structure.

The Company will attempt to acquire or merge with business entities that are going and functioning concerns with a trailing history of profitability, but may acquire or merge with certain businesses that have either been unprofitable, have had inconsistent profitability prior to their acquisition or combination therewith, or that have had no operating history. An inability of the Company to improve the profitability of these acquired businesses could have a material adverse effect on the Company. Finally, the Company’s acquisition and merger strategy places significant demands on the Company’s resources and there can be no assurance that the Company’s management and operational systems and structure can be expanded to effectively support the Company’s acquisition strategy. If the Company is unable to successfully implement its acquisition and merger strategy, this inability could have a material adverse effect on the Company’s business, results of operations, or financial condition. The Company may face the opportunity to enhance shareholder value by being acquired by another company. Upon any acquisition of the Company, the Company would be subject to various risks, including the replacement of its management by persons currently unknown. There can also be no assurance that, if acquired, new management will be successfully integrated or can profitably manage the Company. In addition, any acquisition or merger of or by the Company may involve immediate dilution to existing shareholders of the Company. No assurances can be given that the Company will be able to or desire to be acquired, or be able to acquire or merge with additional companies.

Need for additional financing.

During the year ended December 31, 2016, we generated revenues of $311,283, incurred net loss of $1,785,114 and have a cumulative deficit of $3,120,218 at December 31, 2016.  The Company does not have adequate capital or resources to fund its operations and other capital needs for the next six months without new and expanding revenue sources or additional capital infusion, and there can be no assurance that such funds will become available in amounts sufficient to meet the obligations of our business. The Company may require additional amounts of capital for its future expansion and working capital, possibly from private placements of its common stock or borrowing, but there can be no assurance that such financing will be available, or that such financing will be available on acceptable terms.

On March 31, 2017 (the “Closing Date”), the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Peak One Opportunity Fund, L.P., whereby, upon the terms and subject to the conditions thereof, the Buyer is committed to purchase shares of the Company’s common stock (the “Purchase Shares”) at an aggregate price of up to $5,000,000 (the “Total Commitment Amount”) over the course of its 24-month term. From time to time over the 24-month term of the Purchase Agreement, commencing on the date on which a registration statement registering the Purchase Shares (the “Registration Statement”) becomes effective, the Company may, in its sole discretion, provide Peak One with a put notice (each a “Put Notice”) to purchase a specified number of the Purchase Shares (each a “Put Amount Requested”). The amount of the shares the Buyer will purchase will depend on the trading volume at that time.

We anticipate we will need approximately $5,000,000 to successfully carry out our business plans, which include legal fees and purchase of assets, including real estate, and build out of our future manufacturing facility. Our ability to utilize the funds under this agreement depends upon the volume of our shares. At the present time, our stock does not trade at the level of volume that enables us to draw funds out of this agreement. If the trading volume remains low, it is not likely that we will be able to access the funds provided by this agreement. We cannot forecast the likelihood that we will have access to the full amount available to us under this arrangement

Dependence on key personnel.

Our future performance depends in significant part upon the continued service of our Chief Executive Officer, Richard K. Pertile. The loss of Mr. Pertile’s services could have a material adverse effect on our business, prospects, financial condition and results of operations. The Company does not presently maintain key man life insurance on Mr. Pertile, but may obtain such insurance at the discretion of its board of directors for such term as it may deem suitable or desirable. Our future success may depend on our ability to attract and retain highly qualified technical, sales and managerial personnel. The competition for such personnel can be intense, and there can be no assurance that we can attract, assimilate or retain highly qualified technical, sales and managerial personnel for favorable compensations in the future.

Our industry is subject to frequent and rapidly changing t echnologi es and any failure of the Company to adapt to and compete with such changes could have a material adverse effect on our business, results of operations and financial condition.

Technology, particularly the ability to (i) stay abreast of and ahead of current production oil extraction technologies; (ii) successfully create and promote new products related to our industry; (iii) continue to take a leading role in maintenance and distribution of our planned GeoTraking technology as it relates to RFID tracking from seed to sale, HIPAA compliance across the board including in its proprietary PoS systems, and otherwise; and (iv) use the Internet to conduct business and allow several management functions, is characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, introductions and enhancements, and changing customer demands. Our future success will to some degree depend on our ability to adapt to rapidly changing technologies, our ability to adapt its solutions to meet evolving industry standards and our ability to improve continually the performance, features and reliability of its solutions.   The failure of the Company to adapt successfully to such changes in a timely manner could have a material adverse effect on the Company’s business, results of operations and financial condition. Furthermore, there can be no assurance that the Company will not experience difficulties that could delay or prevent the successful implementation of solutions, or that any new solutions or enhancements to existing solutions will adequately meet the requirements of its current and prospective customers and achieve any degree of significant market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new solutions or enhancements to existing solutions in a timely manner or in response to changing market conditions or customer requirements, or if its solutions or enhancements do not achieve a significant degree of market acceptance, the Company’s business, results of operations and financial condition could be materially and adversely affected.

The cannabis industry is a highly competitive business with many participants worldwide and there can be no assurances that we will be able to compete with other entities domestic and foreign that may be subject to lower regulatory and business costs in this industry.

Any industry served by the Company is likely to be highly competitive across the entire United States and the rest of the world. In particular, the cannabis industry, being the impetus of all the Company’s attention at this juncture, is very highly competitive and has drawn thousands of competing entities.  While the Company believes its technology, programs, and plans place it in a posture to compete at the highest levels, the sheer numbers of competitors must be recognized. The Company has elected to devote the majority of its efforts on production and sales of its products and services within the continental United States, but may institute operations in diverse countries.  Even so, the Company must be considered as currently competing with other companies in diverse countries than can potentially produce and sell competitive products at lower prices.  While the Company believes that there are other hurdles for those foreign entities to overcome, including the high cost of international shipping to U.S. buyers, we believe that they nonetheless can compete with us in our markets.  We will potentially compete with a variety of companies, both domestic and international, and as such will be subject to various levels of competition. There is no assurance the Company will be able to adhere to its plans or to engage in any acquisitions or mergers at all.  The Company will consider fielding opportunities to buy, sell or distribute its products in other countries.

Control.

Our Chief Executive Officer and Chairman of the Board of Directors owns or controls a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

As of January 15, 2016, in subsequent actions related to the acquisition of assets of the MariJ Group of companies by the Company, our Chief Executive Officer and Chairman of the Board of Directors, Richard K. Pertile, was issued 1,014,000 new Common shares of the Company in exchange for his interests in the acquired entities. In addition, he was granted, from the CEO and Chairman of the Board of the Company until that date, Steven L. Sample, the right of first refusal to purchase 2,500,000 shares of Mr. Sample’s Common stock of the Company in a window between April 4 and May 4, 2019, and was also given a proxy to vote those shares in the interim.  As such, following those transactions, Mr. Pertile owned 6.57% of the Company’s issued and outstanding common stock and controlled through the proxy 2,500,000 additional votes, or 16.20% of the total issued and outstanding voting power of the Company for a combined 3,514,000 votes, or 22.77% of the total. As a result, he currently possesses significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His effective control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.  As of the same date, Mr. Sample, the outgoing CEO and Chairman of the Company, continued to control the dispositive voting power of his remaining personal shares of the Company, after accounting for those votes given to Mr. Pertile by proxy, of 3,015,479 shares, or 19.54% of all issued and outstanding votes of the Company. In the event Mr. Sample were to combine his votes on any issue with the votes held by Mr. Pertile, they would jointly possess 42.31% of the voting power of the Company, allowing them significant influence that could elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. As of that same date, all officers and directors of the Company owned a combined total 6,809,979 shares representing 44.26% of the Company’s issued and outstanding common stock and voting power. Based upon the Company’s current business plan, it is anticipated that Mr. Pertile will continue to have substantial influence over, if not effective control over the Company’s operations in the near future, including the election of a majority of its board of directors, the issuance of additional shares of equity securities, and other matters of corporate governance, perhaps even after some potential subsequent issuances by the Company of new common shares for capital raising activities, acquisitions, or merger activities.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percentage of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 150,000,000 shares of common stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

  We may not be able to acquire other businesses or assets to implement our growth plans and our inability to successfully manage our anticipated growth effectively could have a material adverse effect on our future business, results of operations and financial condition .

The Company is continually seeking to identify and acquire viable businesses. As a result, the Company must manage relationships with a growing number of third parties as it seeks to accommodate this goal. The Company’s management, personnel, systems, procedures and controls may not be adequate to support the Company’s future operations. The Company’s ability to manage its growth effectively will require it to continue to expand its operating and financial procedures and controls, to replace or upgrade its operational, financial and management information systems and to attract, train, motivate, manage and retain key employees. If the Company’s executives are unable to manage growth effectively, the Company’s business, results of operations and financial condition could be materially adversely affected. If successful in acquiring or combining with other operations, the Company anticipates it may inherit a substantial portion of the staff necessary to operate the new entities, but there is no assurance that will happen, or that if it does happen, that the staff will remain employed by the Company for any period of time. We may find that some of the personnel and management of any acquisition target(s) may not be suitable for continued employment, while other suitable candidates may elect to discontinue their employment or affiliation with the Company for various reasons. This can create a burden on the Company’s management as it seeks to fill key positions. Failure of the Company to do so in a timely manner can result in disruption of operations, loss of revenues, and an attendant reduction in profits or even substantial losses.

We anticipate there will be various r isks associated with expansion and there can be no assurances that we will be able to successfully manage those risks as we expand our line of goods and services into other markets .

The Company desires to start, acquire or combine with other businesses, perhaps in diverse locations and markets.  To date, the Company does not have substantial experience in developing services on a regional or national scale. There can be no assurance that the Company will be able to deploy successfully its goods or services in those markets. There are certain risks inherent in doing business in several diverse markets, such as; unexpected changes in regulatory requirements, potentially adverse tax consequences, local restrictions, controls relating to inter-company communications and technology, difficulties in staffing and managing distant operations, fluctuations in manpower availability, effects of local competition, weather and climactic trends, and customer preferences, any of which could have a material adverse effect on the success of the Company’s operations and, consequently, on the Company’s business, results of operations, and financial condition.

Check, credit card, and other fraud.

Our business could be harmed if we experience significant credit, wire transfer, draft, check, credit card, or other fraud. If we fail to adequately control fraudulent transactions, our revenues and results of operations could be harmed. The Company may attempt to obtain insurance as partial protections from such potential losses, but even while the Company’s exposure to loss in this event may be limited by the purchase of any such insurance, losses could nonetheless occur. Any losses sustained as a result of fraud or fraudulent activity would adversely affect the Company’s business and results of operations, and its financial condition could be materially adversely affected.

We may be subject to various l iability claims from consumers, regulators and other participants in our industry and there can be no assurances that our liability insurance will be sufficient to cover any claim that may arise .

The Company may face costly liability claims by consumers or other businesses. Any claim of liability by a client, employee, consumer or other entity against us, regardless of merit, could be costly financially and could divert the attention of our management. It could also create negative publicity, which would harm our business. Although we maintain certain forms of liability insurance, it may not provide protections in the event of certain liability claims, or may not be sufficient to cover a covered claim if one is made.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Our lack of history in our current industry makes evaluating our business difficult.

We have a limited operating history in our current industry and we may not sustain profitability in the future.

To sustain profitability, we must:

·	develop and identify new clients in need of our product;
·	economically increase production output;
·	compete with larger, more established competitors in our industry;
·	maintain and enhance our brand recognition; and
·	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

The cannabis industry is subject to substantial g overnmental r egulation any change of electorate and/or legislative attitude toward the industry could result in the implementation of statutes, rules and/or regulations that may have a material adverse effect on the entirety of our business .

We will seek to implement our acquisition strategy in certain industries that may have unknown risks due to governmental regulation.

The Company, through its new subsidiaries, will operate in the medicinal cannabis sector.  In order to help our shareholders better understand the products it intends to employ in its business plans, we have provided certain explanations and definitions below.

The Company will initially extract and process a derivative of the cannabis plant known as CBD oil. CBD is one of dozens of compounds found in cannabis plants that belong to a class called cannabinoids. Of these compounds, CBD and THC are usually present in the highest concentrations, and have the most common practical applications in the medical field.  The Company’s subsidiaries currently give most attention to high-CBD/low-THC products.  Marijuana, unlike most modern-day medicine, contains a wide range of chemical compounds. Many other non-cannabinoid compounds are produced by the plant, but these are the compounds are most addressed as having a use by the medical community.

Terpenes, the molecules responsible for marijuana’s smell, have been shown to block some cannabinoid receptor sites in the brain while promoting cannabinoid binding in others. As a result, terpenes are believed to affect many aspects of how the brain takes in THC or CBD, while offering various therapeutic benefits of their own. In fact, while THC has gotten most of the attention, studies suggest many of the compounds in marijuana work together to produce a synergy of effects. This is known as the “entourage effect.”

CBD and THC levels tend to vary between different strains and varieties of cannabis.  By using selective breeding techniques, certain growers have managed to create varieties with high levels of CBD and THC, being the varieties currently employed for oil production by the Company’s MariJ Pharmaceuticals subsidiary.  That subsidiary also specialized in extracting oil from certified organic plants, rather than the standard non-organic varieties.

Unlike THC, CBD does not cause a high or hallucinogenic effect. The reason why CBD is non-psychoactive is due to its lack of affinity for CB1 receptors, such as are found in high concentrations in the brain, and which become the channels through which THC is able to port its psychoactive effects.

The medicinal cannabis industry faces very uncertain regulation in the light of the continuing deregulation of cannabis products in many states, either as high-CBD/low-THC products, or as high-THC products, or the continuing regulation of the cannabis industry by the federal government.  While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time chose to begin enforcing its rules against the manufacturing, possession, or use of cannabis-based products.

Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to the Company’s business could have a material adverse effect on the Company’s business, results of operations and financial condition.  Current federal regulations adverse to the medicinal hemp and marijuana industries are generally contradictory to legislated approval of that industry in a number of states.  The disparity in those divergent governmental views has and will continue to lead to conflicts and confusions in the perceived legalities on many operations related to the industry unless they ultimately come to congruence.

Inherent risks currently exist in this industry as a result of the determination by many nationally-chartered banks that they would be operating outside federal regulations by accepting deposits from cannabis oil producers. Governmental regulation in this area may adversely affect the Company’s operations, or may eliminate this barrier to normalization of the capital controls function.

A majority of the states that have legalized the growing, production, and use of cannabis oil have legislated the use of high-CBD content and low-THC content oils.  As a result, and in keeping with regulations and laws in those venues, the Company, through its subsidiaries, intends to concentrate on those products unless and until the laws change to facilitate a wider range of grow and production opportunities.  The Company does have the technology and capability of extracting high-THC oils in those venues that do allow it, and will provide services to growers in those areas as contracted.

The Company, as with most other companies, is subject to various business regulations, permits and licenses. The Company, through its new subsidiaries, has enter a new business realm that may entail considerably more regulation than its previous endeavors, and faces uncertainties related to federal laws that are in conflict with state laws in which the Company’s subsidiaries now operate or may operate in the future. It is possible that the federal government will ease its regulations relating to the cannabis industry, or even legalize the operation of and transporting of products resulting from business operations in that sector.  However, it is also possible that the government may decide to harden its stance against cannabis related products.  In the event the federal government takes a harder stance against cannabis-related products, the Company could suffer impairment of its operations and could sustain substantial losses.  The Company cannot foresee what direction the federal government may take in these matters, if any, but sees a continuing evidence that various states are legalizing cannabis products, both high-CBD/low-THC compounds as well as compounds containing high levels of THC. The Company believes that it has complied with appropriate state requirements for operations and believes it has obtained all permits necessary to function under the current state regulations.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We may be subject to regulatory inquiries, claims, suits, or prosecutions that may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Expanding our product offerings or number of offices may not be profitable.

We may choose to develop new products to offer. Developing new offerings involves inherent risks, including:

·	our inability to estimate demand for the new offerings;
·	our inability to perfect the new products;
·	our ability to locate and identify new buyers for those products;
·	competition from more established market participants; and
·	a lack of market understanding.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

Risks Related To Our Common Stock.

Risks of low priced stocks.

Following its initial public offering of its common stock in 1996, the Company’s shares were originally traded on the NASDAQ Exchange into 2000 as Gibbs Construction, Inc. under the trading symbol GBSE. Gibbs encountered severe financial difficulties in 2000, after which it was moved from the NASDAQ Capital Markets to the OTC Pink Sheets. Following the resurrection of the Company’s operations in 2007 through the intervention and assistance of the Company’s CEO, Mr. Sample, its stock currently trades on the OTCQB exchange under the trading symbol ACCA. Most of the Company’s issued and outstanding common shares continue to be restricted shares resulting in a small “float”. For that and other reasons the Company’s securities have been thinly traded, and while a trading market for the Company’s common stock could develop further with its current or new operations and the further release of restrictions on registered shares, there can be no assurance that it will do so.

Following the acquisition of the MariJ Group of companies on January 15, 2016, the Company saw immediate and continuing increased activity in the trading of its stock, with trading volumes exceeding any for at least the past ten years.

The Securities and Exchange Commission (the “SEC” or “Commission”) has adopted regulations which define a “penny stock” to be any equity security, such as those of the Company, that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. In the event the Company determined to offer its common stock for sale, or elected to utilize its common stock in an acquisition of merger transaction, it would be required to advise the potential purchasers or parties to any such acquisition or merger transaction of the risks of penny stocks. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the Securities and Exchange commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities. Accordingly, market makers may be less inclined to participate in marketing the Company’s securities, which may have an adverse impact upon the liquidity of the Company’s securities.

If the Company were successful in identifying a new business opportunity and/or identifying an acquisition or merger target, became successful in actually launching a new business or acquiring or merging with any such target, and was successful in bringing profitable operations to the Company, it would intend to seek to meet the new listing requirements of the NASDAQ Capital market and attempt to return to that Exchange, which listing requirements include minimal capitalization, share price, and other benchmark requirements.  There is no assurance the Company can successfully identify any suitable new business opportunity, acquisition or merger candidate, or if successful in identifying a new business opportunity or merger/acquisition candidate, that it can be successful in developing a new business or completing any acquisition or merger, or if successful in developing a new business or completing any acquisition or merger that the Company could be successful in meeting the new listing requirements of the NASDAQ, or if successful in meeting those requirements, that the NASDAQ would accept the Company as a member, or that if the Company were successful in achieving a listing on the NASDAQ exchange that its share values would improve.  Any attempt to return to the NASDAQ Exchange, even if the Company were successful in meeting the requirements to do so, could take as long as two years or more to complete.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  Our common stock is therefore considered a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We have no history of paying any dividends and there can be n o assurance that there will be any future payment of dividends.

Should the Company acquire additional operations, and should the operations of the Company become profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future.

We may not be able to generate sufficient cash flows or otherwise raise outside capital to meet our p otential future capital needs.

The Company may not be successful in generating sufficient cash from its new operations or in raising capital in sufficient amounts or on acceptable terms to meet its capital needs. The failure to generate sufficient cash flows or to raise sufficient funds may require the Company to delay or abandon some or all of its development and expansion plans or otherwise forego market opportunities, and may make it difficult for the Company to respond to competitive pressures, any of which could have a material adverse effect on the Company’s business, results of operations, and financial condition. While the Company may seek to raise capital through the offering of common stock, there can be no assurance that it will be successful in doing so, or if successful in raising capital that the proceeds in any such offering will be sufficient to permit the Company to implement its proposed business plan, or that any assumptions relating to the implementation of such plan will prove to be accurate. To the extent that the proceeds of any such offering are not sufficient to enable the Company to generate sufficient revenues or achieve profitable operations, the inability to obtain additional financing will have a material adverse effect on the Company. There can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all, or that the Company will be successful in finding new operations.

Our ability to implement our current business plan is dependent on our raising additional working capital and there can be no assurances that such capital can be raise either through business operations or outside financing .

The Company currently does not have sufficient working capital to pursue our business plan in its entirety as described herein. Our ability to implement our business plan will depend on our ability to obtain sufficient working capital and to execute its business plans. No assurance can be given that we will be able to obtain additional capital, or, if available, that such capital will be available at terms acceptable to us, or that we will be able to generate profit from operations, or if profits are generated, that they will be sufficient to carry out our business plans, or that the plans will not be modified.

Our equity line agreement with Peak One could result in the issuance of our common stock at a deep discount to the current price at the time of such issuance and may result in substantial dilution to our shareholders.

On March 31, 2017 (the “Closing Date”), the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Peak One Opportunity Fund, L.P., whereby, upon the terms and subject to the conditions thereof, the Buyer is committed to purchase shares of the Company’s common stock (the “Purchase Shares”) at an aggregate price of up to $5,000,000 (the “Total Commitment Amount”) over the course of its 24-month term. From time to time over the 24-month term of the Purchase Agreement, commencing on the date on which a registration statement registering the Purchase Shares (the “Registration Statement”) becomes effective, the Company may, in its sole discretion, provide Peak One with a put notice (each a “Put Notice”) to purchase a specified number of the Purchase Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Purchase Agreement. Upon delivery of a Put Notice, the Company must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (“DWAC”) shares to Peak One within two trading days.

The actual amount of proceeds the Company receives pursuant to each Put Notice (each, the “Put Amount”) is to be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 90% of the “Market Price,” which is defined as the lesser of the (i) lowest closing bid price of our common stock for any trading day during the ten (10) trading days immediately preceding the date of the respective Put Notice, or (ii) lowest closing bid price of the common stock for any trading day during the seven trading days immediately following the clearing date associated with the applicable Put Notice (the “Valuation Period”). Within three trading days following the end of the Valuation Period, Peak One will deliver the Put Amount to the Company via wire transfer.

We anticipate we will need approximately $5,000,000 to successfully carry out our business plans which include legal fees, accounting fees and purchase of assets, including real estate, and build out of our future manufacturing facility. The Purchase Agreement provides that we may submit a Put Notice to Peak One from time to time in an amount of no less than $15,000 and a maximum amount equal to the lesser of $150,000 or 250% of the average trading value of our common stock.  Accordingly, our ability to utilize the funds under the Purchase Agreement depends upon the trading volume of our shares. At the present time, our stock does not trade at the level of volume and average trading value that enables us to draw funds out of the Purchase agreement. If the trading volume remains low, it is not likely that we will be able to access the funds provided by the Purchase Agreement. We cannot forecast the likelihood that we will have access to the full amount available to us under this arrangement.

Although we anticipate that we will need approximately $5 million to successfully implement our business plan, there can be no assurances that the trading volume of our common stock will reach levels that would allow us to access funds under the Peak One Purchase Agreement.

We anticipate we will need approximately $5,000,000 to successfully carry out our business plans which include legal fees, accounting fees and purchase of assets, including real estate, and build out of our future manufacturing facility. Our ability to utilize the funds under the Purchase Agreement depends upon the volume of our shares. At the present time, our stock does not trade at the level of volume that enables us to draw funds out of this agreement. If the trading volume remains low, it is not likely that we will be able to access the funds provided by the Purchase Agreement. We cannot forecast the likelihood that we will have access to the full amount available to us under this arrangement.

Legal and Regulatory Risks

We are subject to complex corporate governance, public disclosure and accounting requirements to which most of our competitors are not subject.

We are subject to changing rules and regulations of federal and state governments, as well as the Public Company Accounting Oversight Board (“PCAOB”). The Securities and Exchange Commission (the “SEC”) has issued a significant number of new and increasingly complex requirements and regulations over the course of the last several years and continues to develop additional regulations and requirements in response to laws enacted by the U.S. Congress. For example, in 2010, the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act includes significant corporate governance and executive compensation-related provisions that require the SEC to adopt additional rules and regulations in these areas. Our efforts to comply with new requirements of law and regulation are likely to result in an increase in expenses and a diversion of management’s time from other business activities. Also, those laws, rules and regulations may make it more difficult and expensive for us to attract and retain key employees and directors and to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage.

Our competitors generally are not subject to these rules and regulations because they are not SEC reporting companies. As a result, our competitors generally are not subject to the risks identified above. In addition, the public disclosures that we are required to provide pursuant to these rules and regulations may furnish our competitors with greater competitive information regarding our operations and financial results than we are able to obtain regarding their operations and financial results, thereby placing us at a competitive disadvantage.

Our financial results and operations may be adversely affected by violations of anti-bribery laws.

The FCPA and similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these anti-bribery laws. Depending upon business opportunities that may come available, w e may expand our operations to other parts of the world that have experienced governmental corruption to some degree and, in certain circumstances; strict compliance with anti-bribery laws may conflict with local customs and practices. We presently conduct business operations only in the continental United States, specifically Colorado and Tennessee, along with our administrative offices in Florida. We cannot assure you that our internal controls and procedures always will protect us from the reckless or criminal acts committed by our employees or agents. If we were found to be liable for FCPA violations (either due to our own acts or our inadvertence or due to the acts or inadvertence of others), we could be liable for criminal or civil penalties or other sanctions, which could have a material adverse effect on our business.

The Cannabis industry is extremely speculative and its legality is uncertain.

The possession, consumption, production and sale of Cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in the States of Colorado, Washington, Oregon, Alaska and Washington D.C., and for medical purposes in certain states such as New York, California and Florida. While management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis and related products will emerge for the Company. Our business plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we will be profitable in the future.

Our business is subject to various government regulations. We are subject to various federal, state and local laws affecting the possession, consumption, production, supply and sale of Cannabis. The Federal Trade Commission, the Federal Food and Drug Administration, the Federal Drug Enforcement Agency and equivalent state agencies regulate all aspects of Cannabis and the advertising and representations made by businesses in the sale of products, which will apply to us. Cannabis is categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of Cannabis is prohibited under federal law. Certain activities that comply with state law, such as medical Cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the “Cole Memorandum” published by the US Department of Justice.  On August 29, 2013, Deputy Attorney General James Cole issued a memo (the “Cole Memo”) in response to certain states passing measures to legalized medical and adult-use of cannabis. The Cole Memo does not alter the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law, but does recommend that U.S. Attorneys focus their time and resources on certain priorities, rather than businesses legally operating under state law. These guidelines focus on ensuring that cannabis does not cross state lines, keeping dispensaries away from schools and public facilities, and strict-enforcement of state laws by regulatory agencies, among other priorities.  On February 14, 2014, the Departments of Justice and Treasury issued a joint memo allowing banks and financial institutions to accept deposits from dispensaries operating legally under state law. In most cases, dispensaries have been forced to operate on a cash basis, presenting significant security and accounting issues. This act by the Departments of Justice and Treasury was a major step in legitimizing and accepting the cannabis industry on a national level.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under “Risk Factors,” which could cause our actual results to differ from those projected in any forward-looking statements we make.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders.  We will receive no proceeds from the sale of shares of common stock by the Selling Stockholders in this Offering.  The proceeds from the sales will belong to the Selling Stockholders.  However, we will receive proceeds from the sale of the Purchase Shares to Peak One pursuant to the Equity Purchase Agreement.  We intend to use the proceeds that we may receive from the sale of Purchase Shares to Peak One for general corporate purposes and working capital requirements. There can be no assurance that we will sell any of the Purchase Shares.  We cannot provide any assurance that we will be able to draw down any or all of the Total Commitment Amount, such that the proceeds received would be a source of financing for us.  We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

DETERMINATION OF OFFERING PRICE

 The offering price has been determined Represents shares of common stock offered for resale by Peak One Opportunity Fund, L.P. (the “Selling Stockholder”), which shares are issuable by the registrant pursuant to the Equity Purchase Agreement, dated March 31, 2017 (“Equity Line”), between the registrant and the Peak One.  The Company’s calculation of the maximum number of shares that may be registered for resale under the Equity Line pursuant to this Registration Statement is based upon the purchase price per share which shall be 90% of the Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of the Equity Line which is for a maximum of $5,000,000.00.  Market Price shall mean the lesser of the (i) lowest closing price of the common stock on the principal market for any trading day during the ten (10) trading days immediately preceding the respective put date, or (ii) lowest closing bid price of the common stock on the principal market for any trading day during the valuation period. The Company estimates that the maximum number of shares to be issued under the Equity Line is an additional 3,015,000.  The figure also includes shares held by certain of our current shareholders.  On August 1 1, 2017, the last reported sale price of our common stock was $0. 7554.

MATERIAL TERMS OF EQUITY PURCHASE AGREEMENT WITH PEAK ONE
The Equity Line

On March 31, 2017 (the “Closing Date”), the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Peak One Opportunity Fund, L.P., whereby, upon the terms and subject to the conditions thereof, the Buyer is committed to purchase shares of the Company’s common stock (the “Purchase Shares”) at an aggregate price of up to $5,000,000 (the “Total Commitment Amount”) over the course of its 24-month term. From time to time over the 24-month term of the Purchase Agreement, commencing on the date on which a registration statement registering the Purchase Shares (the “Registration Statement”) becomes effective, the Company may, in its sole discretion, provide Peak One with a put notice (each a “Put Notice”) to purchase a specified number of the Purchase Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Purchase Agreement. Upon delivery of a Put Notice, the Company must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (“DWAC”) shares to Peak One within two trading days.

The actual amount of proceeds the Company receives pursuant to each Put Notice (each, the “Put Amount”) is to be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 90% of the “Market Price,” which is defined as the lesser of the (i) lowest closing bid price of our common stock for any trading day during the ten (10) trading days immediately preceding the date of the respective Put Notice, or (ii) lowest closing bid price of the common stock for any trading day during the seven trading days immediately following the clearing date associated with the applicable Put Notice (the “Valuation Period”). Within three trading days following the end of the Valuation Period, Peak One will deliver the Put Amount to the Company via wire transfer.

The Put Amount Requested pursuant to any single Put Notice must have an aggregate value of at least $15,000, and cannot exceed the lesser of (i) 250% of the average daily trading value of the common stock in the ten trading days immediately preceding the Put Notice or (ii) such number of shares of common stock that has an aggregate value of $150,000.

In order to deliver a Put Notice, certain conditions set forth in the Purchase Agreement must be met, as provided therein. In addition, the Company is prohibited from delivering a Put Notice if: (i) the sale of Purchase Shares pursuant to such Put Notice would cause the Company to issue and sell to Buyer, or Buyer to acquire or purchase, a number of shares of the Company’s common stock that, when aggregated with all shares of common stock purchased by Buyer pursuant to all prior Put Notices issued under the Purchase Agreement, would exceed the Total Commitment Amount; or (ii) the sale of the Purchase Shares pursuant to the Put Notice would cause the Company to issue and sell to Buyer, or Buyer to acquire or purchase, an aggregate number of shares of common stock that would result in Buyer beneficially owning more than 4.99% of the issued and outstanding shares of the Company’s common stock.   The 3,125,000 shares that are being registered under the equity line represents 17.83% of the total number of 17,524,462 shares of our common stock that are presently issued and outstanding.

Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) 24 months after the initial effectiveness of the Registration Statement, (ii) the date on which the Buyer has purchased or acquired all of the Purchase Shares, or (iii) the date on which certain bankruptcy proceedings are initiated with respect to the Company. In connection with the execution of the Purchase Agreement, the Company agreed to issue 110,000 shares of its common stock (the “Commitment Shares”) to Buyer or Buyer’s designee as a commitment fee and such shares have been issued.

We anticipate we will need approximately $5,000,000 to successfully carry out our business plans which include legal fees and purchase of assets, including real estate, and build out of our future manufacturing facility. The Purchase Agreement provides that we may submit a Put Notice to Peak One from time to time in an amount of no less than $15,000 and a maximum amount equal to the lesser of $150,000 or 250% of the average trading value of our common stock. Accordingly, our ability to utilize the funds under the Purchase Agreement depends upon the volume of our shares. At the present time, our stock does not trade at the level of volume that enables us to draw funds out of the Purchase Agreement. If the trading volume remains low, it is not likely that we will be able to access the funds provided by the Purchase Agreement. We cannot forecast the likelihood that we will have access to the full amount available to us under the Purchase Agreement.

Registration Rights Agreement

On the Closing Date, and in connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Buyer whereby the Company is obligated to file the Registration Statement to register the resale of the Commitment Shares and Purchase Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within thirty calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the Closing Date, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144.

SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders.  The selling security holders may offer for sale up to 4,052,600 shares of our common stock originally issued to them by subscription agreement or contract.  Our Selling Stockholders may offer for sale up to 927,600 shares of common stock owned by them.  Peak One may offer for sale up to 3,125,000 shares of our common stock, only 110,000 shares of which have previously been issued to them pursuant to the terms of the Equity Line.  The shares of common stock were issued pursuant to Regulation D and Section 4(a)(2) of the Securities Act of 1933 and the exempt transaction provisions of applicable state law.  All shareholders are sophisticated investors who were personally known by our prior and/or current management. We will not receive any proceeds from such sales.  We will, however, receive proceeds from our sale of our shares of common stock under the Equity Line to Peak One.

The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act.  All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company.  All expenses of this offering are being paid for by us on behalf of selling security holders.  The following table sets forth information on our selling security shareholders.  Explanatory footnotes relating to the footnote references appearing in the headings of this table are set forth below.

The following table details the name of each Selling Stockholder, the number of shares owned by each Selling Stockholder and Peak One, and the number of shares that may be offered by each Selling Stockholder and Peak One.  Peak One is deemed an underwriter and therefore this offering is also considered an indirect primary offering.  Peak One may sell up to 3,125,000 shares, of which 110,000 have been issued and an additional 3,015,000 shares are issuable upon the exercise of our put rights with Peak One.  Peak One will not assign its obligations under the Equity Line of credit.

Name of Security Holder	Shares owned as of date of Prospectus (1)	Shares Beneficially owned as of date of prospectus (2)	Percentage owned as of date of Prospectus	Percentage owned after offering complete (3)	Maximum Number of shares to be sold	Shares beneficially owned after offering complete	Position, office or other material relationship to Company within last 3 years
MORIAH BARNHART (6)	2,000	2,000	0.01%	0.00%	2,000	0.00	Friend
Daniel Rossi (4)	9,000	9,000	0.05%	0.00%	9,000	0.00	Friend
Dennis Cathcart & Linda Cathcart JT WROS (4)	6,000	6,000	0.03%	0.00%	6,000	0.00	Friend
Exsylent Enterprises, LLC (4)	15,000	15,000	0.08%	0.00%	15,000	0.00	Friend
Green RX LLC (4)	9,000	9,000	0.05%	0.00%	9,000	0.00	Friend
LORI A HICKMAN (5)	10,000	10,000	0.05%	0.00%	10,000	0.00	Friend
Leo A Sullivan & Michele R Sullivan TTEE UA. DTD 6/17/2014 (4)	15,000	15,000	0.08%	0.00%	15,000	0.00	Friend
Ludmilla Giacomelli or Marco Giaomelli JT WROS (4)	18,750	18,750	0.10%	0.00%	18,750	0.00	Friend
Michael Hatch & Karen Hatch JT WROS (4)	33,750	33,750	0.19%	0.00%	33,750	0.00	Friend
Michael McLaughlin (4)	100,000	100,000	2.72%	2.72%	100,000	0.00	Friend
Nancy Black Stewart (4)	45,000	45,000	0.25%	0.00%	45,000	0.00	Friend
PEAK ONE INVESTMENTS LLC (7)	55,000	55,000	0.30%	0.00%	55,000	0.00	Investor
PEAK ONE OPPORTUNITY FUND L P (7)	55,000	55,000	0.30%	0.00%	55,000	0.00	Investor
BRANDON D PERTILE (5)	40,000	40,000	0.22%	0.00%	40,000	0.00	Family / Son
TYLER R PERTILE (5)	40,000	40,000	0.22%	0.00%	40,000	0.00	Family / Son
RML & Associates, Inc. (4)	19,500	19,500	0.11%	0.00%	19,500	0.00	Friend
Robert B. Amstadt (4)	33,750	33,750	0.19%	0.00%	33,750	0.00	Friend
Hal Mueller & Judy Mueller JT WROS (4)	15,000	15,000	0.08%	0.00%	15,000	0.00	Friend
Paul Lunter & Maria Lunter JR WROS (4)	111,000	111,000	0.63%	0.00%	111,000	0.00	Friend

Dale Howerton (4)	17,100	17,100	0.01%	0.00%	17,100	0.00	Friend
Douglas Paul, Jr. (4)	15,000	15,000	0.08%	0.00%	15,000	0.00	Friend
Martin Groves (6)	15,000	15,000	0.08%	0.00%	15,000	0.00	Vendor
Jeffrey McLean (4)	45,000	45,000	0.26%	0.00%	45,000	0.00	Friend
Jeffrey Mclean CUST, Jeffrey McLean Self Directed Individual IRA (4)	30,000	30,000	0.16%	0.00%	30,000	0.00	Friend
Clifford J. Hunt (6)	50,000	50,000	0.27%	0.00%	50,000	0.00	Attorney
Jennifer Kleinbart & Bryant Sullivan JT WROS (4)	15,000	15,000	0.08%	0.00%	15,000	0.00	Friend
Jennifer M. Nance & James L. Nance JT WROS (4)	15,000	15,000	0.08%	0.00%	15,000	0.00	Friend
ERIN SCHINE (5)	10,000	10,000	0.05%	0.00%	10,000	0.00	Family
LOUIS SPIRO (4)	3 ,000	323,000	1. 85%	1. 69%	3 ,000	295,000 .00	Friend
LOUIS SPIRO TTEE UA DTD 6-23-04 Lou Spiro Family Trust (4)	25,000	85 ,000	0. 0 1%	0.00%	25,000	60,000 .00	Friend
Stephen Zahn (4)	15,000	15,000	0.08%	0.00%	15,000	0.00	Friend
Thomas Amstadt (4)	24,750	24,750	0.14%	0.00%	24,750	0.00	Friend
William Abbott (4)	15,000	15,000	0.08%	0.00%	15,000	0.00	Employee

(1) This column represents the actual number of shares owned by the shareholder without consideration of any shares beneficially owned by any selling shareholder’s spouse or minor child.
(2) This column represents the actual number of shares beneficially owned in that certain shareholders are husband/wife and shares may be held in their individual names. All other blood related parties to any of the “Affiliates” are adults, emancipated and live independent of each other in different households. Accordingly none of these relationships fall under the term of “Affiliate”.
(3)  This column represents the percentage held in the event all of the 4,052,600 shares in the Resale Offering are sold.
(4)   These shareholders acquired their shares in connection with the Asset Purchase Agreement dated January 15, 2016 between the Company and the MariJ Group of companies that included MariJ Agricultural, JR Cannabis Industries, LLC and Canna-Cures Research & Development Center, LLC.
(5)   These shareholders acquired their shares via gifts from other shareholders.
(6)   These shareholders acquired their shares in exchange for services to the Company.
(7)   Peak One acquired its shares as a commitment fee in connection with the Company’s execution of the Equity Line.

The principals of the selling shareholder entities identified above are as follows:

RML & Associates, Inc.:  Rosland LaBlanc – Principal owner;
Exsylent Enterprises, LLC - Sylvia Crow- 100% owner and manager;
Green RX LLC – Susan Mendez – Manager, owner;
Peak One Investments, LLC – Jason Goldstein, Manager, owner; and
Peak One Opportunity Fund, LLC – Jason Goldstein, Manager, owner.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, or pursuant to SEC Rule 144.  The selling shareholders may affect these transactions by selling their future shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions.  Each of the Selling Stockholders may be deemed an “underwriter” within the meaning of the Securities Act in connection with each sale of shares.  Peak One is deemed an underwriter and therefore this offering is also considered an indirect primary offering as to such shares.  Peak One may sell up to 3,125,000 shares, only 110,000 shares of which have previously been issued to them pursuant to the terms of the Equity Line and the balance of which are issuable upon the exercise of our put rights with Peak One.  Peak One will not assign its obligations under the Equity Line of credit.
The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.  In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the Company upon completion of the secondary offering.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 4,052,600 Shares of our common stock, par value $0.001 per share, by the Selling Stockholders and Peak One, consisting of 927,600  shares previously issued to the Selling Stockholders and 3,125,000 shares that are available for sale by Peak One pursuant to the Equity Purchase Agreement.

The Selling Stockholders and Peak One may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Stockholders and Peak One may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

According to the terms of the Purchase Agreement, neither Peak One nor any affiliate of Peak One acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

The Selling Stockholders and Peak One may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a seller will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  Peak One cannot assure that all or any of the shares available to it and offered in this prospectus will be issued to, or sold by, Peak One.  In addition, Peak One and any brokers, dealers or agents, upon effecting the sale of any of the shares available to Peak One and offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. The Selling Stockholders may be deemed to be “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder or Peak One.  The Selling Stockholder and/or Peak One may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the sellers.

The Selling Stockholder and Peak One acquired the securities offered hereby in the ordinary course of business. Peak One has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by Peak One or Selling Stockholder.  We will file a supplement to this prospectus if the any of the sellers enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the any seller uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the sellers.  The sellers will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Peak One is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement.  For each share of common stock purchased under the Purchase Agreement, Peak One will pay 90% of the lowest Bid Prices during the Valuation Period. On each Closing Date, the number of Put Shares then to be purchased by Peak One shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by Peak One beneficially or deemed beneficially owned by Peak One, would result in it owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than 9.99% of the Common Stock following such Closing Date.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  We have agreed to indemnify Peak One and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $15,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by sellers.  We may, however, receive proceeds from the sale of our common stock under the Equity Line Purchase Agreement.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $15,000 including, but not limited to, legal, accounting, printing and mailing fees.  The sellers, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED
General

We are authorized to issue an aggregate number of 150,000,000 shares of Common Stock, $0.001 par value per share; and (ii) 2,000,000 shares of blank-check preferred stock, $0.001 par value per share.

Class A Common Stock

We are authorized to issue 150,000,000 shares of Common Stock. As of the filing date of this report, 17, 524 ,462 shares of the Common Stock are issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Preferred Stock

We are authorized to issue up to 2,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Warrants

There are no outstanding warrants to purchase our securities.

Options

Plan Description at December 31, 2016 and 2015	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance
Initial Number of Securities Available for Issue Under the Plan	-	-	1,000,000
Total options approved and issued in 2015 (1)	-	-	-
Options forfeited by former holders in 2015 (1)	-	-	-
Total Equity Plan Options outstanding at December 31, 2015 (1)	90,000	0.34	4,243,072
Total options approved and issued in 2016	-	-	-
Options exercised by holders in 2016	15,000	-	-
Total Equity Plan Options outstanding at December 31, 2016 (2)	75,000	0.41	*-

(1)	The number of Options issued and exercised under the Plan in the years 2007 through 2016 and the increases in securities added to the Plan* for each year are as follows:

Year	Options Granted	Options Forfeited[1] or Exercised[2]		Securities added to Plan	Securities available* at December 31st
2007	155,000	-0-		-0-	845,000
2008	240,000	-0-		479,900	1,084,900
2009	195,000	-0-		482,500	1,372,400
2010	145,000	(255,000)		483,300	1,965,700
2011	-0-	(390,000)		462,500	2,818,200
2012	-0-	-0-		462,500	3,280,700
2013	-0-	-0-		462,500	3,743,200
2014	-0-	-0-		499,872	4,243,072
2015	-0-	-0-		*	*
2016	-0-	15,000	[2]	*	*

* The plan was terminated at 6-29-2015.

1No options were cancelled in 2016.
215,000 options were exercised in 2016.

(2)	Of the 75,000 options still active as of December 31, 2016: (i) 10,000 expire at 11-2-2017; (ii) 15,000 expire at 12-31-2018; (iii) 30,000 expire at 11-6-2019; and, (iv) 20,000 expire at 12-23-2020.

Convertible Securities

 During the three months ended March 31, 2017, the Company entered into a financing agreement with Peak One whereby the Company may issue unsecured convertible note agreements to Peak One in the aggregate principal amount of $400,000 at 10% discount. Any prospective financing would be funded in tranches, each with the issuance of a separate convertible note agreement by the Company.

On March 31, 2017, the Company issued a convertible note agreement (“first note”) in the principal amount of $100,000 at 10% discount. As of the date of filing this Amendment No. 1 to our registration statement, the principal and interest on the first tranche has been paid in full and there presently are no convertible notes issued or outstanding with Peak One. Under the terms of the financing agreement, i f an event of default were to occur regarding any subsequently issued note or the date of conversion is 180 days after the issuance date, the conversion price will be the lesser of $1.60 per share, or 70% of the second lowest closing bid price of the Company’s common stock for the 20 trading days immediately preceding the date of the conversion. In connection with the issuance of the first note, the Company paid $2,500 of commitment fee to the investor and $2,500 legal fees. Therefore, the Company received net proceeds of $85,000 at closing.

The Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service as a broker for the transaction. The Company determined that 16,000 shares of the total number of shares represent non-cash debt issuance costs directly related to the convertible notes financing and the remaining 34,000 shares represent non-cash offering costs directly related the sale of the Company’s common stock to this investor (see NOTE 7). As a result, the debt discount of $10,000, commitment fee of $2,500, legal fee of $2,500, commission to a third-party consultant of $5,950 and the non-cash debt issuance costs of $26,400, totaling $47,350, are recorded as a direct reduction from the carrying value of the principal amount in the consolidated balance sheet. These costs are amortized as interest expense immediately upon issuance because the first note is immediately convertible by the note holder. As such the carrying value of the first note at March 31, 2017 was $100,000.

Transfer Agent and Registrar

Our transfer agent is Pacific Stock Transfer Company. Its offices are located at 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119. Their telephone number is (702) 361-3033 and their facsimile number is (702) 433-1979.

Section 15(g) of the Securities Exchange Act of 1934 – “Penny Stock” Disclosure

Our shares of Common Stock are “penny stock” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated under the Exchange Act. They impose additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. Rules 15g-1 through 15g-6 which apply to broker/dealers but not our company are summarized as follows:

•	Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules;

•	Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document;

•
Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/
dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question

•
Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;

•
Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under
Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation; and

•	Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The application of the penny stock rules may affect your ability to resell your shares of Common Stock because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements as of December 31, 2016 and 2015, included in this prospectus have been audited by KWCO, PC of Odessa, Texas, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing. Our audited financial statements as of December 31, 2016 and 2015, and for the three months period ended March 31, 2017, included in this prospectus are unaudited and have been prepared by the management of the Company.

The validity of the securities offered by this prospectus will be passed upon for us by Law Office of Clifford J . Hunt, P.A.  The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of  50,000 shares of our common stock.

DESCRIPTION OF BUSINESS

Description of business, principal products, services and their markets

Acacia Diversified Holdings, Inc. (“we”, “us”, the “Company”, or the “Parent Company”) was incorporated in Texas on October 1, 1984 as Gibbs Construction, Inc. (“Gibbs”). The Company changed its name from Gibbs Construction, Inc. to Acacia Automotive, Inc. effective February 20, 2007. On October 18, 2012, the Company changed its name from Acacia Automotive, Inc. to Acacia Diversified Holdings, Inc. in an effort to exemplify the Company’s desire to expand into alternative industries as well as more diversified service and product offerings.

On January 15, 2016, the Company acquired the assets and businesses of the MariJ Group of companies that included MariJ Agricultural, JR Cannabis Industries, LLC and Canna-Cures Research & Development Center, LLC.  The transaction has an effective date of January 4, 2016. On January 19, 2016, the Company filed a Current Report on Form 8-K announcing the acquisition. The Company subsequently filed expanded and updated information relating to that acquisition on its Amended Current Report on Form 8-K/A on April 25, 2016.  That document is available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htmand on the SEC website at:

https://www.sec.gov/Archives/edgar/data/1001463/000118518516004336/0001185185-16-004336-index.htm

Following the acquisition, the Company formed two new subsidiaries to conduct its new medical cannabis business activities, being MariJ Pharmaceuticals, Inc. (“MariJ Pharma”) and Canna-Cures Research & Development Center, Inc. (“Canna-Cures”).

MariJ Pharmaceuticals, Inc.

The impetus of the MariJ Pharma subsidiary, among many other initiatives, is its proprietary mobile CO2, supercritical cannabis oil extraction unit which was USDA certified Organic on September 28th, 2016, by OneCert, under the US National Organic Program; 7 CFR PART205. MariJ Pharma extracts and processes very high quality, high-cannabinoid profile content medical grade cannabis oils from medicinal cannabis plants.  MariJ specializes in organic strains of the plant where available, setting itself apart from the general producers of non-organic products.

Currently, the Company is transacting business in the state of Colorado where its activities are deemed legal under the laws of such state.   We also have administrative offices in the state of Florida.

Canna-Cures Research & Development Center, Inc.

The Company’s wholly-owned Canna-Cures Research & Development Center, Inc. subsidiary (Canna-Cures) engages in research and development activities as well as retail and wholesale distribution of medical cannabis products and dietary supplements.  As a part of its R&D efforts, Canna-Cures will seek to align itself with institutions of higher learning in working to develop new products and to identify and develop additional uses for its medical cannabis products.

Canna-Cures launched its first research and development center in Colorado. In conjunction with that opening, Canna-Cures officially launched the Dahlia’s Botanicals Endocannabinoid Nutraceuticals product line.  A portion of the proceeds from our Dahlia’s Botanicals line are awarded to the Canna Moms 501(c)(3) organization in support of its continuing public education and awareness campaign. The prices of our product ranges from $5.00 to $65.00. There are many companies currently selling nutraceuticals and cosmeceuticals cannabis products in Colorado and it is not practicable for us to name them.  We recently closed our Colorado retail shop and are in the process of relocating that facility to Tennessee.

Distribution methods of the products and services

MariJ Pharma extracts and processes a very high quality, high-cannabinoid profile content medical grade cannabis oils from medicinal cannabis plants in its propriety mobile CO2, supercritical cannabis oil extraction unit which was USDA certified Organic on September 28th, 2016, by OneCert, under the US National Organic Program; 7 CFR PART205. The finished product is then delivered to its customers.

Canna-Cures sells medical cannabis oils, oil-infused products, and other merchandises primarily through its retail dispensaries in Colorado.

Status of any publicly announced new products or services

The Company’s business plan includes developing its proprietary GeoTrackingTechnology that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labeling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products in a sophisticated retail Point of Sale delivery system, the GeoTraking Technology will be the most advanced system available.

The Company also plans to enter into research and development projects with institutions of higher learning in efforts to:  (i) develop new and better strains of medical cannabis related products for dispensing as medications, nutraceuticals, cosmeceuticals, and potential dietary supplements; and (ii) provide private label packaging services; and (iii) sell additional medical cannabis oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose; and (iv) sell cosmeceutical and nutraceutical products and dietary supplements containing its high-quality cannabis oil extracts.

The Company currently does not have sufficient working capital to pursue our business plan in its entirety as described herein. Our ability to implement our business plan will depend on our ability to obtain sufficient working capital and to fund our operations. We estimate that we will need a minimum of $1,000,000.00 to carry out our business plans in the next twelve months. No assurance can be given that we will be able to obtain additional capital, or, if available, that such capital will be available at terms acceptable to us, or that we will be able to generate profit from operations, or if profits are generated, that they will be sufficient to carry out our business plans, or that the plans will not be modified.

Competitive business conditions and the Company’s competitive position in the industry and methods of competition

Any industry served by the Company is likely to be highly competitive across the entire United States and the rest of the world. In particular, the cannabis industry, being the impetus of all the Company’s attention at this juncture, is very highly competitive and has drawn thousands of competing entities.  While the Company believes its technology, programs, and plans place it in a posture to compete at the highest levels, the sheer numbers of competitors must be recognized. The Company has elected to devote the majority of its efforts on production and sales of its products and services within the continental United States, but may institute operations in diverse countries.  Even so, the Company must be considered as currently competing with other companies in diverse countries that can potentially produce and sell competitive products at lower prices.  While the Company believes that there are other hurdles for those foreign entities to overcome, including the high cost of international shipping to U.S. buyers, we believe that they nonetheless can compete with us in our markets.  We will potentially compete with a variety of companies, both domestic and international, and as such will be subject to various levels of competition. There is no assurance the Company will be able to adhere to its plans or to engage in any acquisitions or mergers.  The Company will consider potential opportunities to buy, sell or distribute its products in other countries.

Sources and availability of raw materials and the names of principal suppliers

One of the ingredients used in the extraction process is carbon dioxide. MariJ Pharma depends on a supplier , Green CO2 Systems, to supply high quality carbon dioxide. This supplier produces the highest quality carbon dioxide for the cannabis industry. If MariJ Pharma was not able to obtain carbon dioxide from this supplier, it would need to look to other suppliers to supply this critical ingredient. However, the quality of the ingredient would suffer and the Company may not be able to obtain it at reasonable cost. At the present time, the Company is not anticipating a disruption of service by this supplier, whose identity we choose to keep confidential.

Dependence on one or a few major customers

In November 2016, MariJ Pharmaceuticals, Inc. entered into a service provider agreement with a USDA organic farm in northern Colorado.  The company has concluded its first 500lb contract and has executed a second 500lb contract, producing what the company believes to be the first USDA certified organic Hemp oil produced in America today.

During the year ended December 31, 2016, the Company’s revenues were concentrated on two customers , CBD Rx and Blue Circle Development, Inc., who accounted for approximately 72% and 23%, of the total consolidated revenues, respectively.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

The Company currently has patents pending, trademarks pending, and no franchises, concessions, royalty agreements or labor contracts. The Company intends to acquire, through its MariJ Pharma subsidiary, portions or complete ownership of licenses and grow operations in one or more states and is seeking to cultivate, organically extract and process its medicinal cannabis crops year around in indoor facilities.  The acquisition of these licenses is anticipated to provide the Company with the opportunity to compound medicinal products using mixtures of high cannabinoid profile oils that have very little hallucinogenic properties but have significantly improved medicinal properties.

Effect of existing or probable governmental regulations on the business

A majority of the states that have legalized the growing, production, and use of cannabis oil have passed legislation authorizing the use of high-CBD content and low-THC content oils.  As a result, and in keeping with regulations and laws in those venues, the Company, through its subsidiaries, intends to concentrate on those products unless and until the laws change to facilitate a wider range of grow and production opportunities.  The Company does have the technology and capability of extracting high-THC oils in those venues that do allow it, and will provide services to growers in those areas as contracted.

The Company, through its new subsidiaries, will operate in the medical cannabis sector.  In order to help our shareholders better understand the products we intend to employ in our business plans, we have provided certain explanations and definitions below.

The Company will initially extract and process a derivative of the cannabis plant known as CBD oil. CBD is one of dozens of compounds found in cannabis plants that belong to a class called cannabinoids. Of these compounds, CBD, CBG, CBN, CBC and THC are usually present in the highest concentrations, and have the most common practical applications in the medical field.  The Company’s subsidiaries currently give most attention to high-CBD/low-THC products.  Marijuana, unlike most modern-day medicine, contains a wide range of chemical compounds. Scientists have identified to date, over 114 unique molecules in cannabis known as cannabinoids, which include THC and CBD. Many other non-cannabinoid compounds are produced by the plant, but these are the compounds that are most addressed as having a use by the medical community.

Terpenes, the molecules responsible for marijuana’s smell, among other things, have been shown to block some cannabinoid receptor sites in the brain while promoting cannabinoid binding in others. As a result, terpenes are believed to affect many aspects of how the brain takes in THC or CBD, while offering various therapeutic benefits of their own. In fact, while THC has gotten most of the attention, studies suggest many of the compounds in marijuana work together to produce a synergy of effects. This is known as the “entourage effect.”

CBD and THC levels tend to vary between different strains and varieties of cannabis.  By using selective breeding techniques, certain growers have managed to create varieties with high levels of CBD, CBG and THC, being the varieties currently employed for oil production by the Company’s MariJ Pharmaceuticals subsidiary.  That subsidiary also specialized in extracting oil from certified organic plants, rather than the standard non-organic varieties.

Unlike THC; CBD, CBG, CBC, and CBN do not cause a high or hallucinogenic effect. The reason why CBD is non-psychoactive is due to its lack of affinity for CB1 receptors, such as are found in high concentrations in the brain, and which become the channels through which THC is able to port its psychoactive effects.

Like most other companies in this industry, we are subject to various business regulations, permits and licenses. The Company, through its new subsidiaries, has entered a new business realm that may entail considerably more regulation than its previous endeavors, and faces uncertainties related to federal laws that are in conflict with state laws in which the Company’s subsidiaries now operate or may operate in the future. It is possible that the federal government will ease its regulations relating to the cannabis industry, or even legalize the operation of and transporting of products resulting from business operations in that sector.  However, it is also possible that the government may decide to harden its stance against cannabis related products.  In the event the federal government takes a harder stance against cannabis-related products, the Company could suffer impairment of its operations and could sustain substantial losses.  The Company cannot foresee what direction the federal government may take in these matters, if any, but sees continuing evidence that various states are legalizing cannabis products, both high-CBD/low-THC compounds as well as compounds containing high levels of THC for medicinal values. The Company believes that it has complied with appropriate state requirements for operations and believes it has obtained all permits necessary to function under the current state regulations where we have business operations.

The medical cannabis industry faces very uncertain regulation in the light of the continuing deregulation of cannabis products in many states, either as high-CBD/low-THC products, or as high-THC products, but the continuing regulation of the cannabis industry by the federal government.  While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time choose to begin enforcing its laws against the manufacturing, possession, or use of cannabis-based products.  Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines.  In the event the federal government was to tighten its regulation of the industry, the Company would likely suffer substantial losses.  In the event the federal government was to loosen or change its rules or laws in favor of the industry, the Company would have an opportunity to benefit substantially if it were properly positioned to take advantage of the new opportunities.

Inherent risks currently exist in this industry as a result of the determination by many nationally-chartered banks that they would be operating outside the federal laws by accepting deposits from cannabis oil producers.  Many states have legalized the growing, production, sale, and consumption of various cannabis related products, but the federal government has continued to take the position that such activities are not legal.  However, the federal government has taken the posture for years that it will defer to the states in those matters insofar as certain products, such as those containing a high concentration of THC, are not transported across state lines.  As such, many nationally-chartered banks fear prosecution under money-laundering or other statutes, relegating some businesses to maintain large sums of cash on hand, and meeting payrolls and accounts payable obligations with cash rather than checks.  As a result, those businesses are placed at high risk of internal and external theft and crimes relating to the lack of controls and security afforded by transactional banking.  The Company is currently utilizing various financial institutions for its deposit needs, but this still creates risks when the proceeds at diverse production locations, often themselves in cash due to the same issues, cannot be deposited in nearby accessible depositories.  The Company has acquired an armored vehicle for use in the transport of cash and cannabis products, but believes those risks will not be minimized until national depository institutions allow cannabis-related businesses to utilize their facilities.

Estimate of the amount of money spent during each of the last two fiscal years on research and development

The Company spent a de-minimus amount on research and development during its last two fiscal years.

Costs and effects of compliance with environmental laws

The cannabis industry, just like other industries, impacts our environment. Environmental laws relating to water rights, energy consumption, pollution, and overall carbon footprint all can and do impact the cannabis industry.

While some areas of environmental law focus on the protection of the environment, others are designed to control human use of natural resources by setting up a system of environmental approvals. Environmental laws cover topics such as chemicals and pesticides, climate change and energy, coastal, marine and fisheries management, farming and private land management, forestry, clearing vegetation, trees, marine, pollution, water, just to name a few. Given all the facets of both indoor, outdoor, and greenhouse cultivation, in addition to chemical-intensive extractions and infusions of marijuana products, it is easy to see why environmental laws are coming into play in the marijuana industry.

One of the most common environmental law issues for the cannabis industry is waste management. Most states that legalize some form of cannabis consumption strictly dictate the disposition and storage of the cannabis by-products, as well as the types of pesticides, soil amendments, and fertilizers that can be safely applied to marijuana crops.

However, fewer states have enacted laws dealing with the industry’s impact on water and air quality, but the industry is certainly under more scrutiny. In certain states, producers and processors must pay a fee to their local or state government and submit an application for a permit, provide information on odor control equipment for producing, growing, or processing and solvent usage information for each type.

Energy consumption by cannabis growers is also becoming an important issue. The significant use of electricity in indoor cannabis production has caused concerns for the carbon-footprint of its production. States may pass legislatures to regulate energy consumption by passing the cost of such effects and consumption onto the cannabis industry by instituting licensing and permitting fees.

Outdoor growers are not completely free of environmental concerns. They are also facing pressure under environmental laws because outdoor growing has led to deforestation, loss of wildlife, and erosion, and it often requires large amounts of water and pesticides.

Number of total employees and number of full-time employees

As of December 31, 2016, the Company had a total of eight employees, six of which are full time.

DESCRIPTION OF PROPERTY

  We do not currently own any real properties or buildings. The Company rents its administrative office in Clearwater, Florida.

LEGAL PROCEEDINGS

We are currently not involved in litigation that we believe will have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision is expected to have a material adverse effect.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
 AND RELATED STOCKHOLDER MATTERS

(a) Market Information

We are presently traded on the OTCQB Market under the ticker symbol ACCA. There were six market makers who commonly made markets in our stock as of December 31, 2016. Our stock has been thinly traded during the past two fiscal years.  Moreover, we do not believe that any institutional or other large-scale trading of our stock has occurred, or will in fact occur in the near future unless we are successful in funding and implementing our business plan, are successful in returning to the NASDAQ Exchange, or both.  The following table sets forth information as reported by the National Association of Securities Dealers Composite Feed or Other Qualified Interdealer Quotation Medium for the high and low bid and ask prices for each of the eight quarters ending December 31, 2016. The following prices reflect inter-dealer prices without retail markup, markdown or commissions and may not reflect actual transactions.

	Closing Bid		Closing Ask
	High	Low	High	Low
Quarters ending in 2015
March 31	$0.14	$0.01	$0.65	$0.49
June 30	0.06	0.02	0.49	0.44
September 30	0.40	0.03	1.00	0.30
December 31	$0.40	$0.06	$0.80	$0.53
Quarters ending in 2016
March 31	$2.22	$0.28	$2.50	$0.53
June 30	2.32	1.00	2.49	1.30
September 30	1.98	1.04	2.10	1.40
December 31	$2.11	$0.12	$2.50	$1.00

(b) Holders

As of December 31, 2016, the Company had 228 registered stockholders of record. The Company believes that it may also have as many as 200 or more additional beneficial shareholders.  The number of both shareholders of record and beneficial shareholders may change on a daily basis and without the Company’s immediate knowledge.

(c) Dividends

Holders of common stock are entitled to receive dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The board of directors has sole discretion to determine: (i) whether to declare a dividend; (ii) the dividend rate, if any, on the shares of any class of series of our capital stock, and if so, from which date or dates; and (iii) the relative rights of priority of payment of dividends, if any, between the various classes and series of our capital stock. We have not paid any dividends and do not have any current plans to pay any dividends.

(d) Securities authorized for issuance under equity compensation plans

At its meeting of directors on February 1, 2007, the Company’s board of directors approved the Acacia Automotive, Inc. 2007 Stock Incentive Plan1 (the “Plan”), which was approved by our stockholders on November 2, 2007, reserving 1,000,000 shares to be issued there under in the form of common stock or common stock purchase options.  On July 26, 2012, our shareholders voted to update and extend the Acacia Automotive, Inc. 2007 Stock Incentive Plan, renaming it the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan. Warrants, which may be included as equity compensation of used in other manners, are not a component of the Plan. On June 29, 2015 shareholders holding a majority of the shares of the Company voted to discontinue the Company’s stock incentive plans, but shares or options may still be authorized and issued by the Company’s Board of Directors. In resolutions since the implementation of the Plan, the directors granted restricted stock, warrants, and options for compensation summarized as follows as of December 31, 2016:

SUMMARY OF EQUITY COMPENSATION PLANS

Plan Description at December 31, 2016 and 2015	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance
Initial Number of Securities Available for Issue Under the Plan	-	-	1,000,000
Total options approved and issued in 2015 (1)	-	-	-
Options forfeited by former holders in 2015 (1)	-	-	-
Total Equity Plan Options outstanding at December 31, 2015 (1)	90,000	0.34	4,243,072
Total options approved and issued in 2016	-	-	-
Options exercised by holders in 2016	15,000	-	-
Total Equity Plan Options outstanding at December 31, 2016 (2)	75,000	0.41	*-

(1)	The number of Options issued and exercised under the Plan in the years 2007 through 2016 and the increases in securities added to the Plan* for each year are as follows:

Year	Options Granted	Options Forfeited[1] or Exercised[2]		Securities added to Plan	Securities available* at December 31st
2007	155,000	-0-		-0-	845,000
2008	240,000	-0-		479,900	1,084,900
2009	195,000	-0-		482,500	1,372,400
2010	145,000	(255,000)		483,300	1,965,700
2011	-0-	(390,000)		462,500	2,818,200
2012	-0-	-0-		462,500	3,280,700
2013	-0-	-0-		462,500	3,743,200
2014	-0-	-0-		499,872	4,243,072
2015	-0-	-0-		*	*
2016	-0-	15,000	[2]	*	*

* The plan was terminated at 6-29-2015.

1No options were cancelled in 2016.
215,000 options were exercised in 2016.

(2)	Of the 75,000 options still active as of December 31, 2016: (i) 10,000 expire at 11-2-2017; (ii) 15,000 expire at 12-31-2018; (iii) 30,000 expire at 11-6-2019; and, (iv) 20,000 expire at 12-23-2020.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the other sections of this Annual Report, including our consolidated financial statements and related notes set forth in Item 8. This discussion and analysis contains forward-looking statements, including information about possible or assumed results of our financial condition, operations, plans, objectives and performance that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated and set forth in such forward-looking statements.

Forward-Looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “could”, “predicts”, “potential”, “proposed”, or “continue” or the negative of those terms.  These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements.  Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements due to numerous factors, including, but not limited to, availability of financing for operations, successful performance of operations, impact of competition and other risks detailed below as well as those discussed elsewhere in this registration statement on Form S-1 and from time to time in the Company’s Securities and Exchange Commission filings and reports.  In addition, general economic and market conditions and growth rates could affect such statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Executive Overview

In August of 2015 we contacted the MariJ Group of companies (“MariJ”) in Clearwater, Florida to commence initial discussions regarding a potential acquisition of their assets and related businesses, but the discussions were not fruitful. Renewed discussions in October 2015 lead the entities to come to terms in a Letter of Intent the following month, culminating in a revised Letter of Intent on December 8, 2015, in which the parties agreed to a closing on January 15, 2016 with an effective date of January 4, 2015.

The acquisition closed on January 15, 2016 with an effective date of January 4, 2016.The Company conducts its business operations through two newly-created wholly-owned subsidiaries, MariJ Pharmaceuticals, Inc. (“MariJ Pharma”) and Canna-Cures Research and Development Center, Inc. (“Canna-Cures”).

MariJ Pharmaceuticals, Inc.

On January 15, 2016, the Company acquired the assets and business of MariJ Agricultural, Inc., a Florida corporation. Those assets and business were placed into the Company’s first new operating subsidiary named MariJ Pharmaceuticals, Inc. (“MariJ”).

MariJPharma engages in the extraction and processing of very high quality, high-CBD/low-THC content medical grade cannabis oils from medical hemp plants.  MariJPharma specializes in utilizing organic strains of the hemp plant, setting itself apart from the general producers of non-organic products.  In addition, MariJPharma has the technical expertise and capability to process and formulate the oils and to employ them in its compounding operations.  MariJPharma will seek to become engaged as owner or co-owner of a grow facility in Florida or other location(s) such as to produce its own plants for processing. The Company intends to acquire, through its MariJ Pharma subsidiary, portions or complete ownership of licenses and grow operations in one or more states and seeks to cultivate, organically extract and process its medicinal cannabis crops year around in indoor facilities.  The acquisition of these licenses is anticipated to provide the Company with the opportunity to compound medicinal products using mixtures of high cannabinoid profile oils that have very little hallucinogenic properties but have significantly improved medicinal properties. MariJPharma has also begun utilizing its newly-developed, proprietary GeoTraking Technology that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labeling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products in a sophisticated retail Point of Sale delivery system, the GeoTraking Technology will be the most advanced system available.

MariJ Pharma’s revenues are anticipated to be generated primarily from several activities, including but not limited to the following:

a.
Cannabis oil extraction and processing. MariJ Pharma has a unique mobile cannabis oil processing and extraction unit designed into a heavy-duty vehicle.  That unit has already begun performing extractions and processing of medical hemp oils at various sites, and is currently developing additional contracts for services.

b.	Wholesale sale of raw and processed medical cannabis oils.
c.
Laboratory testing and certification services.  MariJ Pharma has begun construction of a mobile laboratory and testing unit, also on a heavy-duty truck chassis, intended to address the growing demand for these services in the medical cannabis industry.

d.	Licensing and support of the Company’s GeoTraking Technology systems
e.	Processing and compounding services for medical grade cannabis oils

On September 28, 2016, MariJ Pharmaceuticals, Inc. received an Organic Certification under the U.S. National Organic Program (7 CFR Part 205) for its proprietary CO2 mobile cannabis oil extraction process and handling from OneCert, Inc., the issuing authority for that certification. As such, MariJ is now authorized to process directly for certified organic farms, and is able to produce certified organic cannabis oils.

The Company is preparing to seek additional investments and financing to pay the costs of building its second mobile oil extraction and processing unit, to finance final construction of its mobile laboratory and testing unit for the same industry, and to complete the roll-out of its GeoTraking Technology system. There can be no assurance the Company will be successful in its plans to generate the required capital.

Canna-Cures Research & Development Center, Inc.

The Company acquired the assets and the business of Canna-Cures Research & Development Center, LLC, a Florida limited liability company, on January 15, 2016.  The Company intends to utilize this new subsidiary to engage in research and development activities as well as retail and wholesale distribution of medical cannabis products and dietary supplements, depending upon our ability to comply in each instance with FDA rules and other regulations.  As a part of its R&D efforts, the new subsidiary will seek to align itself with institutions of higher learning in working to develop new products and to identify and develop additional uses for its medical cannabis products.

While this subsidiary has not yet implemented revenue-producing operations, it is anticipated to begin generating revenues from several activities, including the following:

a.
Canna-Cures will seek to enter into research and development projects with institutions of higher learning in efforts to develop new and better strains of medical cannabis related products for dispensing as medications, nutraceuticals, cosmeceuticals, and probably dietary supplements.  Canna-Cures anticipates participating in state and federal grants in conjunction with one or more universities as a means to defray part of its costs in these efforts.

b.
Private label packaging services.  The Company has obtained a majority of the equipment required to engage in the business of packaging and labeling of medical cannabis oils, oil-infused products, and related items.

c.
Retail sales of medical cannabis oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose.  These activities are dependent in large part upon meeting FDA regulations and criteria relating to the sale and distribution of cannabis-infused products, and the Company is currently in the process of determining the status of those criteria.

d.
Retail and wholesale sales of cosmeceutical and nutraceutical products and dietary supplements containing its high-quality cannabis oil extracts, again dependent upon the same FDA regulations and criteria as mentioned in item (c) above.

The Company will require additional capital to finalize these plans and accommodate the roll-out of its services for this subsidiary, and intends to begin its capital raising activities within the next 60 to 90 days or less. There can be no assurance the Company will be successful in its plans to generate that capital.

Discussion on the Company’s Operations and Recent Event

These unaudited interim consolidated financial statements should be read in conjunction with the annual financial statements for the Company most recently completed fiscal year ended December 31, 2016. These unaudited interim consolidated financial statements do not include all disclosures required in annual financial statements, but rather are prepared in accordance with recommendations for interim financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited interim consolidated financial statements have been prepared using the same accounting policies and methods as those used by the Company in the annual audited financial statements for the year ended December 31, 2016.

MariJ Pharmaceuticals, Inc.

MariJ Pharma has a mobile CO2, supercritical extraction unit which was USDA certified Organic on September 28th, 2016, by OneCert, under the US National Organic Program; 7 CFR PART 205. MariJ Pharma extracts and processes very high quality, high-cannabinoid profile content medical grade cannabis oils from medicinal cannabis plants.  As such, MariJ Pharma is authorized to process directly for certified organic farms and is able to produce certified organic cannabis oils.

The Company intends to acquire, through its MariJ Pharma subsidiary, portions or complete ownership of licenses and grow operations in one or more states and seeking to cultivate, organically extract and process its medicinal cannabis crops year around in indoor facilities.  The acquisition of these licenses is anticipated to provide the Company with the opportunity to compound medicinal products using mixtures of high cannabinoid profile oils that have very little hallucinogenic properties but have significantly improved medicinal properties.

In addition, MariJ Pharma has the technical expertise and capability to process and formulate the oils and to employ them in its compounding operations.  MariJ Pharma will seek to become engaged as owner or co-owner of a grow facility in Florida or other location(s) such as to produce its own plants for processing. MariJ Pharma has also been preparing for its newly-developed, proprietary GeoTraking Technology that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patients’ information. Beginning with RFID labeling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products in a sophisticated retail Point of Sale delivery system, the GeoTraking Technology will be one of the most advanced system available.

The Company’s primary source of revenue is from the extraction of medicinal cannabis oil, from a non-psychoactive cannabis plant. All extraction services are currently limited to the State of Colorado, as the Company is attempting to attain various licenses for business in the State of Florida.

It is anticipated that MariJ Pharma could generate revenues from the following activities:

1)
Cannabis oil extraction and processing - MariJ Pharma has a unique mobile cannabis oil processing and extraction unit designed into a heavy-duty truck chassis.  The unit has already begun performing extractions and processing of medical hemp oils at various sites in Colorado, and MariJ Pharma is currently developing additional contracts for services.

2)	Wholesale sale of raw and processed medical cannabis oils.
3)
Laboratory testing and certification services – As the demand for these services grows in the medical cannabis industry, MariJ Pharma is uniquely positioned to fulfill the growing demand for these services by utilizing its existing mobile laboratory and testing unit built on a heavy-duty truck chassis.

4)	Licensing and support of the Company’s GeoTraking Technology systems.
5)	Processing and compounding services for medical grade cannabis oils.

The Company is preparing to seek additional investments and financing to pay the costs of constructing its second mobile oil extraction and processing unit, to finance final construction of its mobile laboratory and testing unit for the same industry, and to complete the roll-out of its GeoTraking Technology system. However, there can be no assurance that the Company will be successful in its plans to generate the required capital.

Canna-Cures Research and Development Center, Inc.

In August 2016, Canna-Cures began engaging in product development activities as well as retail distribution of medicinal Hemp products in Colorado.  In July 2017, Canna-Cures closed its retail operations in Colorado and retained all its inventory as the Company begins to focus its developmental activities in Tennessee.

Eufloria Medical of Tennessee, Inc.

In addition to our current operations in the State of Colorado, the Company has been invited to be part of the hemp pilot program in Tennessee. This program provides the Company the license to grow, manufacture, and dispense USDA organic hemp oil in Tennessee and represents the first step in moving its operations to the east coast of the United States. The Company plans on participating in this pilot program through this new, wholly-owned subsidiary.

EMT will seek to align itself with institutions of higher learning in working to develop new products and to identify and develop additional uses for its medical cannabis products. It is anticipated that EMT could generate revenues from the following activities:

1)
EMT will seek to enter into product development projects with institutions of higher learning in efforts to develop new and better strains of medical cannabis related products for dispensing as medications, nutraceuticals, cosmeceuticals, and probably dietary supplements.  EMT anticipates participating in state and federal grants in conjunction with one or more universities as a means to defray part of its costs in these efforts.

2)
Private label packaging services - the Company has obtained a majority of the equipment required to engage in the business of packaging and labeling of medical cannabis oils, oil-infused products, and related items.

3)
Retail sales of medical cannabis oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose.  These activities are dependent in large part upon meeting FDA regulations and criteria relating to the sale and distribution of cannabis-infused products, and the Company is currently in the process of determining the status of those criteria.

4)	Retail and wholesale sales of cosmeceutical and nutraceutical products and dietary supplements containing its high-quality cannabis oil extracts, subject to compliance with FDA and other regulations.
5)	Growing high quality cannabis plants and extracting oil for sale or for manufacturing of oil-infused products.

The Company will require additional capital to execute these plans and there can be no assurance that the Company will be successful in its plans to generate that capital.

Operating results for the three months ended June 30, 2017 and 2016:

For the three months ended June 30, 2017, the Company generated revenues of $132,715 from operations, compared to $0 for the three months ended June 30, 2016 since the Company earned revenues from its extraction services in the first quarter of 2016 and none in the second quarter. In addition, the Company did not open its retail store operations in Colorado until third quarter of 2016.

For the three months ended June 30, 2017, costs of goods sold was $69,999, compared to $41,289 for the three months ended June 30, 2016, an increase of $28,710, or 70%. The increase in our costs is primarily related to production based bonuses, recognition of non-cash stock based compensation expense from a restricted stock award granted to our extraction technician and costs of goods sold in our retain store in Colorado.

As a result of the changes in revenues and costs of goods sold discussed above, the Company’s gross profit increased from a loss of $41,289 for the three months ended June 30, 2016 to $62,716, or 47% of revenues for the three months ended June 30, 2017.

For the three months ended June 30, 2017, selling, general and administrative expenses were $399,291, compared to $263,579 during the three months ended June 30, 2016, an increase of $135,712, or 51%. The increase in these expenses are attributable to (1) an increase in employee compensation expenses in Canna-Cures which did not begin operations until third quarter of 2016, the hiring of additional administrative staff, stock based compensation to employees, and accrual of bonuses for current management, and (2) a decrease in general administrative expenses primarily due to fewer legal activities during the current period.

During the three months ended June 30, 2017, the Company incurred interest expense of $168,984, compared to $38 for the three months ended June 30, 2016. During the current period, the Company paid interest in the amount of $5,000 to the convertible note holder, accrued $5,984 of interest expense on the notes payable to related party and issued common stock valued at $158,000 as interest to a related party for working capital advances.  There were no such liabilities existed at June 30, 2016.

As a result of the changes in revenues, costs and expenses, the Company incurred a net loss of $509,808 for the three months ended June 30, 2017, compared to a net loss of $304,906 for the three months ended June 30, 2016.

The future trends of all expenses are expected to be primarily driven by the Company’s ability to execute its business plans and the future outcome of its application to obtain operating licenses in other states. As the cannabis industry grows, additional expenses are anticipated to be incurred in complying with various state and federal regulatory requirements. The Company’s ability to continue to fund operating expenses will depend on its ability to raise additional capital. There can be no assurance that the Company will be successful in doing so.

Operating results for the six months ended June 30, 2017 and 2016:

For the six months ended June 30, 2017, the Company generated revenues of $280,361 from operations, compared to $225,366 for the six months ended June 30, an increase of $54,995 or 24%.  The increase in revenues is primarily attributable to the increase in processing and revenues generated from its retail store operations in Colorado.

For the six months ended June 30, 2017, costs of goods sold was $164,740, compared to $113,064 for the six months ended June 30, 2016, an increase of $51,676, or 46%. The increase in our costs is primarily related to production based bonuses, recognition of non-cash stock based compensation expense from a restricted stock award granted to our extraction technician and costs of goods sold in our retail store in Colorado.

As a result of the changes in revenues and costs of goods sold discussed above, the Company’s gross profit increased from $112,302 for the six months ended June 30, 2016 to $115,621, or 41% of revenues for the six months ended June 30, 2017.

For the six months ended June 30, 2017, selling, general and administrative expenses were $913,556, compared to $634,658 during the six months ended June 30, 2016, an increase of $278,898, or 44%. The increase in these expenses are attributable to (1) an increase in employee compensation expenses in Canna-Cures which did not begin operations until third quarter of 2016, the hiring of additional administrative staff, stock based compensation to employee, and accrual of bonuses for current management, and (2) an increase in general administrative expenses primarily due to stock based compensation to board of directors, third party vendors and outside counsel, and increase in professional fees.

During the six months ended June 30, 2017, the Company incurred interest expense of $403,134, compared to $38 for the six months ended June 30, 2016. During the current period, the Company paid interest in the amount of $5,000 to the convertible note holder, accrued $10,784 of interest expense on the notes payable to related party, issued common stock valued at $366,400 as interest to a related party for working capital advances and as debt issuance costs related to the issuance of the convertible note payable and $20,950 as cash debt discount.  There were no such liabilities existed at June 30, 2016.

As a result of the changes in revenues, costs and expenses, the Company incurred a net loss of $1,204,318 for the six months ended June 30, 2017, compared to a net loss of $565,381 for the six months ended June 30, 2016.

The future trends of all expenses are expected to be primarily driven by the Company’s ability to execute its business plans and the future outcome of its application to obtain operating licenses in other states. As the cannabis industry grows, additional expenses are anticipated to be incurred in complying with various state and federal regulatory requirements. The Company’s ability to continue to fund operating expenses will depend on its ability to raise additional capital. There can be no assurance that the Company will be successful in doing so.

Liquidity and Capital Resources

The Company’s cash position at June 30, 2017 increased by $91,292 to $135,170, as compared to a balance of $43,878, as of December 31, 2016. The net increase in cash for the six months ended June 30, 2017 was attributable to net cash used in operating activities of $422,562, net cash used in investing activities of $6,196, offset in part by net cash provided by financing activities of $520,050.

As of June 30, 2017, the Company had negative working capital of $604,144 compared to negative working capital of $191,435, at December 31, 2016, a decrease of $412,709, attributable primarily to issuance of notes payable to its CEO and amounts owed to related parties for working capital advances.

Net cash used in operating activities of $422,562 during the six months ended June 30, 2017, was higher compared to the prior period of $347,693, primarily due to higher net loss, offset by (i) non-cash items such as common stock issued for services and interest and amortization of debt discount and (ii) changes in operating assets and liabilities, including a settlement payment to our former CEO.

Net cash used in investing activities did not significantly contribute to the change in cash positions for both periods.

Net cash provided by financing activities of $520,050 during the six months ended June 30, 2017 increased by $260,196 compared to $259,854 during the six months ended June 30, 2016. The increase in net cash provided from financing activities was attributable to a reduction in net proceeds from the reverse acquisition, coupled with an increase in proceeds from the issuances of notes payable to our CEO and working capital advances from related parties.

During the six months ended June 30, 2017, the Company also issued 25,746 shares of its common stock to acquire and prepare a parcel land from one of its directors. These shares are valued at $41,194. The Company also issued 144,000 shares of its common stock as costs directly related to entering into the equity purchase agreement with an investor. These shares were valued at $240,900.

As reported in the accompanying consolidated financial statements, for the six months ended June 30, 2017 and 2016, the Company incurred net losses of $1,204,318 and $565,381, respectively. The Company did not produce significant revenues in the periods presented and has sustained operating losses since inception. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital, obtain licenses to commence operations in states outside of Colorado and achieve a level of profitability. Until recently where the Company obtained working capital from convertible notes financing and equity purchase agreement with an outside investor, the Company has financed its activities principally from working capital advances from its CEO and related parties since inception. It intends to finance its future operating activities and its working capital needs largely from proceeds from the convertible notes agreement, the sale of equity securities, combined with additional funding from its CEO. The sale of equity and convertible notes financing agreements may result in dilution to stockholders and those securities may have rights senior to those of common shares. If the Company raises additional funds through the issuance of convertible notes or other debt financing, these activities or other debt could contain covenants that would restrict the Company’s operations. Any other third-party funding arrangements could require the Company to relinquish valuable rights. The Company will require additional capital beyond its currently anticipated needs. Additional capital, if available, may not be available on reasonable terms or at all.

The Company has not generated significant revenue to date, and will not generate significant revenue in the foreseeable future. The Company expects to continue to incur operating losses as it proceeds with its pursuit of operating licenses in various states. The future trends of all expenses are expected to be primarily driven by the Company’s ability to execute its business plans and the future outcome of its application to obtain operating licenses in other states. As the cannabis industry grows, additional expenses are anticipated to be incurred in complying with various regulatory requirements. The Company’s ability to continue to fund operating expenses will depend on its ability to raise additional capital. There can be no assurance that the Company will be successful in doing so.

Financial Condition

The Company’s total assets at June 30, 2017 and December 31, 2016 were $1,023,165 and $684,783, respectively, an increase of $338,382. Total liabilities at June 30, 2017 and December 31, 2016 were $900,941 and $394,530, respectively, an increase of $506,411. The significant change in the Company’s financial condition is attributable to (i) issuance of notes payable to a related party, and (ii) increase in working capital advances from related parties. As a result of these transactions, the Company’s cash position increased from $43,878 to $135,170, from December 31, 2016 to June 30, 2017 and incurred deferred offering costs of $240,900.

Discussion Regarding the Company’s Consolidated Operating Results

The results of operations are based on preparation of financial statements in conformity with accounting principles generally accepted in the United States of America.  The preparation of financial statements requires management to select accounting policies for critical accounting areas as well as estimates and assumptions that affect the amounts reported in the financial statements.  The Company’s accounting policies are more fully described in Note 4 to the Consolidated Financial Statements.

During the year ended December 31, 2016, we generated $311,283 of revenue from extraction services compared to $255,508, an increase of $55,775 or 22%. The increase is as a result of more aggressive advertising and marketing effort. Costs of goods sold increased by $108,746 or 83% from $130,237 to $238,983 due to increase in cost of raw materials and production costs such as labor and depreciation on extraction equipment. As a result, gross profit decreased by $52,971 or 42% from $125,271 to $72,300.

During the year ended December 31, 2016, our selling, general and administrative expenses increased by $1,077,329 or 146% from $737,090 to $1,814,419. The increase is primarily due to our officers earning a salary and the additional administrative personnel hired during 2016. We also retained legal counsel in 2016 to assist in obtaining an operating license in the state of Florida in addition to our normal and recurring legal expenses. In addition, we also merged into a public entity which necessitated significant but non-recurring legal and accounting fees. As part of the merger, we also incurred additional expenses on our former CEO related to him relinquishing controls and resigning from all positions from the Company.

As a result of the above, operating losses increased by $1,130,300 or 185% from $611,819 to $1,742,119 during the year ended December 31, 2016.

The Company’s other expense was $42,995 during the year ended December 31, 2016. This is primarily due to a loss on sale of $42,987 on certain equipment to our former CEO. We had no other expenses during the year ended December 31, 2015.

As a result of the above, our consolidated net loss amounted to $1,785,114 for the year ended December 31, 2016, compared to a consolidated net loss of $611,819 for the year ended December 31, 2015, an increase of $1,173,295 or 192%.

Total Assets.  Total assets at December 31, 2016 and December 31, 2015 were $684,783 and $906,273, respectively.  Total assets consist of current assets of $203,095 and $389,943, respectively, net property and equipment of $480,847and $513,753, respectively, and deposits of $841 and $2,577, respectively. Total assets decreased by $221,490, or 24% primarily due to a decrease in cash of $177,296 or 80% at December 31, 2016, a decrease in accounts receivable of $112,070 or 76% due to better collections, an increase in purchase of property and equipment of $35,414 offset by accumulated depreciation of $108,886 at December 31, 2016 compared to $25,325 at December 31, 2015, offset by an increase in inventory of $63,085 in 2016 compared to no inventory in 2015 as the Company commenced its retail store operations in Colorado and an increase in prepaid expense and other current assets of  $39,433 or187% due to increase in prepaid legal fees from increased legal activities.

Total Liabilities.  Total liabilities at December 31, 2016 and December 31, 2015 were $394,530 and $12,315, respectively. Total liabilities consist of accounts payable and accrued expenses of $390,530 and $12,315, respectively. The increase of $378,215 primarily represents accrued bonus to our current CEO of $59,500, accrued severance to our former CEO of $250,000 and increase in accounts payable to our vendors of $57,623due to increase in operating activities and increase in payroll taxes payable of $11,092 as a result of timing of our payroll cycle. Payable to related party of $4,000 at December 31, 2016 represents amounts owed to our current CEO for two months of automobile allowance and rental of a small office owned by him, pursuant to his employment agreement with the Company.

Liquidity and Capital Resources

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. For the year ended December 31, 2016, we had a net loss of $1,785,114. In light of the continued net losses, our ability to continue as a going concern is dependent upon our ability to begin operations and to achieve a level of profitability. We intend on financing our future development activities and our working capital needs largely from the sale of its common stock with some additional funding from other traditional financing sources such as bridge loans until such time that funds provided by operations are sufficient to fund working capital requirements. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should we become unable to continue as a going concern.

As previously mentioned, since inception, we have financed our operations largely from the sale of common stock and advances from our majority stockholder. During the year ended December 31, 2016, we raised cash of $65,000 through sale of common stock and received $600,000 of working capital advances from our majority stockholder.

We have incurred significant net losses and negative cash flows from operations since its inception. As of December 31, 2016, we had an accumulated deficit of $3,120,218.

We anticipate that cash used in product development and operations, especially in the marketing, production and sale of our products, may increase significantly in the future.

We will be dependent upon its existing cash, together with anticipated net proceeds from any sale of common stock and future debt issuances and private placements of common stock, to finance our planned operations through the next 12 months. Additional capital may not be available when required or on favorable terms. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. To the extent that additional capital is raised through the sale of equity or debt securities, the issuance of such securities would result in ownership dilution to our existing stockholders.

During the year ended December 31, 2016, we used cash from operations of $987,886 compared to $601,422 in 2015, an increase of $386,464. This is primarily due to a higher consolidated net loss during 2016 compared to 2015. Overall, our operations were not self-funding in 2016 as a result of the delays associated with putting our new income producing operations into service. To generate a positive cash flow, we will have to increase our revenues and decrease expenses.

During the year ended December 31, 2016, we invested $35,414 in the purchase of property and equipment, compared to $251,262 in 2015. Investment in property and equipment was higher in prior year because we began to perform extraction services for our customers in 2015.

During the year ended December 31, 2016, we generated $846,004 in financing activities compared to $780,700 in 2015. In 2016, $600,000 was provided from advances from our majority stockholder, $180,854 was provided through the merger and $65,000 was provided from proceeds from issuance of common stock. In 2015, cash provided by financing activities was almost entirely from issuance of common stock.

As a result of the above, as of December 31, 2016, we had a negative consolidated cash flow of $177,296 for the year compared to a negative consolidated cash flow of $71,984 for the year ended December 31, 2015.

Discussions Regarding Operating Leases and Commitments

As of December 31, 2016, the Company has the following operating lease obligations.

The Company rents administrative space in Clearwater, Florida at $877 per month on a month to month basis, and rents retail space in Pueblo, Colorado at $2,000 per month on a month to month basis. The Company also rented a small apartment at $750 per month until December 31, 2016.

On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019 and at a starting salary of $170,000 and annual bonus at 35% of the salary. Any salary and bonus increases must be reviewed and approved by the Company’s board of directors. The agreement provides for a monthly reimbursement of $1,000 for the rental of a second office owned by the CEO and a monthly automobile allowance of $1,000. During the year ended December 31, 2016, expenses related to the office rental and automobile allowance totaled $16,000 of which $4,000 remained owed to the CEO at December 31, 2016. As such, the Company is committed to annual expenditures of $24,000 for each of the years ended December 31, 2017, 2018 and 2019.

Financing of Planned Expansions and Other Expenditures

We anticipate seeking additional capital through the sale of our equity securities in a private placement offering, but no assurance can be made that we will be able to find willing buyers for such securities. Moreover, as we contemplate selling our securities by way of an exemption from registration, there can be no assurance that we can be able to identify a satisfactory number of suitable buyers to whom we may legally offer such securities, or if we are successful in identifying suitable buyers that we will be successful in raising capital, or if successful in raising capital that we can be successful in implementing any plan for acquisitions or adding or expanding any operations.

We would anticipate using the proceeds from any capital raise to bolster our new operations, pay the costs of adding new equipment and services that could provide revenue streams to meet our expenses, and/or acquire a partial or whole interest in a grow facility.

Going Concern

The Company has not generated profit to date. The Company expects to continue to incur operating losses as it proceeds with its extraction and research and development activities and continues to navigate it through the regulatory process. The Company expects general and administrative costs to increase, as the Company adds personnel and other administrative expenses associated with its current efforts. As such, and without substantially increasing revenue or finding new sources of capital, the Company will find it difficult to continue to meet its obligations as they come due.  The Company is still locating new clients for its services and products, and the business is generally seasonal with the second and third quarters of the calendar year being the slowest as a result of it being the “off season” for outside grow of Cannabis hemp plants.  The Company is currently involved in a capital raise which, if successful, could result in obtaining indoor grow facilities that could provide for year-round grows. There can be no assurance that the Company will be successful in its efforts to raise capital, or if it were successful in raising capital, that it would be successful in meeting its business plans.  While the services performed by the Company’s MariJ Pharma subsidiary and sales of current inventory supplies, if sold on a seasonally-adjusted basis, are anticipated to be sufficient to meet the Company’s liquidity needs, these factors raise some doubt as to the ability of the Company to continue as a going concern.  Management’s plans include increasing production at the Company’s new MariJ Pharma subsidiary during 2017, selling its inventories of products, attempting to start new businesses or find additional operational businesses to buy, and attempting to raise funds from the public through an equity offering of the Company’s common stock and sales of convertible debentures through a private placement offering instituted in the early part of 2017. Management intends to make every effort to identify and develop all these sources of funds, but there can be no assurance that Management’s plans will be successful.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses for all periods presented and has a substantial accumulated deficit. As of December 31, 2016, these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applied on a consistent basis. The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. A complete summary of these policies is included in Note 4 of the notes to our financial statements. We believe that the following accounting policies are those most critical to the judgment and estimates used in preparation of our consolidated financial statements.

INVENTORIES – Inventories are stated at the lower of cost or market.  Cost is determined using the average cost method. The Company’s inventory consists of raw materials and finished goods. Finished goods inventories are separated into two discernible product lines of organic and non-organic products. Cost of inventory includes cost of ingredients, labor, quality control and all other costs incurred to bring our inventories to condition ready to be sold.

PROPERTY AND EQUIPMENT – Property and equipment are stated at cost less accumulated depreciation.  Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.  Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to fifteen years.

IMPAIRMENT OF LONG-LIVED ASSETS – In accordance with Accounting Standards Codification 360-10-05 - Impairment or Disposal of Long-Lived Assets, long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment at least annually or whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  The Company did not recognize any impairment losses for any periods presented.

REVENUE RECOGNITION – The Company generates revenue from extracting and processing very high quality, high-cannabinoid profile content medical grade cannabis oils from medicinal cannabis plants.  The Company recognizes revenue when it is realized or realizable and earned.
The Company considers revenue realized or realizable and earned when all of the following criteria are met:

o          persuasive evidence of an arrangement exists
o          the product has been shipped or the services have been rendered to the customer
o          the sales price is fixed or determinable
o          collectability is reasonably assured.

STOCK BASED COMPENSATION - The Company accounts for stock-based compensation under Accounting Standards Codification 718 - Compensation-Stock Compensation (“ASC 718”). ASC 718 requires that all stock-based compensation be recognized as expense in the financial statements and that such cost be measured at the fair value of the award at the grant date and recognized over the period during which an employee is required to provide services (requisite service period). An additional requirement of ASC 718 is that estimated forfeitures be considered in determining compensation expense. Estimating forfeitures did not have a material impact on the determination of compensation expense during the years ended December 31, 2016 and 2015.

The Company accounts for stock based awards based on the fair market value of the instrument using the Black-Scholes option pricing model and utilizing certain assumptions including the followings:

Risk-free interest rate – This is the yield on U.S. Treasury Securities posted at the date of grant (or date of modification) having a term equal to the expected life of the option. An increase in the risk-free interest rate will increase compensation expense.

Expected life—years – This is the period of time over which the options granted are expected to remain outstanding. Options granted by the Company had a maximum term of ten years. An increase in the expected life will increase compensation expense.

Expected volatility – Actual changes in the market value of stock are used to calculate the volatility assumption.  An increase in the expected volatility will increase compensation expense.

Dividend yield – This is the annual rate of dividends per share over the exercise price of the option. An increase in the dividend yield will decrease compensation expense.  The Company does not currently pay dividends and has no immediate plans to do so in the near future.

The fair values of options issued are being amortized over the respective vesting periods (primarily four years).  The amortized cost recognized for the years ended December 31, 2016 and 2015 was $0.  There is no future amortization of the fair value of options.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of Accounting Standards Codification 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
 ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors
The directors and executive officers of the Company, and their respective ages, as of December 31, 2016, and positions held with the Company, were as follows:
Name	Age	Position
Richard K. Pertile	54	Director, President, Chairman of the Board, and Chief Executive Officer
Steven L. Sample (1)	69	Secretary
Danny R. Gibbs	59	Director
Neil Gholson	57	Director
Gary J. Roberts, Jr.	50	Director
Kim Edwards	49	Vice President and Chief Operating Officer

(1)	Steven L. Sample resigned as employee and director of the Company effective December 31, 2016. See Item 9B for additional information.

Richard K. Pertile, age 54, became CEO, President, a Director, and Chairman of the Board of Directors of the Company on January 15, 2016.Since 2013 until January 15, 2016 Mr. Pertile served as President and Chief Executive Officer of MariJ Agricultural, Inc.  He founded JR Cannabis Industries, Canna-Tags, and Canna-Cures R&D in Clearwater Florida where he began building a medical cannabis consortium.   Born, raised and educated in the Chicago area, he successfully operated his own restaurants, hotel and nightclub.  Relocating to Pinellas County, Florida in 1989, Mr. Pertile joined Cornerstone Marketing of America, a subsidiary of United Insurance Companies, quickly being promoted to Executive Vice-President with responsibility for building its nationwide outside sales team.  By the end of 2003, Mr. Pertile achieved year-over-year compounded growth of 30%, generating more than $1 billion in sales through 8,000 independent contractors in 40 states.  After retiring in 2004, he turned his attention to philanthropy work in helping build a workout facility with the Juvenile Protection Services Program of Florida.  From 2006 to 2010, after re-entering the business sector, he became President and Chief Marketing Officer of Independent Producers of America, a small Texas corporation he lead to becoming a publicly traded company on the Nasdaq Exchange.  Again turning his attention to philanthropies in 2010, he formed the Pertile Family Foundation and was appointed to the Board of Directors of the Tampa Chapter of the American Diabetes Association where he concentrated his fundraising activities. Mr. Pertile earned degrees in Business Management and Wastewater Engineering from the College of Lake County, Illinois, and trained under such recognized business leaders as Zig Ziglar, Dr. David Cook, Dr. Rick Jernigan, Brian Flanagan, and Brian Tracy.  Mr. Pertile resides in Florida with his wife of 27 years, Debbie.  They have two sons, ages 24 and 20, both residing in Florida.   Due to Mr. Pertile’s experience with a public company and other successes in an extensive business career, it was determined that he possessed sufficient qualifications, attributes and skills to be a director for our Company.

Danny R. Gibbs, age 59 was reappointed to the Board of Directors on September 1, 2013 after originally serving from October of 1984 through September 29, 2011.  Mr. Gibbs was the President of Gibbs Construction, Inc. (later becoming Acacia Automotive, Inc. and ultimately Acacia Diversified Holdings, Inc.) and a charter member of the Company’s Board of Directors beginning with its formation in October of 1984 until April of 2000, and in February of 2007 Mr. Gibbs agreed to serve on Acacia’s new board, where he served until September 29, 2011. The Company was most pleased to welcome Mr. Gibbs’ return to its Board of Directors as he brings decades of experience in the public domain.  From 2000 through 2003, Mr. Gibbs served as Senior Project Manager for TOC Companies in the Dallas, Texas area. From the beginning of 2004 through the present, he has served in a similar capacity with Dimensional Construction, Inc. Both companies were located in Garland, Texas where Mr. Gibbs resides with his family.  The experience and skills developed by Mr. Gibbs as a charter member of our Board of Directors from 1984 through the year 2000, lead our Board of Directors to conclude that such experience would be beneficial and a more than adequate qualification for him to serve again on our Board of Directors.

Neil B. Gholson, age 57.  Mr. Gholson’s background is rooted deeply in the financial services and insurance industries since 1988, serving on the board of directors with 4 companies during the last ten years.  Mr. Gholson has been the owner and principal of Long Term Care Financial Solutions, LLC since 2003, and co-owner and principal of Medicare Insurance Consultants, LLC since 2015. He graduated with a BA in History from Atlantic Christian College in 1981, and earned a Certificate in Financial Planning from Florida State University in 2006.  Mr. Gholson resides in Tampa, Florida with wife Michele and 2 daughters.   Due to Mr. Gholson’s extensive experience in the financial services industry and service on the Board of Directors of other companies, he possesses the skills and attributes sufficient to serve on our Board of Directors.

Gary J. Roberts, Jr., age 50. As a young entrepreneur attending the University of Alabama, Mr. Roberts started and grew various service-oriented companies. Following college, Mr. Roberts played a key role in developing Transplatinum Plus, an electronic fuel card transfer company in Nashville, Tennessee that was eventually sold to Fleet One. For the next eight years Mr. Roberts served as Vice President and Chief Operating Officer of Perma Crete Resurfacing Products in Nashville, Tennessee from 1993 to 2001 where he expanded the operation nationally with an extensive dealership distribution system as well as running a national retail installation department. In 2001, Gary shifted gears and turned his focus to the Health Insurance industry.  He was District Manager with Cornerstone America from 2000 to 2002 while building one of the top teams in the nation. Gary assumed the position of Vice President of the Company’s Southeastern Territory in 2003, maintaining that position through the present. During this time, Mr. Roberts has continued to build it into one the nation’s largest insurance distribution groups, with his territory ranking in the top two USA every year as well as being ranked as the top territory in the USA one of those years.   Mr. Roberts has extensive experience in business in various industries on a national scale. We believe that this experience in developing a national distribution and retail installation system are attributes and demonstrate skills that are valuable to our Board of Directors.

Kim E. Edwards, age 49, was born and raised in Boston, Massachusetts until moving to Florida to assume a position in resource and financial management, later managing advisory services for an independent financial firm. Mrs. Edwards subsequently owned and operated retail businesses in Florida. After serving as a Director in the healthcare industry for Independent Producers of America April 2009 through May 2014, Mrs. Edwards joined MariJ Agricultural, Inc. May 2014.  Following the merger between the MariJ Group of companies and Acacia, Mrs. Edwards assumed the duties of Chief Operating Officer of the consolidated entity, and was appointed as Vice President of the Company in conjunction with her other duties on August 18, 2016. Mrs. Edwards and her husband of 25 years reside in the Palm Harbor, Florida area with their three children.

Section 16(a) Beneficial Ownership Reporting Compliance

Our shares of common stock are registered under the Exchange Act, and therefore our officers, directors and holders of more than 10% of our outstanding shares are subject to the provisions of Section 16(a) which requires them to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of reports submitted to us during the fiscal year ended December 31, 2016, the only reportable event is that our Chief Operating Officer, Kim E. Edwards, failed to timely file a Form 3 upon being named as an officer of our Company.

Committees of the Board of Directors

On January 15, 2016, the Company appointed various directors to committees and the chairs thereof as follows:

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating Committee. The Board has determined that the Chairs and all non-employee committee members are independent under applicable NASDAQ, NYSE, and SEC rules for committee memberships. The members of the committees are shown in the table below.  The Company’s CEO, Mr. Pertile, as an employee and director of the Company, is considered to be “not independent”.

The table below reflects each of the directors and the committee(s) on which they serve.  A committee member who is also the chair of that committee is designated as “Chair” rather than as “Member”.

Director Name	Audit Committee	Compensation Committee	Nominating Committee	Primary Committee
Richard K. Pertile	—	—	Member	Member
Danny R. Gibbs	Chair	Member	Member	Member
Neil B. Gholson	Member	Chair	Chair	—
Gary J. Roberts, Jr.	Member	Member	—	Chair

Audit Committee

The Audit Committee has not yet adopted a written charter. However, the Audit Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”); (iii) received the written disclosures and the letter from the independent accountants required by the Public Company Accounting Oversight Board (Rule No. 3526, Communications with Audit Committees Concerning Independence), as may be modified or supplemented; (iv) discussed with the independent accountant the independent accountant’s independence; and (v) recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10–K.

The Company believes the Audit Committee should be responsible primarily for assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm, evaluating the Company’s accounting policies and the system of internal controls established by management and the Board, and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

Primary Committee
The Corporation’s Board of Directors determined that it was in the best interests of the Corporation to discontinue its Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan in its entirety, continuing to honor any shares, options, or warrants heretofore issued under the Plan.  The Corporation’s Primary Committee continues to have full authority to issue shares, options, and warrants as it deems necessary without the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan, and unanimously approved those actions in a meeting of the Board of Directors on June 9, 2015.  Those actions were ratified in a Special Meeting of Shareholders of the Corporation by the written consent of more than 50% of the shareholders on June 29, 2015.

Compensation Committee

The Compensation Committee is responsible primarily for reviewing the compensation arrangements for the Company’s executive officers, including the CEO, and reviewing the Board’s compensation. It is authorized by the Board of Directors to approve compensation arrangements and employment agreements.  The only employment agreement currently in place is that of Richard K. Pertile, the Company’s current CEO who serves as an employee and a director.

Nominating Committee

The Nominating Committee assists the Board in identifying qualified individuals to become directors and can make recommendations to the Board concerning the size, structure and composition of the Board and its committees. In evaluating potential nominees to the Board, the Nominating Committee considers, among other things, independence, character, ability to exercise sound judgment, demonstrated leadership skills, and experience in the context of the needs of the Board. The Nominating Committee can consider candidates proposed by shareholders and would evaluate them using the same criteria as for other candidates.

Three members of the board of directors are considered to be independent directors, but Mr. Pertile and Ms. Edwards, as current CEO and COO, respectively, of the Company and by virtue of their status as affiliates of the Company, are not considered to be independent.  Thus, there is a potential conflict in that Mr. Pertile and Ms. Edwards, as board members who are also part of management, will participate in discussions concerning issues that may affect management decisions.

Code of Ethics

Given that the Company has had only limited operating history, the Company has not adopted a Code of Ethics.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation earned during the years ended December 31, 2016 and 2015 by the Company’s Chief Executive Officers, Chief Financial Officer and Chief Operating Officer, for whom disclosure is required:

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Total
Richard K. Pertile (1)	2016	$170,000	0	$170,000
	2015	$120,000	0	$120,000
Kim Edwards (2)	2016	$96,000	0	$96,000
	2015	$60,000	0	$60,000
Steven Sample, CEO (3)	2016	$445,000	$48,000	$493,000
	2015	$225,000	$283,615	$508,615

(1)  Mr. Pertile became CEO and CFO of the Company on January 15, 2016 and has continued to serve in that capacity without interruption.
(2)  Ms. Edwards became Vice President and COO of the Company on August 18, 2016 and has continued to serve in that capacity without interruption.
(3)  Mr. Sample became CEO of the Company in 2006 and continued to serve in that capacity without interruption until January 15, 2016. The Company provided automobiles, or allowances in lieu thereof, to Mr. Sample in 2015, the value of which was less than $10,000.
As of December 31, 2016, the Company has not paid any compensation to its officers in the form of common stock, and there is currently no plan to do so.

Director Compensation

Since February 1, 2007 through December 31, 2010 directors of the Company served without compensation except under the Acacia Automotive, Inc. 2007 Stock Incentive Plan for which each non-employee director of the Company was granted an option to acquire an initial 10,000 shares of common stock upon his appointment or election to the board, and 15,000 additional options were granted upon election to a full term and annually thereafter.  On December 30, 2010, the Company’s Board of Directors suspended the issuance of options as compensation to its directors effective January 1, 2011, and as such issued no options as director compensation from that time through December 31, 2016.  The Company did not issue any common stock purchase options for any reason since December 31, 2010. In 2015, the Company paid cash compensation to each of its three non-employee directors in the amount of $10,000 per director for a total of $30,000. In 2016, the Company paid $1,000 cash compensation to each of our four non-employee directors as reimbursement for travel and other expenses for attending our annual meeting.  In 2017, we also issued each of our directors 10,000 shares of our restricted common stock as compensation for fiscal year 2016.

The following table sets forth certain information regarding the cash compensation paid to directors for the fiscal years ended December 31, 2016 and 2015:

	Dollar Amount Recognized for Financial Reporting Purposes
	2016	2015
Richard K. Pertile (1)	$-0-	$-0-
Steven L. Sample (2)	-0-	-0-
Neil B. Gholson (3)	-0-	-0-
Gary J. Roberts, Jr. (4)	-0-	-0-
Danny Gibbs (5)	-0-	10,000
V. Weldon Hewitt (6)	-0-	10,000
Dan L. Rigdon (7)	-0-	10,000
Total	$-0-	$30,000

Upon a change of control, all outstanding options granted to executive officers and directors vest.

(1)	Appointed as Chairman of the Company’s Board of Directors January 15, 2016.
(2)	Served as Chairman of the Company’s Board of Directors from August 2006 until January 15, 2016, at which time he continued to serve as a director until resigning on January 17, 2017.
(3)	Appointed to the Company’s Board of Directors on January 15, 2016.
(4)	Appointed to the Company’s Board of Directors on January 15, 2016.
(5)
Originally served on the Company’s board of directors from 1984 through August of 2006.  Was again appointed to the Board of Directors on February 1, 2007 where he served until September 29, 2011.  Was reappointed to the Board of Directors on September 1, 2013 and continues to serve.

(6)
Originally served on the Company’s board of directors from 1984 through August of 2006.  Was again appointed to the Board of Directors on February 1, 2007 where he served until September 29, 2011.  Was reappointed to the Board of Directors on September 1, 2013, and served until resigning January 15, 2016.

(7)	Appointed to the Company’s Board of Directors on September 1, 2013.

Benefit Plans

As a part of the changes resulting in the emergence of Acacia Automotive, Inc. from the former Gibbs Construction, Inc. in 2007, all stock option plans and warrants existing prior to the change of name and change of control to Acacia’s management in 2007 were canceled.  At the board of directors meeting held on February 1, 2007, the Company adopted a new stock incentive plan.  Awards of options made after that date were in congruence with the Acacia Automotive, Inc. 2007 Stock Incentive Plan.  On July 26, 2012, shareholders representing a majority of the votes of the Company voted to extend the Company’s stock incentive plan and rename it the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan. The Company provided health, disability, and life insurance plans for its parent Company employees until July 31, 2012, and provided certain additional benefits to its CEO under the terms of his employment agreement. On June 29, 2015 shareholders representing a majority of the votes of the Company voted to terminate the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan.  In actions of January 15, 2016 the Company discontinued certain benefits to Mr. Sample following his resignation as CEO, President and Chairman of the Board by granting him a Modified Employment Agreement effective as of that date.  He remained as an employee and a director of the Company until terminating his Employment Agreement and resigning on January 17, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 1 , 201 7 , the ownership of common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each director of the Company, and (iii) all directors and officers as a group.  Except as otherwise indicated, each stockholder identified in the table possesses sole dispositive voting and investment power with respect to its or his shares.

Shares Owned as of August 1, 2017

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Richard K. Pertile (1) 13575 58th Street N. #138 Clearwater, FL 33760	4,867,000	27.44%
Steven L. Sample (2) 2806 SE 29th Street Ocala, FL 34471	1,669,290	9.52%
Neil B. Gholson (3) 13575 58th Street N. #138 Clearwater, FL 33760	240,000	1.38%
Gary J. Roberts (4) 13575 58th Street N. #138 Clearwater, FL 33760	282,000	1.62%
Danny R. Gibbs (5) 13575 58th Street N. #138 Clearwater, FL 33760	157,500	.90%
All directors and officers as a group (five persons)	5,760,750	33.04%
All of the above as a group (six persons)	7,430,040	42.61%

(1)  Mr. Pertile became the CEO and President of the Company and the Chairman of the Board of Directors on January 15, 2016.  He acquired 1,014,000 shares of the Company’s Common stock in the Asset Purchase Agreement on that same date by and between the Company and the MariJ Group of Companies.  Mr. Pertile also acquired another 1,220,000 shares of the Company’s Common stock in the remainder of 2016, resulting in his ownership of a total of 2,234,000 shares with a corresponding number of votes, or 13.31% of the total issued and outstanding shares of the Company.  Mr. Pertile was issued 100,000 shares of the restricted Common stock of the Company in 2017 for services.  Mr. Pertile had also obtained from Mr. Sample, in conjunction with the acquisition, the right to acquire an additional 2,500,000 shares of Mr. Sample’s Common stock of the Company, and in 2017 Mr. Pertile exercised his option to do so.   The beneficial share ownership total for Mr. Pertile includes 80,000 shares owned by his spouse, Debbie Pertile.

(2) Mr. Sample served as the Company’s CEO, President, and Chairman of the Board from 2006 until January 15, 2016, when the Company acquired the MariJ Group of companies and installed that group’s chief executive as Acacia’s. Further, 2,500,000 of Mr. Sample’s shares in the above table were extended to Mr. Pertile through an offer to purchase in conjunction with the MariJ Asset Purchase Agreement.  Mr. Pertile exercised his right to acquire those shares on January 17, 2017 .   In subsequent events, Mr. Sample resigned as an employee and director of the Company on January 17, 2017 to pursue other interests.  Mr. Sample disclaims any beneficial ownership of any securities owned by others, and disclaims any beneficial ownership by others of any securities he owns.

(3)  Mr. Gholson became a director of the Company on January 15, 2016 and acquired 60,000 shares of the Company’s Common stock in the Asset Purchase Agreement of that same date, and purchased an additional 110,000 shares in 2016 for a total of 170,000 shares. The beneficial share ownership total for Mr. Gholson includes 115,000 shares held in his self-directed individual retirement account.

(4)  Mr. Roberts became a director of the Company on January 15, 2016 and acquired 102,000 shares of the Company’s Common stock in the Asset Purchase Agreement of that same date, and purchased an additional 150,000 shares in 2016 for a total of 252,000 shares.  Mr. Roberts acquired another 10,000 shares in 2017, the total of which is reflected in the following table as of February 28, 2017.

(5)  Mr. Gibbs is a founder of the Company, first becoming a director in October 1984 before departing in September 2011.  Mr. Gibbs rejoined the board in 2013 and has continued to serve until the present.  Mr. Gibbs purchased 40,000 restricted shares of the Company in 2016.

Unless otherwise indicated, the address for each of the above-named individuals is 13575 58th Street North, Clearwater, Florida, 33760.

Change of Control

In subsequent events, and as a result of the acquisition of significant shares of the Company’s Common stock by its CEO, Mr. Pertile and a significant reduction in ownership of the Company’s Common stock by its previous CEO Mr. Sample, Mr. Pertile became the Company’s largest shareholder with effective control.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Richard K. Pertile became the CEO and President of the Company and the Chairman of the Board of Directors on January 15, 2016.  He acquired 1,014,000 shares of the Company’s Common stock in the Asset Purchase Agreement on that same date by and between the Company and the MariJ Group of Companies.  Mr. Pertile also acquired another 1,220,000 shares of the Company’s Common stock in the remainder of 2016, resulting in his ownership of a total of 2,234,000 shares with a corresponding number of votes, or 13.31% of the total issued and outstanding shares of the Company.  Mr. Pertile was issued 100,000 shares of the restricted Common stock of the Company in 2017 for services.  Mr. Pertile had also obtained from Mr. Sample, in conjunction with the acquisition, the right to acquire an additional 2,500,000 shares of Mr. Sample’s Common stock of the Company, and in 2017 Mr. Pertile exercised his option to do so.

On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019. The agreement provides for a monthly reimbursement of $1,000 for the rental of a second office owned by the CEO and a monthly automobile allowance of $1,000. During the three months ended March 31, 2017, expenses related to the office rental and automobile allowance totaled $6,000 of which $10,000 remained owed to the CEO at March 31, 2017.

On January 17, 2017, the former CEO of the Company resigned as an employee and director of the Company and terminated his employment agreement, effective December 31, 2016, in exchange of a settlement compensation of $250,000. This amount was included in accrued expenses on the Company’s consolidated balance sheet as of December 31, 2016 and it was paid in January 2017. To fund the settlement compensation and additional operating expenses, the board of directors approved entering into a note agreement in the amount of $300,000 with the Company’s current CEO. The note bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest of $4,800 at March 31, 2017. Concurrently, the board of directors also approved issuance of 100,000 shares of the Company’s common stock as additional interest. These shares are debt issuance costs, valued at $182,000. The costs were expensed at the commitment date of the note as interest expense, because the note is a short-term capital advance, with no stated term, to be repaid upon the company’s expected future sale of equity securities.

JR Cannabis Industry, LLC (“JR”) provided administrative and management services for all MariJ Ag. In return for these services, MariJ Ag paid JR a management fee of $20,000 per month plus JR’s ordinary and reasonable business expenses. During the year ended December 31, 2015, total management fees were $399,009. This amount was eliminated in the consolidated statement of operations.

In January 2017, the Company entered into a note agreement in the amount of $300,000 with the Company’s CEO. The note bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest of $10,784 at June 30, 2017. Interest expense on this note for the three and six months ended was $4,800 and $5,984, respectively. Concurrently, the board of directors also approved issuance of 100,000 shares of the Company’s common stock as additional interest. These shares are debt issuance costs, valued at $182,000. The costs were expensed at the commitment date of the note as interest expense since the note is a short-term capital advance with no stated term. It is expected to be repaid upon the company’s future sale of equity securities.

In June 2017, the Company entered into a note agreement in the amount of $105,000 with the Company’s CEO for short term working capital advance. The note bears interest at a rate of 8% per annum and specifies no due date.

The total debt of $405,000 is convertible into shares of the Company’s common stock at $.50/share, for a total of 810,000 shares.

Payable to Related Parties

Payable to related parties consisted of the followings at June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Short term loan from related entity (1)	$35,348	$-
Short term loan from related entity (1)	39,000	-
Storage and corporate housing and auto allowances owed to CEO (2)	8,000	4,000
Working capital advances from CEO (3)	130,050	-
	$212,398	$4,000

(1) In March 2017 and June 2017, the Company received a working capital advance of $35,348 and $39,000, respectively, from a related entity. These amounts have been included in payable to related parties on the consolidated balance sheet at June 30, 2017.

(2) On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019. The agreement provides for a monthly storage and corporate housing allowance of $1,000 for a property owned by the CEO and a monthly automobile allowance of $1,000. During the three and six months ended June 30, 2017, expenses related to the housing and automobile allowances totaled $6,000 and $12,000, respectively, of which $8,000 and $4,000 remained owed to the CEO at June 30, 2017 and December 31, 2016, respectively.

(3) In June 2017, the Company’s CEO provided the Company with a short term working capital advance of $130,050. This amount remained outstanding at June 30, 2017.

Other Related Party Transactions

In March 2017, the Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service as a broker for the financing transaction and the equity purchase agreement described in NOTES 6 and 7. The Company determined that 16,000 shares of the total number of shares represent non-cash debt issuance costs directly related to the convertible notes financing and the remaining 34,000 shares represent non-cash offering costs directly related to the equity purchase agreement with this investor. These shares are valued at $82,500.

In May 2017, the Company and EMT entered into an agreement to purchase a parcel in Tennessee and an Industrial Hemp Grower License issued by the Tennessee Department of Agriculture from one of the Company’s directors. The purchase price of the transaction was 80,000 shares of the Company’s restricted common stock. These shares were valued at $1.60 per share, or $128,000, on commitment date. EMT allocated the purchase price among the assets acquired based on their fair values as follow:

Land	$26,194
Land preparation and cleanup	15,000
Industrial Hemp Grower License	-
Other considerations	86,806
Total Purchase Price	$128,000

 The Company determined the value of the land based on the purchase price paid by the director in December 2016. There have been no significant changes in the value of the land since that time. The Company estimated land preparation and cleanup costs at $15,000. The director applied for and paid a fee of $264 to obtain the license. The Company was not able to determine the value of the license since the license was granted as part of the hemp pilot program in Tennessee. The Company entered into this agreement with its director, in lieu of the state of Tennessee, as a result of the state’s residency requirement to enter into the cannabis industry in Tennessee. Therefore, this director is also a registered agent and a director of EMT, a Tennessee corporation and the remaining purchase price of $86,806 represented other considerations to this director in his effort in preparing the Company for operations in Tennessee.

Neil B. Gholson became a director of the Company on January 15, 2016 and acquired 60,000 shares of the Company’s Common stock in the Asset Purchase Agreement of that same date, and purchased an additional 110,000 shares in 2016 for a total of 170,000 shares.

Gary J. Roberts, Jr. became a director of the Company on January 15, 2016 and acquired 102,000 shares of the Company’s Common stock in the Asset Purchase Agreement of that same date, and purchased an additional 150,000 shares in 2016 for a total of 252,000 shares.  Mr. Roberts acquired another 10,000 shares in 2017, the total of which is reflected in the following table as of February 28, 2017.

Danny R. Gibbs is a founder of the Company, first becoming a director in October 1984 before departing in September 2011.  Mr. Gibbs rejoined the board in 2013 and has continued to serve until the present.  Mr. Gibbs purchased 40,000 restricted shares of the Company in 2016.

Director Independence

We believe that, in accordance with the requirements of the NASDAQ, NYSE and SEC , that Messrs. Gibbs, Gholson, and Roberts are independent directors, those three individuals being a majority of our current Board of Directors. As employee-officers and directors of the Company, Mr. Pertile and Ms. Edwards are not considered to be independent.

Conflicts of Interest.

The Company and its management may be subject to various conflicts of interest policies. The Company’s management is not independent, yet the Company relies solely on management for guiding its day-to-day operations and managing its assets.  As such, certain employees may have conflicts of interest in allocating time, services and functions to the Company in deference to their other activities.

The Company has no other full-time corporate officers except for Mr. Pertile, its President and CEO, and Mrs. Edwards, its Vice President and COO, who devote the majority of their business time and efforts to the management and direction of the Company and its subsidiaries.  The President and CEO of the Company serves as a director of the Company as well as serving as an officer and director of the Company’s subsidiary corporations.  Service in those capacities with the subsidiaries is not considered to constitute a conflict of interest on the part of employees, managers, or directors.  The Company’s CEO and COO continued to serve in those capacities as of December 31, 2016. Mr. Sample resigned as CEO, President and Chairman of the Board of the Company on January 15, 2016 in favor of selection of new officers following the Company’s acquisitions of the MariJ Group of companies on that same date. Mr. Sample remained as a non-officer employee and director of the Company until January 17, 2017, at which time he resigned, effective December 31, 2016.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Texas law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the Common Stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F. Street, N.E., Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

ACACIA DIVERSIFIED HOLDINGS, INC. INDEX TO FINANCIAL STATEMENTS As of June 3 0 , 2017 and December 31, 2016 and for the Six Months Ended June 3 0 , 2017 and June 3 0 , 2016 (Unaudited)	Page
Consolidated Balance Sheets - June 3 0 , 2017 (unaudited) and December 31, 2016 (audited)	F-2

Consolidated Statements of Operations - Six Months Ended June 3 0 , 2017 and June 3 0 , 2016	F-3

Consolidated Statements of Cash Flows - Six Months Ended June 3 0 , 2017 and June 3 0 , 2016	F-4

Notes to Unaudited Consolidated Financial Statements	F-5

As of December 31, 2016 and 2015 and for the Years Ended December 31, 2016 and 2015 (Audited)	Page

Report of Independent Registered Public Accounting Firm	F-12

Consolidated Balance Sheets - As of December 31, 2016 and 2015	F-13

Consolidated Statements of Operations - For the Years Ended December 31, 2016 and 2015	F-14

Consolidated Statements of Changes in Stockholders’ Equity - For the Years Ended December 31, 2016 and 2015	F-15

Consolidated Statements of Cash Flows - For the Years Ended December 31, 2016 and 2015	F-16

Notes to Consolidated Financial Statements	F-17

ACACIA DIVERSIFIED HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$135,170	$43,878
Accounts receivable	97,571	35,630
Inventories	58,021	63,085
Prepaid expenses and other current assets	6,035	60,502
Total Current Assets	296,797	203,095

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $147,496 and $108,886 in 2017 and 2016, respectively	484,627	480,847

OTHER ASSETS:
Deferred offering cost	240,900	-
Deposits	841	841
Total Other Assets	241,741	841

TOTAL ASSETS	$1,023,165	$684,783

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$56,222	$69,938
Accrued expenses	227,321	320,592
Notes payable to related party	405,000	-
Payable to related parties	212,398	4,000
Total Current Liabilities	900,941	394,530

Total Liabilities	900,941	394,530

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 150,000,000 shares authorized; 17,524,462 and 16,931,816 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	17,524	16,932
Additional paid-in capital	4,429,236	3,393,539
Accumulated deficit	(4,324,536)	(3,120,218)
Total Stockholders’ Equity	122,224	290,253

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,023,165	$684,783

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

REVENUE	$132,715	$-	$280,361	$225,366

COSTS OF GOODS SOLD
Costs of goods sold	51,901	28,260	128,638	78,257
Depreciation expense	18,098	13,029	36,102	34,807
	69,999	41,289	164,740	113,064

GROSS PROFIT (LOSS)	62,716	(41,289)	115,621	112,302

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Employee compensation expenses	295,501	138,784	423,961	276,007
General and administrative expenses	102,242	123,669	486,336	356,027
Depreciation expense	1,548	1,126	3,259	2,624
	399,291	263,579	913,556	634,658

LOSS FROM OPERATIONS	(336,575)	(304,868)	(797,935)	(522,356)

OTHER INCOME (EXPENSES)
Loss on sale of equipment to related party	(4,249)	-	(4,249)	(42,987)
Interest expense	(168,984)	(38)	(403,134)	(38)
Other income	-	-	1,000	-
TOTAL OTHER EXPENSES	(173,233)	(38)	(406,383)	(43,025)

NET LOSS BEFORE INCOME TAXES	$(509,808)	$(304,906)	$(1,204,318)	$(565,381)
Income taxes	-	-	-	-

NET LOSS	$(509,808)	$(304,906)	$(1,204,318)	$(565,381)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.03)	$(0.02)	$(0.07)	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	17,430,712	15,430,256	17,245,471	15,430,256

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(UNAUDITED)

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,204,318)	$(565,381)
Adjustments to reconcile net loss to net cash and cash equivalents used by operating activities:
Depreciation	39,361	37,431
Common stock issued for services	337,469	-
Employee stock plan	50,327	-
Common stock issued for interest	366,400	-
Amortization of debt discount	20,950	-
Loss on sale of equipment to related party	4,249	42,987
(Increase) decrease in:
Accounts receivable	(61,941)	147,700
Inventories	5,064	(84,982)
Prepaid expenses and other current assets	54,466	(5,220)
Increase (decrease) in:
Accounts payable	(19,666)	79,772
Accrued expenses	(93,271)	-
Payable to related parties	78,348	-
Net cash used by operating activities	(422,562)	(347,693)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(6,196)	(10,623)
Net cash used by investing activities	(6,196)	(10,623)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from payable to related party	130,050	79,000
Proceeds from issuance of convertible note payable, net	85,000	-
Repayment on convertible note payable	(100,000)	-
Proceeds from issuance of note payable to related party	405,000	-
Proceeds from reverse acquisition	-	180,854
Net cash provided by financing activities	520,050	259,854

Net change in cash and cash equivalents	91,292	(98,462)

Cash and cash equivalents, beginning of the period	43,878	221,174

Cash and cash equivalents, end of the period	$135,170	$122,712

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$5,000	$38
Cash paid for income taxes	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued for acquisition of property	$41,194	$-
Common stock issued for deferred offering cost	$240,900	$-
Changes in operating assets and liabilities due to reverse acquisition:
Prepaid expenses	$-	$(3,434)
Property and equipment	$-	$(95,860)
Accumulated depreciation	$-	$44,332
Deposits	$-	$(841)
Accounts payable	$-	$6,973
Additional paid-in capital	$-	$48,830

The accompanying notes are an integral part of these consolidated financial statements

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2017
(UNAUDITED)

NOTE 1 – THE COMPANY

Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”) has two wholly-owned subsidiaries, MariJ Pharmaceuticals, Inc. (“MariJ Pharma”) and Canna-Cures Research & Development Center, Inc. (“Canna-Cures”)

During the quarter ended June 30, 2017, the Company formed a new wholly-owned subsidiary, Eufloria Medical of Tennessee, Inc (“EMT”), a company incorporated in the state of Tennessee. The Company formed this new subsidiary to acquire a parcel of land and a license from one of its directors.  See details in Note 4 - Related Party Transactions.

The Company’s primary source revenue is from the extraction of medicinal cannabis oil, from a non-psychoactive cannabis plant. All extraction services are currently limited to the State of Colorado, as the Company is attempting to obtain various licenses for business in the State of Florida.

NOTE 2 – GOING CONCERN

The Company has not generated profit to date. The Company expects to continue to incur operating losses as it proceeds with its extraction and research and development activities and continues to navigate through the regulatory process. The Company expects general and administrative costs to increase, as the Company adds personnel and other administrative expenses associated with its current efforts. As such, and without substantially increasing revenue or finding new sources of capital, the Company will find it difficult to continue to meet its obligations as they come due.  The Company continues to seek working capital but there can be no assurance that the Company will be successful in its efforts to raise capital, or if it were successful in raising capital, that it would be successful in meeting its business plans.  While the services performed by the Company’s MariJ Pharma subsidiary are anticipated to be sufficient to partly meet the Company’s liquidity needs, these factors raise substantial doubt as to the ability of the Company to continue as a going concern.  Management’s plans include increasing production at the Company’s new MariJ Pharma subsidiary during 2017, attempting to start new businesses outside of Colorado, finding additional operational businesses to buy, and attempting to raise funds from the public through an equity offering of the Company’s common stock. Management intends to make every effort to identify and develop all these sources of funds, but there can be no assurance that Management’s plans will be successful.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses for all periods presented and has a substantial accumulated deficit. As of June 30, 2017, these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all adjustments, which consist solely of normal recurring adjustments, needed to fairly present the financial results for these periods. The consolidated financial statements and notes thereto are presented as prescribed by Form 10-Q. Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted. The accompanying consolidated financial statements should be read in conjunction with the financial statements for the fiscal year ended December 31, 2016 and notes thereto in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on March 28, 2017. Operating results for the three and six months ended June 30, 2017 are not necessarily indicative of the results that may be expected for the entire fiscal year. In the opinion of management, all adjustments have been made, which consist only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three and six-month periods ended June 30, 2017 and 2016, (b) the financial position at June 30, 2017 and (c) cash flows for the three and six-month periods ended June 30, 2017 and 2016.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2017
(UNAUDITED)
(continued)

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Acacia Diversified Holdings, Inc. and its wholly-owned subsidiaries, MariJ Pharmaceuticals, Inc, Canna-Cures Research & Development Center, Inc., and Eufloria Medical of Tennessee, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

RECLASSIFICATIONS

Certain prior year amounts shown in the accompanying consolidated financial statements have been reclassified to conform to the 2017 presentation. These reclassifications did not have any effect on total current assets, total assets, total current liabilities, total liabilities, total stockholders’ equity, net loss or loss per share.

DEBT ISSUANCE COSTS

In March 2017, the Company incurred direct costs associated with the issuance of a convertible note, as described in Note 6. The Company follows Accounting Standard Update 2015-03 – Simplifying the Presentation of Debt Issuance Costs, which requires these costs to be presented in the balance sheet as a direct reduction from the carrying value of the associated debt liability. These costs should be amortized into interest expense over the contractual term of the note or a shorter amortization period when deemed appropriate. The Company amortizes debt issuance costs for its convertible note immediately upon issuance since the note is convertible on demand. There were no debt issuance costs incurred during 2016.

OFFERING COSTS

In March 2017, the Company issued shares of its common stock to pay for direct incremental costs associated with the expected future sale of its equity securities, as described in Note 7. These shares are valued at their fair value on commitment date and are recorded as deferred offering costs on the Company’s consolidated balance sheets. These costs will offset any proceeds to be received in the future from the sale of common stock.

STOCK BASED COMPENSATION

The Company accounts for stock-based compensation under Accounting Standards Codification 718 - Compensation-Stock Compensation (“ASC 718”). ASC 718 requires that all stock-based compensation be recognized as expense in the financial statements and that such cost be measured at the fair value of the award at the grant date and recognized over the period during which an employee is required to provide services (requisite service period). An additional requirement of ASC 718 is that estimated forfeitures be considered in determining compensation expense. Estimating forfeitures did not have a material impact on the determination of compensation expense during the three and six months ended June 30, 2017 and 2016.

The Company accounts for stock based awards based on the fair market value of the instrument using the Black-Scholes option pricing model and utilizing certain assumptions including the followings:

Risk-free interest rate – This is the yield on U.S. Treasury Securities posted at the date of grant (or date of modification) having a term equal to the expected life of the option. An increase in the risk-free interest rate will increase compensation expense.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2017
(UNAUDITED)
(continued)

Expected life—years – This is the period of time over which the options granted are expected to remain outstanding. Options granted by the Company had a maximum term of ten years. An increase in the expected life will increase compensation expense.

Expected volatility – Actual changes in the market value of stock are used to calculate the volatility assumption.  An increase in the expected volatility will increase compensation expense.

Dividend yield – This is the annual rate of dividends per share over the exercise price of the option. An increase in the dividend yield will decrease compensation expense.  The Company does not currently pay dividends and has no immediate plans to do so in the near future.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of Accounting Standards Codification 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

During the six months ended June 30, 2017, the board of directors approved issuances of Company’s restricted common stock to consultants and non-employee directors for past and future services:

1.	10,000 shares to each director for services rendered for fiscal year 2016 and 10,000 shares for services to be rendered for fiscal year 2017, total 60,000 shares, valued at $99,000;
2.	17,646 shares to a consultant for investors relations services, valued at $30,000;
3.	50,000 shares to the Company’s SEC legal counsel for services performed, valued at $82,500;
4.	15,000 shares to a consultant for continuing services, valued at $23,400; and
5.	54,254 shares to a director as other considerations and to purchase and prepare assets acquired by the Company’s subsidiary, valued at $86,806.

The Company valued these shares at fair value on commitment dates and recorded stock based compensation expense over the respective requisite service periods. Share-based compensation expense for the three months ended June 30, 2017 and 2016 was $113,169 and $0, respectively. Share-based compensation expense for the six months ended June 30, 2017 and 2016 was $324,669 and $0, respectively.

FAIR VALUE ESTIMATES – The Company measures assets and liabilities it acquires at fair value in accordance with Accounting Standards Codification 820 – Fair Value Measurement (“ASC 820”). The objective of ASC 820 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions. These two types of inputs have created the following fair value hierarchy:

•	Level 1 – Quoted prices for identical instruments in active markets;
•
Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

•	Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2017
(UNAUDITED)
(continued)

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value.

During the three months ended, EMT acquired land and a license from one of the Company’s directors (NOTE 4). The Company determined that the fair value of the land is $26,194 which is a level 2 input.

NOTE 4 – RELATED PARTY TRANSACTIONS

Notes Payable to Related Party

In January 2017, the Company entered into a note agreement in the amount of $300,000 with the Company’s CEO. The note bears interest at a rate of 8% per annum and specifies no due date. The Company accrued interest of $10,784 at June 30, 2017. Interest expense on this note for the three and six months ended was $4,800 and $5,984, respectively. Concurrently, the board of directors also approved issuance of 100,000 shares of the Company’s common stock as additional interest. These shares are debt issuance costs, valued at $182,000. The costs were expensed at the commitment date of the note as interest expense since the note is a short term capital advance with no stated term. It is expected to be repaid upon the company’s future sale of equity securities.

In June 2017, the Company entered into a note agreement in the amount of $105,000 with the Company’s CEO for short term working capital advance. The note bears interest at a rate of 8% per annum and specifies no due date.

The total debt of $405,000 is convertible into shares of the Company’s common stock at $.50/share, for a total of 810,000 shares.

Payable to Related Parties

Payable to related parties consisted of the followings at June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Short term loan from related entity (1)	$35,348	$-
Short term loan from related entity (1)	39,000	-
Storage and corporate housing and auto allowances owed to CEO (2)	8,000	4,000
Working capital advances from CEO (3)	130,050	-
	$212,398	$4,000

(1) In March 2017 and June 2017, the Company received a working capital advance of $35,348 and $39,000, respectively, from a related entity. These amounts have been included in payable to related parties on the consolidated balance sheet at June 30, 2017.

(2) On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019. The agreement provides for a monthly storage and corporate housing allowance of $1,000 for a property owned by the CEO and a monthly automobile allowance of $1,000. During the three and six months ended June 30, 2017, expenses related to the housing and automobile allowances totaled $6,000 and $12,000, respectively, of which $8,000 and $4,000 remained owed to the CEO at June 30, 2017 and December 31, 2016, respectively.

(3) In June 2017, the Company’s CEO provided the Company with a short term working capital advance of $130,050. This amount remained outstanding at June 30, 2017.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2017
(UNAUDITED)
(continued)

Other Related Party Transactions

In March 2017, the Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service as a broker for the financing transaction and the equity purchase agreement described in NOTES 6 and 7. The Company determined that 16,000 shares of the total number of shares represent non-cash debt issuance costs directly related to the convertible notes financing and the remaining 34,000 shares represent non-cash offering costs directly related to the equity purchase agreement with this investor. These shares are valued at $82,500.

In May 2017, the Company and EMT entered into an agreement to purchase a parcel in Tennessee and an Industrial Hemp Grower License issued by the Tennessee Department of Agriculture from one of the Company’s directors. The purchase price of the transaction was 80,000 shares of the Company’s restricted common stock. These shares were valued at $1.60 per share, or $128,000, on commitment date. EMT allocated the purchase price among the assets acquired based on their fair values as follow:

Land	$26,194
Land preparation and cleanup	15,000
Industrial Hemp Grower License	-
Other considerations	86,806
Total Purchase Price	$128,000

The Company determined the value of the land based on the purchase price paid by the director in December 2016. There has been no significant changes in the value of the land since that time. The Company estimated land preparation and cleanup costs at $15,000. The director applied for and paid a fee of $264 to obtain the license. The Company was not able to determine the value of the license since the license was granted as part of the hemp pilot program in Tennessee. The Company entered into this agreement with its director, in lieu of the state of Tennessee, as a result of the state’s residency requirement to enter into the cannabis industry in Tennessee. Therefore, this director is also a registered agent and a director of EMT, a Tennessee corporation and the remaining purchase price of $86,806 represented other considerations to this director in his effort in preparing the Company for operations in Tennessee.

NOTE 5 – INVENTORIES

The Company’s inventories consisted of the followings at June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
Raw materials	$46,880	$52,363
Finished goods	11,141	10,722
	$58,021	$63,085

NOTE 6 – CONVERTIBLE NOTE PAYABLE

In  March 2017, the Company entered into a financing agreement with an investor whereby the Company will issue unsecured convertible note agreements to the investor in the aggregate principal amount of $400,000 at 10% discount. The financing will be funded in tranches, each with the issuance of a separate convertible note agreement by the Company.

On March 31, 2017, the Company issued the first convertible note agreement (“first note”) in the principal amount of $100,000 at 10% discount. The first note matures on March 31, 2019 and is convertible into the Company’s common stock at a conversion price of $1.60 per share if no event of default has occurred and is converted prior to 180 days after the issuance date. If an event of default has occurred or the date of conversion is 180 days after the issuance date, the conversion price will be the lesser of $1.60 per share, or 70% of the second lowest closing bid price of the Company’s common stock for the 20 trading days immediately preceding the date of the conversion. In connection with the issuance of the first note, the Company paid $2,500 of commitment fee to the investor and $2,500 legal fees. Therefore, the Company received net proceeds of $85,000 at closing.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2017
(UNAUDITED)
(continued)

The Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service as a broker for the transaction. The Company determined that 16,000 shares of the total number of shares represent non-cash debt issuance costs directly related to the convertible notes financing and the remaining 34,000 shares represent non-cash offering costs directly related to the sale of the Company’s common stock to this investor (see NOTE 7). As a result, the debt discount of $10,000, commitment fee of $2,500, legal fee of $2,500, commission to a third party consultant of $5,950 and the non-cash debt issuance costs of $26,400, totaling $47,350, were recorded as a direct reduction from the carrying value of the principal amount in the consolidated balance sheet at the time of the agreement. These costs were amortized as interest expense immediately upon issuance because the first note was immediately convertible by the note holder. The principle amount of $100,000 was repaid in June 2017 together with interest expense of $5,000.

NOTE 7 – STOCKHOLDERS’ EQUITY

Common Stock

The Company has been authorized to issue 150,000,000 shares of common stock, $.001 par value.  Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

During the six months ended June 30, 2017, the Company issued 592,646 shares of its restricted common stock as follows:

1)	10,000 shares to each director for services rendered for fiscal year 2016 and 10,000 shares for services to be rendered for fiscal year 2017, total 60,000 shares, valued at $99,000;
2)	17,646 shares to a consultant for investors relations services, valued at $30,000;
3)	50,000 shares to the Company’s SEC legal counsel for services performed, valued at $82,500;
4)	10,000 shares to an employee for services performed, valued at $12,800;
5)	110,000 shares to an investor and its affiliate as offering costs, valued at $184,800;
6)	50,000 shares to a director as broker commission for the convertible note and equity purchase agreement transactions, valued at $82,500;
7)	100,000 shares issued as debt issuance cost to CEO for related party advances, valued at $182,000;
8)	100,000 shares issued as interest expense to CEO for related party advances, valued at $158,000;
9)	15,000 shares to a consultant for continuing services, valued at $23,400; and
10)	80,000 shares to a director as other considerations and to purchase and prepare assets acquired by the Company’s subsidiary, valued at $128,000.

Warrants and Options

At June 30, 2017, 75,000 options were outstanding and no warrants were outstanding. The Company did not issue any common stock purchase warrants or options during the six months ended June 30, 2017 and 2016.

Equity Purchase Agreement

In March 2017, the Company entered into an equity purchase agreement (“agreement”) with an investor whereby the investor will purchase up to $5,000,000 of the Company’s common stock over a period of 24 months from the effective date of the Company’s Registration Statement. The investor will purchase the Company’s common stock at a 10% discount. Pursuant to the agreement, the Company issued to the investor, and its affiliate, 110,000 shares of its common stock as commitment fee. These shares are valued at $184,800 at the commitment date and are recorded as deferred offering costs on the Company’s consolidated balance sheets. These costs will offset any proceeds to be received in the future from the expected sale of common stock.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2017
(UNAUDITED)
(continued)

The Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service as a broker of the transaction. The Company determined that 34,000 shares of the total number of shares approved for issuance represent non-cash offering costs directly related the sale of the Company’s common stock to this investor. These shares are valued at $56,100 on commitment date are recorded as deferred offering costs on the Company’s consolidated balance sheets. These costs will offset any proceeds to be received in the future from the expected sale of common stock.

Restricted Stock Awards to Key Employees

In  March 2017, the board of directors approved issuance of 100,000 shares of the Company’s restricted common stock to each of its three key employees. As of the date of the issuance of the financial statements, only two key employees accepted the award. The award for the employees are subject to a four or five-year vesting requirements, i.e. the requisite service period. The shares are issued as the vesting restriction lapses. The Company valued these shares at fair value on commitment date which is the date on which the employee accepted the award and recorded stock based compensation expense over the requisite service period.  During the six months ended June 30, 2017, the board of directors approved issuance of 10,000 shares of the Company’s common stock to one of the key employees as the vesting requirement was met. These shares were valued at $12,800 on commitment date. Stock based compensation expense for these awards for the three and six months ended June 30, 2017 was $38,594 and $63,127, respectively.

NOTE 8 – SUBSEQUENT EVENTS

In July 2017, the Company closed its retail location in the state of Colorado and retained all its inventory. The Company anticipates relocating its retail operation to Tennessee. The Company does not anticipate incurring significant costs in connection with this closure.

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

Except as noted in our Form 10-K, the Company’s management does not believe that recent codified pronouncements by the Financial Accounting Standards Board (“FASB”) (including its EITF), the AICPA or the Securities and Exchange Commission will have a material impact on the Company’s current or future consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Acacia Diversified Holdings, Inc.
Clearwater, Florida 33760

We have audited the accompanying consolidated balance sheets of Acacia Diversified Holdings, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2016.  Acacia Diversified Holdings, Inc.’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Acacia Diversified Holdings, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KWCO, PC

KWCO, PC
Odessa, Texas
March 28, 2017

ACACIA DIVERSIFIED HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$43,878	$221,174
Accounts receivable	35,630	147,700
Inventories	63,085	-
Prepaid expenses and other current assets	60,502	21,069
Total Current Assets	203,095	389,943

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $108,886 and $25,325 in 2016 and 2015, respectively	480,847	513,753

DEPOSITS	841	2,577

TOTAL ASSETS	$684,783	$906,273

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITY:
Accounts payable and accrued expenses	$390,530	$12,315
Payable to related party	4,000	-
Total Current Liability	394,530	12,315

Total Liabilities	394,530	12,315

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Members’ equity	-	20,687
Common stock, $0.001 par value; 150,000,000 shares authorized; 16,931,816 and 666,950 shares issued and outstanding at December 31, 2016 and 2015, respectively	16,932	667
Additional paid-in capital	3,393,539	2,207,708
Accumulated deficit	(3,120,218)	(1,335,104)
Total Stockholders’ Equity	290,253	893,958

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$684,783	$906,273

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

REVENUE	$311,283	$255,508

COSTS OF GOODS SOLD
Costs of goods sold	169,135	107,642
Depreciation expense	69,848	22,595
	238,983	130,237

GROSS PROFIT	72,300	125,271

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Employee compensation expenses	637,475	-
General and administrative expenses	1,169,932	735,241
Depreciation expense	7,012	1,849
	1,814,419	737,090

LOSS FROM OPERATIONS	(1,742,119)	(611,819)

OTHER INCOME (EXPENSE)
Loss on sale of equipment to related party	(42,987)	-
Interest expense	(148)	-
Interest income	140	-
TOTAL OTHER INCOME (EXPENSE)	(42,995)	-

NET LOSS BEFORE INCOME TAXES	$(1,785,114)	$(611,819)
Income taxes	-	-

NET LOSS	$(1,785,114)	$(611,819)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.11)	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	15,548,247	15,430,256

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Members Equity		Common Stock
	Units	Amount	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Total

Balance December 31, 2014	10,000	$(27,694)	520,000	$520	$1,229,755	$(675,004)	$527,577

Sale of MariJ Agricultural, Inc.’s common stock			127,200	127	780,473		$780,600

Common stock issued for services			19,750	20	197,480		$197,500

LLC units issued	3,000	100					$100

LLC units cancelled	(5,000)	-					$-

Net income (loss)		48,281				(660,100)	$(611,819)

Balance December 31, 2015	8,000	$20,687	666,950	$667	$2,207,708	$(1,335,104)	$893,958

Reverse merger and recapitalization	(8,000)	(20,687)	14,763,306	14,763	235,608		$229,684

	-	-	15,430,256	15,430	2,443,316	(1,335,104)	$1,123,642

Common stock issued for exercise of options			15,000	15	135		$150

Common stock issued for services			156,560	157	286,418		$286,575

Common stock issued for related party payable			1,200,000	1,200	598,800		$600,000

Common stock issued for cash			130,000	130	64,870		$65,000

Net loss						(1,785,114)	$(1,785,114)

Balance December 31, 2016	-	$-	16,931,816	$16,932	$3,393,539	$(3,120,218)	$290,253

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,785,114)	$(611,819)
Adjustments to reconcile net loss to net cash and cash equivalents used by operating activities:
Depreciation	76,860	24,444
Common stock issued for services	286,575	197,500
Loss on sale of equipment to related party	42,987	-
(Increase) decrease in:
Accounts receivable	112,070	(147,700)
Accounts receivable, related party	-	100
Inventories	(63,085)	-
Prepaid expenses and other current assets	(33,422)	(8,135)
Increase (decrease) in:
Accounts payable and accrued expenses	371,243	(11,978)
Payable to related party	4,000	(43,834)
Net cash used by operating activities	(987,886)	(601,422)

CASH FLOWS FROM INVESTING ACTIVITIES:
Accounts payable, equipment purchase	-	(54,921)
Acquisition of property and equipment	(35,414)	(196,341)
Net cash used by investing activities	(35,414)	(251,262)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	65,000	780,600
Proceeds from issuance of member units	-	100
Common stock issued from exercise of options	150	-
Proceeds from advances from related party	600,000	-
Proceeds from reverse acquisition	180,854	-
Net cash provided by financing activities	846,004	780,700

Net change in cash and cash equivalents	(177,296)	(71,984)

Cash and cash equivalents, beginning of the year	221,174	293,158

Cash and cash equivalents, end of the year	$43,878	$221,174

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$48	$-
Cash paid for income taxes	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued from conversion of payable to related party	$600,000	$-
Common stock issued in reverse acquisition and recapitalization	$48,830	$-
Changes in operating assets and liabilities due to reverse acquisition:
Prepaid expenses	$(3,434)	$-
Property and equipment	$(95,860)	$-
Accumulated depreciation	$44,332	$-
Deposits	$(841)	$-
Accounts payable	$6,973	$-

The accompanying notes are an integral part of these consolidated financial statements.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015

NOTE 1 - THE COMPANY

Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”) by and through its wholly-owned subsidiaries, MariJ Pharmaceuticals, Inc. and Canna-Cures Research & Development Center, Inc.

Prior to the Merger (see NOTE 2), the Company sold the assets and related businesses of its Citrus Extracts, Inc. and Acacia Transport Services, Inc. subsidiaries, and its Acacia Milling Services operations, being all of its then revenue-producing operations, on June 29, 2015, and accounted for those operations as discontinued effective with the Quarterly Report on Form 10-Q for the period ended June 30, 2015.  Those events were reported in their entirety by the Company on its Current Report on Form 8-K on July 16, 2015.

Immediately following the disposal of its citrus manufacturing related subsidiaries at the end of June 2015, the Company began reviewing opportunities for new acquisitions, including its review of MariJ Agricultural, Inc. and related entities in the Clearwater, Florida area.  Following discussions that began in earnest in September 2015, and an agreement on the terms of acquisition, the Company entered into a Letter of Intent in November 2015 to acquire the assets and businesses of the MariJ Group of companies that included MariJ Agricultural, JR Cannabis Industries, LLC and Canna-Cures Research & Development Center, LLC.  An amended Letter of Intent was drafted on December 8, 2015 and the acquisition was consummated on January 15, 2016 with an effective date of January 4, 2016.

On January 19, 2016 the Company filed a Current Report on Form 8-K describing the events relating to the acquisition transactions.   The Company subsequently filed expanded and updated information relating to that acquisition on its Amended Current Report on Form 8-K/A on April 25, 2016.

Following those acquisitions, the Company formed two new subsidiaries to conduct its new medical cannabis business activities, being MariJ Pharmaceuticals, Inc. (“MariJ Pharma”) and Canna-Cures Research & Development Center, Inc. (“Canna-Cures”).

The Company’s primary source revenue is from the extraction of medicinal cannabis oil, from a non-psychoactive cannabis plant. All extraction services are currently limited to the State of Colorado, as the Company is attempting to attain various licenses for business in the State of Florida.

NOTE 2 – REVERSE MERGER ACCOUNTING

On January 15, 2016 the Company entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the “MariJ Group” of companies, including (1) MariJ Agricultural, Inc.; (2) Canna-Cures Research & Development Center, LLC; and, (3) JR Cannabis Industries, LLC with an effective date of January 4, 2016.  In connection with the acquisition, the Company issued 2,474,850 shares of its common stock to the shareholders and members of the MariJ Group.

As result of this transaction Rick Pertile, CEO of MariJ Group, became CEO and Chairman of the Board of Directors of Acacia.  In addition two members of the Board of Directors of Acacia resigned and Mr. Pertile, together with the two remaining directors, appointed to Acacia’s Board two individuals that were owners and directors of the MariJ Group.  After the acquisition, all company operations were those of the MariJ Group.

The merger of the MariJ Group into the non-operating public company (Acacia), which had only nominal assets (total net assets aggregated $229,684, including cash of $180,854), is considered to be a capital transaction. The transaction was equivalent to the issuance of stock by the MariJ Group for the net assets of Acacia, accompanied by a recapitalization.

The historical consolidated financial statements of the MariJ Group become the consolidated financial statements of the public company subsequent to the merger.  The audited consolidated financial statements of the MariJ Group were included in the Current Report on Form 8-K/A filed April 25, 2016 by Acacia.

The weighted average number of outstanding shares has been adjusted for the reverse merger transaction.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
(continued)

NOTE 3 - GOING CONCERN

The Company has not generated profit to date. The Company expects to continue to incur operating losses as it proceeds with its extraction and research and development activities and continues to navigate it through the regulatory process. The Company expects general and administrative costs to increase, as the Company adds personnel and other administrative expenses associated with its current efforts. As such, and without substantially increasing revenue or finding new sources of capital, the Company will find it difficult to continue to meet its obligations as they come due.  The Company is still locating new clients for its services and products, and the business is generally seasonal with the second and third quarters of the calendar year being the slowest as a result of it being the “off season” for outside grow of Cannabis hemp plants.  The Company is currently involved in a capital raise which, if successful, could result in obtaining indoor grow facilities that could provide for year-round grows. There can be no assurance that the Company will be successful in its efforts to raise capital, or if it were successful in raising capital, that it would be successful in meeting its business plans.  While the services performed by the Company’s MariJ Pharma subsidiary and sales of current inventory supplies, if sold on a seasonally-adjusted basis, are anticipated to be sufficient to meet the Company’s liquidity needs, these factors raise some doubt as to the ability of the Company to continue as a going concern.  Management’s plans include increasing production at the Company’s new MariJ Pharma subsidiary during 2017, selling its inventories of products, attempting to start new businesses or find additional operational businesses to buy, and attempting to raise funds from the public through an equity offering of the Company’s common stock and sales of convertible debentures through a private placement offering instituted in the early part of 2017. Management intends to make every effort to identify and develop all these sources of funds, but there can be no assurance that Management’s plans will be successful.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses for all periods presented and has a substantial accumulated deficit. As of December 31, 2016, these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - The consolidated financial statements should be read in conjunction with the annual financial statements for Acacia most recently completed fiscal year ended December 31, 2015, and the audited consolidated financial statements of the MariJ Group of companies for the year ended December 31, 2015, included in Acacia’s Form 8-K/A filed on April 25, 2016.

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) with December 31, as its year-end.  The consolidated financial statements and notes are the representations of the Company’s management who are responsible for their integrity and objectivity.

PRINCIPLES OF CONSOLIDATION – The consolidated financial statements include the accounts of Acacia Diversified Holdings, Inc. and its two wholly-owned subsidiaries, MariJ Pharmaceuticals, Inc, and Canna-Cures Research & Development Center, Inc.  All significant intercompany accounts and transactions are eliminated in consolidation.

USE OF ESTIMATES - Preparing the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions about current, and for some estimates, future economic and market conditions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS - The Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents. Credit risk associated with cash deposits are insured under FDIC up to $250,000 per depositor, per FDIC insured bank, per ownership category.  At such time, as the Company’s cash deposits exceed FDIC limits, the Company will reassess their credit risk.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS – The Company’s accounts receivable represents amounts due from customers for extraction services performed. Allowance for uncollectible accounts receivable is estimated based on the aging of the accounts receivable and management estimate of uncollectible amounts.  For the years ended December 31, 2016 and 2015, there were no bad debts.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
(continued)

CONCENTRATION OF CUSTOMERS – All of the Company’s extraction revenue during the fiscal years 2016 and 2015, which accounted for 95% of total revenue, came from the Company’s only two customers. One customer accounted for 72% while another customer accounted for 23% of the total revenue. The entire trade receivable balance at December 31, 2016 and 2015 was due from an individual customer.

INVENTORIES – Inventories are stated at the lower of cost or market.  Cost is determined using the average cost method. The Company’s inventory consists of raw materials and finished goods. Cost of inventory includes cost of ingredients, labor, quality control and all other costs incurred to bring our inventories to condition ready to be sold.

PROPERTY AND EQUIPMENT – Property and equipment are stated at cost less accumulated depreciation.  Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.  Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to fifteen years.

IMPAIRMENT OF LONG-LIVED ASSETS – In accordance with Accounting Standards Codification 360-10-05 - Impairment or Disposal of Long-Lived Assets, long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment at least annually or whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  The Company did not recognize any impairment losses for any periods presented.

REVENUE RECOGNITION – The Company generates revenue from extracting and processing very high quality, high-cannabinoid profile content medical grade cannabis oils from medicinal cannabis plants.  The Company recognizes revenue when it is realized or realizable and earned.
The Company considers revenue realized or realizable and earned when all of the following criteria are met:

o          persuasive evidence of an arrangement exists
o          the product has been shipped or the services have been rendered to the customer
o          the sales price is fixed or determinable
o          collectability is reasonably assured.

ADVERTISING COSTS - Advertising costs are expensed as incurred.  Advertising expense for the years ended December 31, 2016 and 2015 amounted to $15,427 and $18,971, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of cash and cash equivalents, accounts receivable, deposits, prepaid expenses, accounts payable and accrued expenses approximate fair value due to the short-term nature of these instruments. Accounts payable and accrued expenses as of December 31, 2016 and 2015 included amounts due to vendors and service providers in the amounts of $390,530 and $12,315, respectively. Amount at December 31, 2016 also included accrued compensation to the Company’s current CEO and severance compensation to the Company’s former CEO.

FAIR VALUE ESTIMATES – The Company measures its options and warrants at fair value in accordance with Accounting Standards Codification 820 – Fair Value Measurement (“ASC 820”). The objective of ASC 820 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions. These two types of inputs have created the following fair value hierarchy:

Level 1 – Quoted prices for identical instruments in active markets;

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
(continued)

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value. No new options or warrants were issued during the years ended December 31, 2016 and 2015.

	Quoted Active Markets for Identified Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total

	(Level 1)	(Level 2)	(Level 3)
December 31, 2016
Common stock issued for services	-	$286,575	-	$286,575

December 31, 2015
Common stock issued for services	-	$197,500	-	$197,500

All common stock issued for services are valued on the date of the agreements, using quoted prices from over-the-counter markets.

RECLASSIFICATIONS – Certain reclassifications have been made to previously reported amounts, so that the prior year’s presentation is comparative with the current year’s presentation.

COMPENSATED ABSENCES - The Company has not accrued a liability for compensated absences in accordance with Accounting Standards Codifications 710 – Compensation – General, as the amount of the liability cannot be reasonably estimated at December 31, 2016 and 2015.

LOSS PER COMMON SHARE - Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share would include the weighted average common shares outstanding and potentially dilutive common share equivalents. Because of the net losses for all periods presented, the basic and diluted weighted average shares outstanding are the same since including the additional shares would have an anti-dilutive effect on the loss per share. For this reason, common stock options and warrants to purchase 75,000 and 0 shares, respectively, of common stock were not included in the computation of basic and diluted weighted average common shares outstanding for the years ended December 31, 2016 and 2015.

The weighted average number of common shares outstanding at December 31, 2015 was computed as follows:

Acacia Diversified Holdings, Inc. Shares outstanding at December 31, 2015	12,955,406

Shares issued to MariJ Group shareholders, January 15, 2016	2,474,850
15,430,256

These shares were considered to be outstanding for the entire calendar year of 2015.
INCOME TAXES - The Company files federal and state income tax returns in accordance with the applicable rules of each jurisdiction. We account for income taxes under the asset and liability method in accordance with Accounting Standards Codification 740 - Income Taxes (“ASC 740”). The provision for income taxes includes federal, state and local income taxes currently payable, as well as deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable amounts in years in which those temporary differences are expected to be recovered or settled. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.  In accordance with ASC 740, we recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.  The Company currently has substantial net operating loss carryforwards.  The Company has recorded a valuation allowance equal to the net deferred tax assets due to the uncertainty of the ultimate realization of the deferred tax assets.

CONTINGENCIES - Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
(continued)

If the assessment of a contingency indicates that it is possible that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of range of possible loss if determinable and material, would be disclosed. There was no known contingency at December 31, 2016.

In the normal course of business, the Company also enters into various other guarantees and indemnities in its relationships with suppliers, service providers, customers and others.  These guarantees and indemnifications do not materially impact the Company’s financial condition or results of operations, and indemnifications associated with the Company’s actions generally have no dollar limitations and currently cannot be quantified.

STOCK BASED COMPENSATION - The Company accounts for stock-based compensation under Accounting Standards Codification 718 - Compensation-Stock Compensation (“ASC 718”). ASC 718 requires that all stock-based compensation be recognized as expense in the financial statements and that such cost be measured at the fair value of the award at the grant date and recognized over the period during which an employee is required to provide services (requisite service period). An additional requirement of ASC 718 is that estimated forfeitures be considered in determining compensation expense. Estimating forfeitures did not have a material impact on the determination of compensation expense during the years ended December 31, 2016 and 2015.

The Company accounts for stock based awards based on the fair market value of the instrument using the Black-Scholes option pricing model and utilizing certain assumptions including the followings:

Risk-free interest rate – This is the yield on U.S. Treasury Securities posted at the date of grant (or date of modification) having a term equal to the expected life of the option. An increase in the risk-free interest rate will increase compensation expense.

Expected life—years – This is the period of time over which the options granted are expected to remain outstanding. Options granted by the Company had a maximum term of ten years. An increase in the expected life will increase compensation expense.

Expected volatility – Actual changes in the market value of stock are used to calculate the volatility assumption.  An increase in the expected volatility will increase compensation expense.

Dividend yield – This is the annual rate of dividends per share over the exercise price of the option. An increase in the dividend yield will decrease compensation expense.  The Company does not currently pay dividends and has no immediate plans to do so in the near future.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of Accounting Standards Codification 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

NOTE 5 - RELATED PARTY TRANSACTIONS

From 2007 through the end of its fiscal 2010, the Company granted 10,000 common share stock purchase options to each of its outside directors upon their appointment in accordance to the Acacia Automotive, Inc. 2007 Stock Incentive Plan. Additionally, 15,000 common share purchase options were granted to each eligible director for each year of elected annual service to the Company, as well as other options for services on committees of the board of directors or for acting as chairs thereof.   On December 30, 2010, the Company’s board of directors voted to temporarily suspend director compensation, including the issuance of common stock purchase options, to its members effective January 1, 2011.  That suspension of director compensation has not yet been lifted.  As such, the Company did not issue any common stock purchase options to directors during the years ended December 31, 2016 and 2015, but did pay $1,000 cash compensation to each of its four non-employee directors during the year ended December 31, 2016, totaled $4,000 and pay $10,000 cash compensation to each of its three non-employee directors during the year ended December 31, 2015, totaled $30,000, for services performed.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
(continued)

During the year ended December 31, 2016, the Company’s CEO advanced working capital in multiple tranches totaled $600,000 to the Company to fund operating expenses. In December 2016, the Company issued to the CEO 1,200,000 shares of the Company’s common stock at $0.50 per share as payment in full of this advance.

On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019. The agreement provides for a monthly reimbursement of $1,000 for the rental of a second office owned by the CEO and a monthly automobile allowance of $1,000. During the year ended December 31, 2016, expenses related to the office rental and automobile allowance totaled $16,000 of which $4,000 remained owed to the CEO at December 31, 2016.

The Company’s CEO is also the majority stockholder in MariJ Agricultural, Inc (“MariJ Ag”). The stockholder has provided funds to pay the initial operating expenses when operations commenced in March 2014. Subsequently, MariJ Ag’s operating expenses were funded by sale of MariJ Ag’s common stock. During the year ended December 31, 2015, total payments to stockholder, officers and managing members amounted to $284,999.

JR Cannabis Industry, LLC (“JR”) provided administrative and management services for all MariJ Ag. In return for these services, MariJ Ag paid JR a management fee of $20,000 per month plus JR’s ordinary and reasonable business expenses. During the year ended December 31, 2015, total management fees were $399,009. This amount was eliminated in the consolidated statement of operations.

NOTE 6 - INVENTORIES

The Company’s inventories consisted of the followings at December 31, 2016 and 2015:

	2016	2015
Raw materials	$52,363	$-
Finished goods (isolates, tinctures and capsules)	10,722	-
	$63,085	$-

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method at rates intended to depreciate the costs of assets over their estimated useful lives. Upon retirement or sale of property and equipment, the cost of the disposed assets and related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to selling, general and administrative expenses. Expenditures for normal repairs and maintenance are charged to expense as incurred.

Additions and expenditures for improving or rebuilding existing assets that extend the useful life are capitalized. Leasehold improvements made either at the inception of the lease or during the lease term are amortized over the shorter of their economic lives or the lease term including any renewals that are reasonably assured.

Property and equipment consisted of the followings at December 31, 2016 and 2015:

	2016	2015
Computer equipment	$26,672	$6,241
Website domain	5,000	5,000
Extraction and lab equipment	558,061	527,837
Total property and equipment	589,733	539,078
Less accumulated depreciation	(108,886)	(25,325)
Net property and equipment	$480,847	$513,753

Depreciation expense for the years ended December 31, 2016 and 2015 totaled $76,860 and $24,444, respectively.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
(continued)

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the followings at December 31, 2016 and 2015:

	2016	2015
Accounts payable to vendors	$69,938	$12,315
Payroll taxes payable	11,092	-
Accrued bonuses to current CEO	59,500	-
Accrued severance compensation to former CEO	250,000	-
	$390,530	$12,315

NOTE 9 - STOCKHOLDERS’ EQUITY

Common Stock

The Company has been authorized to issue 150,000,000 shares of common stock, $.001 par value.  Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

During the year ended December 31, 2016 the Company issued 3,976,410 new restricted shares of its common stock as follows:

(i.)   6,466 shares were issued to a consultant to provide institutional funding services valued at $14,955. No additional service was performed after this issuance;

(ii.)  15,846 shares were issued for advisory services performed in December 2016, valued at $30,000. The agreement provides for issuance of additional shares, priced at the 3-day closing average of the Company’s common stock, each month thereafter, for services performed through May 5, 2017;

(iii.) 2,474,850 shares were issued to the MariJ shareholders in the acquisition transaction of January 15, 2016;

(iv.) 130,000 shares were issued to directors as subscriptions for new purchased shares for $65,000 at $0.50 per share;

(v.) 15,000 shares were issued from exercise of common stock purchase options at $0.01 per share; and

(vi.) 1,200,000 shares were issued to a related party to settle $600,000 of working capital advances at $0.50 per share;

(vii.) 132,248 shares were issued to the former CEO valued at $238,000 as severance compensation; and

(viii.) 2,000 shares were issued for services performed by an independent consultant valued at $3,620.

During the year ended December 31, 2015, the Company issued 146,950 shares of its common stock as follows:

(i)    127,200 shares were issued for cash proceeds of $780,600; and

(ii)   19,750 shares were issued for services valued at $197,500.

Warrants and Options

At its meeting of directors on February 1, 2007, the Company’s board of directors approved the Acacia Automotive, Inc. 2007 Stock Incentive Plan1 (the “Plan”), which was approved by our stockholders on November 2, 2007, reserving 1,000,000 shares to be issued there under in the form of common stock or common stock purchase options.  On July 26, 2012, our shareholders voted to update and extend the Acacia Automotive, Inc. 2007 Stock Incentive Plan, renaming it the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan. Warrants, which may be included as equity compensation of used in other manners, are not a component of the Plan. On June 29, 2015 shareholders holding a majority of the shares of the Company voted to discontinue the Company’s stock incentive plans. At December 31, 2016, 75,000 options still remained outstanding.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
(continued)

The Company did not issue any common stock purchase warrants or options during the years ended December 31, 2016 and 2015. The following tables represent stock options and warrants activities for the years ended December 31, 2016 and 2015.

Stock Options
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Yrs)	Aggregate Intrinsic Value
Outstanding at December 31, 2014	90,000	$0.34	4.10	$3,150
Granted	-
Exercised	-
Forfeited or cancelled	-
Outstanding at December 31, 2015	90,000	$0.34	3.10	$10,350
Granted	-
Exercised	(15,000)	$0.01
Forfeited or cancelled	-
Outstanding at December 31, 2016	75,000	$0.41	2.71	$82,000
Exercisable at December 31, 2016*	75,000	$0.41	2.71	$82,000

* Of the 75,000 options still active as of December 31, 2016: (i) 10,000 expire at 11-2-2017; (ii) 15,000 expire at 12-31-2018; (iii) 30,000 expire at 11-6-2019; and, (iv) 20,000 expire at 12-23-2020.

Stock Warrants

At December 31, 2016 and 2015, there were 0 and 1,000,000, respective, outstanding and exercisable stock purchase warrants with a weighted average exercise price of $0 and $3.00, respectively.  The following summarizes the warrant activities during the years ended December 31, 2016 and 2015:

	2016		2015
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Outstanding at beginning of the year	1,000,000	$3.00	1,326,250	$2.64
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or cancelled	-	-	-	-
Expired	1,000,000	$3.00	326,500	$1.31
Outstanding at end of year	-	$-	1,000,000	$3.00
Exercisable at end of year	-	$-	1,000,000	$3.00

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
(continued)

NOTE 10 - INCOME TAXES

As of December 31, 2016 and 2015 the Company had net operating loss carryforwards of approximately $10,974,000 and $12,242,000 respectively, which will expire beginning at the end of 2019.  A valuation allowance has been provided for the deferred tax asset as it is uncertain whether the Company will have future taxable income. A reconciliation of the benefit (expense) for income taxes with amounts determined by applying the statutory federal income rate of (34%) to the loss before income taxes is as follows:

	2016	2015
Net (Loss)	$(1,785,114)	$(611,819)
Benefit (expense) for income taxes computed using the statutory rate of 34%	606,939	208,018
Non-deductible expense	(99,086)	(51,146)
Change in valuation allowance	(507,853)	(156,872)
Provision for income taxes	$-	$-

Significant components of the Company’s deferred tax liabilities and assets at December 31, 2016 and 2015 are as follows:

	2016	2015
Total deferred tax assets – net operating losses	$3,731,181	$4,162,408
Deferred tax liabilities
Depreciation	(789)	(789)
Net deferred tax assets	3,730,392	4,161,619
Valuation allowance	(3,730,392)	(4,161,619)
	$-	$-

As of December 31, 2016 open Federal income tax years subject to examination include the tax years ended December 31, 2015 through 2013. At December 31, 2016, net operating loss (“NOL”) carryforwards expiring through 2036 were as follows:

Expiring December 31,	Amount of NOL Expiring
2019	$6,166,000
2026	408,000
2027	693,000
2028	771,000
2029	197,000
2030	32,000
2031	415,000
2033	692,000
2034	106,000
2036	1,494,000
$10,974,000

The net change in the valuation allowance is a decline of $431,227 which resulted from a current year addition of net operating loss carryforwards asset of $507,853, offset by the expiration of $2,762,000 of net operating loss carryforward which reduced the net operating loss carryforwards asset by $939,080.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
(continued)

NOTE 11 – LEASES AND COMMITMENTS

The Company rents administrative space in Clearwater, Florida at $877 per month on a month to month basis, and rents retail space in Pueblo, Colorado at $2,000 per month on a month to month basis. The Company also rented a small apartment at $750 per month until December 31, 2016.

On May 1, 2016, the Company entered into an employment agreement with its CEO. The term of the employment is through December 31, 2019 and at a starting salary of $170,000 and annual bonus at 35% of the salary. Any salary and bonus increases must be reviewed and approved by the Company’s board of directors. The agreement provides for a monthly reimbursement of $1,000 for the rental of a second office owned by the CEO and a monthly automobile allowance of $1,000. During the year ended December 31, 2016, expenses related to the office rental and automobile allowance totaled $16,000 of which $4,000 remained owed to the CEO at December 31, 2016. As such, the Company is committed to an annual expenditures of $24,000 for each of the years ended December 31, 2017, 2018 and 2019.

Rent expense for the above leases and commitments for the years ended December 31, 2016 and 2015 were approximately $35,300 and $22,000, respectively.

NOTE 12 - RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will replace numerous requirements in U.S. GAAP, including industry specific requirements, and provide companies with a single revenue recognition model for recognizing revenue from contracts with customers. The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The two permitted transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented and the cumulative effect of applying the standard would be recognized at the earliest period shown, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. In July 2015, the FASB approved the deferral of the new standard’s effective date by one year. The new standard is effective for annual reporting periods beginning after December 15, 2017. The FASB will permit companies to adopt the new standard early, but not before the original effective date of annual reporting periods beginning after December 15, 2016, but the Company is not planning to early adopt the new standard.

Subsequent to the issuance of this new standard, the FASB also issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing in April 2016 and ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow Scope Improvements and Practical Expedients in May 2016. The effective dates and transition requirements for these amendments in these updates are the same as those for Topic 606.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory (Topic 330), which simplifies its current requirement that an entity measure inventory at lower of cost or market, when market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. Inventory within the scope of ASU 2015-11 should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 is effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The Company is evaluating the effect that ASU 2015-11 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases, which aims to make leasing activities more transparent and comparable and requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. This ASU is effective for all interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements and related disclosures.

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
(continued)

NOTE 13 - SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 28, 2017, the date the financial statements were issued, and determined that there were no other material events to disclose, other than those that have already been disclosed.

On January 17, 2017, the former CEO of the Company resigned as an employee and director of the Company and terminated his employment agreement, effective December 31, 2016, in exchange of a settlement compensation of $250,000. This amount has been included in accrued expenses on the Company’s consolidated balance sheet as of December 31, 2016. In addition, the former CEO was also issued 132,248 shares of the Company’s common stock as settlement compensation. The estimated fair value of $238,000 for these shares has been included in general and administrative expenses on the Company’s consolidated statement of operations for the year ended December 31, 2016. These events were reported in their entirety by the Company on its Current Report on Form 8-K on January 24, 2017.

To fund the settlement compensation and additional operating expenses, the board of directors approved a $300,000 loan from the Company’s current CEO. The loan bears interest at a rate of 8% per annum. Concurrently, the board of director also approved issuance of 100,000 shares of the Company’s common stock for services performed.

On January 17, 2017, Richard Pertile, current CEO of the Company, acquired 2,500,000 restricted shares of the Company’s common stock from its former CEO under the terms of the Right of First Refusal to acquire those share in accordance with the Asset Purchase Agreement of January 15, 2016, by and between the Company and the MariJ Group of companies. In further actions, Mr. Pertile has an option to purchase an additional 1,000,000 shares of the former CEO’s shares in March of 2017. In addition, in January 2017, the board of directors also awarded 100,000 restricted shares to our CEO for services performed. In addition, the board of directors also approved for issuance at par value of $0.001 per share, 132,248 shares of the Company’s common stock to the former CEO pursuant to an anti-dilution agreement that was entered into as part of the Asset Purchase Agreement on January 15, 2016.

In February 2017, the Company entered into a consulting agreement with Almorli Advisors, Inc. (“Almorli”). Pursuant to the agreement, Almorli will perform consulting and due diligence services related to capital raised for the Company. The agreement is for a term of twelve months and does not specify the total amount to be raised. Almorli will receive cash compensation of 7% of the proceeds raised.

In February 2017, the board of directors approved the issuance of 8,823 shares of the Company’s common stock to a consultant for services performed in February 2017 and 8,823 shares of the Company’s common stock to this consultant for services to be performed in March 2017 at the 3-day closing average of the Company’s common stock of $1.70 per share. These shares were issued in March 2017.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ACACIA DIVERSIFIED HOLDINGS, INC.
4,052,600 SHARES OF COMMON STOCK
PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

August __ , 2017

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Company, are as follows:

Various Filing Fees	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous Expenses	$	*
Total	$	*

* Estimate

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Texas Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him/her and liability and expenses incurred by him/her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 20, 2014, the Company issued 108,597 new common shares to Red Phoenix Extracts, Inc. (“RPE”) in extinguishment of a portion of its obligations, those shares being valued at $1.00 each. Following the issuance of those shares, the Company’s debt obligation to RPE from the original acquisition transaction was reduced to $139,950 and its remaining debt obligations to others from that transaction was reduced to $109,846.

On January 15, 2016, the Company entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the “MariJ Group” of companies, including (1) MariJ Agricultural, Inc.; (2) Canna-Cures Research & Development Center, LLC; (3) TropiFlora, LLC; and, (4) JR Cannabis Industries, LLC with an effective date of January 4, 2016.  TropiFlora and Canna-Cures had no operations or assets as of December 31, 2015.  In connection with the acquisition, the Company issued 2,474,850 shares of its common stock to the shareholders and members of the MariJ Group.

In 2016, the Company issued shares of its common stock to the following individuals and entities: Moriah Barnhart 2000 for unlimited and exclusive rights to the name “Dahlia’s Botanicals” valued at $3,620; Eurasian Capital – 6466 for institutional marketing and public relations services valued at $14,955; Uptick Capital – 7923 for institutional funding service valued at $7,500; Steve Sample – 132,248 as severance compensation valued at $238,000; Gwen Sample- 10,000 historical options exercised for $50; Patricia Arnold – 10,000 historical options exercised for $100; Neil Gholson – 70,000 Capital infusion valued at $35,000; Gary Roberts – 60,000 Capital infusion valued at $30,000; Rick Pertile – 1,200,000 Capital infusion valued at $600,000.

In 2017, the Company issued shares of its common stock to the following individuals and entities:  Uptick capital – 17,646 for investors relations services valued at $30,000; Rick Pertile – 150,000 and Deborah Pertile – 50,000, together for interest valued at $340,000; Clifford Hunt – 50,000 for legal services valued at $82,500; Martin Groves – 15,000 for website services valued at $23,400.

During the six months ended June 30, 2017, the Company issued 592,646 shares of its restricted common stock as follows:

1)	10,000 shares to each director for services rendered for fiscal year 2016 and 10,000 shares for services to be rendered for fiscal year 2017, total 60,000 shares, valued at $99,000;
2)	17,646 shares to a consultant for investors relations services, valued at $30,000;
3)	50,000 shares to the Company’s SEC legal counsel for services performed, valued at $82,500;
4)	10,000 shares to an employee for services performed, valued at $12,800;
5)	110,000 shares to an investor and its affiliate as offering costs, valued at $184,800;
6)	50,000 shares to a director as broker commission for the convertible note and equity purchase agreement transactions, valued at $82,500;
7)	100,000 shares issued as debt issuance cost to CEO for related party advances, valued at $182,000;
8)	100,000 shares issued as interest expense to CEO for related party advances, valued at $158,000;
9)	15,000 shares to a consultant for continuing services, valued at $23,400; and
10)	80,000 shares to a director as other consideration and to purchase and prepare assets acquired by the Company’s subsidiary, valued at $128,000.

Warrants and Options

At June 30, 2017, 75,000 options were outstanding and no warrants were outstanding. The Company did not issue any common stock purchase warrants or options during the six months ended June 30, 2017 and 2016.

Equity Purchase Agreement

In March 2017, the Company entered into an equity purchase agreement (“agreement”) with an investor whereby the investor will purchase up to $5,000,000 of the Company’s common stock over a period of 24 months from the effective date of the Company’s Registration Statement. The investor will purchase the Company’s common stock at a 10% discount. Pursuant to the agreement, the Company issued to the investor, and its affiliate, 110,000 shares of its common stock as commitment fee. These shares are valued at $184,800 at the commitment date and are recorded as deferred offering costs on the Company’s consolidated balance sheets. These costs will offset any proceeds to be received in the future from the expected sale of common stock.

The Company’s board of directors approved issuance of 50,000 shares of the Company’s common stock to a director for his service as a broker of the transaction. The Company determined that 34,000 shares of the total number of shares approved for issuance represent non-cash offering costs directly related the sale of the Company’s common stock to this investor. These shares are valued at $56,100 on commitment date are recorded as deferred offering costs on the Company’s consolidated balance sheets. These costs will offset any proceeds to be received in the future from the expected sale of common stock.

Restricted Stock Awards to Key Employees

In March 2017, the board of directors approved issuance of 100,000 shares of the Company’s restricted common stock to each of its three key employees. As of the date of the issuance of the financial statements, only two key employees accepted the award. The award for the employees are subject to a four or five-year vesting requirements, i.e. the requisite service period. The shares are issued as the vesting restriction lapses. The Company valued these shares at fair value on commitment date which is the date on which the employee accepted the award and recorded stock based compensation expense over the requisite service period.  During the six months ended June 30, 2017, the board of directors approved issuance of 10,000 shares of the Company’s common stock to one of the key employees as the vesting requirement was met. These shares were valued at $12,800 on commitment date. Stock based compensation expense for these awards for the three and six months ended June 30, 2017 was $38,594 and $63,127, respectively.

During the year ended December 31, 2016 the Company issued 3,976,410 new restricted shares of its common stock as follows:

(i.)   6,466 shares were issued to a consultant to provide institutional funding services valued at $14,955. No additional service was performed after this issuance;

(ii.)  15,846 shares were issued for advisory services performed in December 2016, valued at $30,000. The agreement provides for issuance of additional shares, priced at the 3-day closing average of the Company’s common stock, each month thereafter, for services performed through May 5, 2017;

(iii.) 2,474,850 shares were issued to the MariJ shareholders in the acquisition transaction of January 15, 2016;

(iv.) 130,000 shares were issued to directors as subscriptions for new purchased shares for $65,000 at $0.50 per share;

(v.) 15,000 shares were issued from exercise of common stock purchase options at $0.01 per share; and

(vi.) 1,200,000 shares were issued to a related party to settle $600,000 of working capital advances at $0.50 per share;

(vii.) 132,248 shares were issued to the former CEO valued at $238,000 as severance compensation; and

(viii.) 2,000 shares were issued for services performed by an independent consultant valued at $3,620.

During the year ended December 31, 2015, the Company issued 146,950 shares of its common stock as follows:

(i)    127,200 shares were issued for cash proceeds of $780,600; and

(ii)   19,750 shares were issued for services valued at $197,500.

The shares of our common stock were issued pursuant to an exemption from registration in Section 4(a)(2) of the Securities Act of 1933.  These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors.  In addition, these shareholders had necessary investment intent as required by Section 4(a)(2) since they agreed to receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  All shareholders are “sophisticated investors” and are business acquaintances of our officers and directors.  Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act of 1933 for this transaction.  Proceeds from sales were utilized for working capital.

EXHIBITS

Exhibits Index.

(3.0)	Articles of Incorporation
	(3.1)	Restated Articles of Incorporation, as amended filed with Registration Statement	See Exhibit Key
	(3.2)	Amended and Restated Articles of Incorporation	See Exhibit Key
	(3.3)	Bylaws filed with Registration Statement	See Exhibit Key
	(3.4)	Amended and Restated Bylaws	See Exhibit Key
(5.1)	Opinion	Of Law Office of Clifford J. Hunt, P.A.	Filed herewith

(10.1)	Equity Purchase Agreement with Peak One Opportunity Fund, L.P.		See Exhibit Key
(10.2)	Registration Rights Agreement with Peak One Opportunity Fund, L.P.		See Exhibit Key
(10.3)	Consulting Agreement with Almorti Advisors, Inc.		Filed herewith
(10.4)	Employment Agreement with Richard K. Pertile, CEO		Filed herewith
(12.0)	Statement re: computation of earnings per share		Note 4 to Financial Stmts.
(14.0)	Code of Ethics		None
(21.0)	List of Subsidiaries		See Exhibit Key
(23.1)	Consent of Independent Registered Public Accounting Firm		Filed herewith
(23.2	Consent of Law Office of Clifford J. Hunt, P.A. (included in Exhibit 5.1)		Filed herewith

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

Exhibit Key
3.1 Incorporated by reference herein from the Company’s Registration Statement No. 33-97308-D filed on July 2, 1998.
3.2 Incorporated by reference herein from the Company’s Form 8-K filed on August 27, 2012.
3.3 Incorporated by reference herein from the Company’s Registration Statement No. 33-97308-D filed on July 2, 1998.
3.4 Incorporated by reference herein from the Company’s Form 8-K filed on August 27, 2012.
9.0 Incorporated by reference herein from the Company’s Form 10-K filed on March 28, 2017.
10.1 Incorporated by reference herein from the Company’s Form 8-K filed on April 27, 2017.
10.2 Incorporated by reference herein from the Company’s Form 8-K filed on April 27, 2017.
21.0 Incorporated by reference herein from the Company’s Form 10-K filed on March 28, 2017.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement .  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933 , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purposes of determining liability under the Securities Act to any purchaser:
(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter) :
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c) The undersigned registrant hereby undertakes that:
(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida on  August 25 , 2017.

Acacia Diversified Holdings, Inc.

By:	/s/ Richard K. Pertile
Name: Richard K. Pertile
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard K. Pertile, his true and lawful attorney-in-fact and agent, with full power of substitution and re - substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Pertile	Director ,	August 25 , 2017
Richard K. Pertile ,	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer

/s/ Neil B. Gholson	Director	August 25 , 2017
Neil B. Gholson

/s/ Gary J. Roberts, Jr.	Director	August 25 , 2017
Gary J. Roberts, Jr.

/s/ Danny R. Gibbs	Director	August 25 , 2017
Danny R. Gibbs